As filed with the Securities and Exchange Commission on September 15, 2022.

 Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN STAR ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Delaware	7370	52-2132622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Golden Star Enterprises Ltd.

Suite B, 2803 Philadelphia Pike

Claymont, DE 19703

(888) 680-8033

(Name, Address, including zip code, and telephone and facsimile number, including area code, of registrants’ principal executive offices)

Approximate date of commencement sales to the public: As soon as practicable after the effective date of this Registration Statement and from time to time after this registration statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted

SUBJECT TO COMPLETION DATED SEPTEMBER 15, 2022

PRELIMIARY PROSPECTUS

Golden Star Enterprises Ltd.

Selling Shareholders

40,000,000 Shares of Common Stock Pursuant to an Equity Purchase Agreement (MHLFP EPA)

29,000,000 Shares of Common Stock Pursuant to the Exercise of Common Stock Purchase Warrants (MHLFP SPA Warrant Shares and MHLFP EPA Warrant Shares)

37,000,000 Shares of Common Stock Pursuant to a Promissory Note (MHLFP Note Shares)

4,920,000 Shares of Common Stock Pursuant to a Securities Purchase Agreement (MHLFP Commitment Shares)

7,500,000 Shares of Common Stock Pursuant to a Consulting Agreement (Beyond Shares)

118,420,000 Shares of Common Stock

Equity Purchase Agreement

On May 27, 2022, we entered into a Equity Purchase Agreement (“MHLFP EPA”) with Mast Hill Fund, LP (“MHFLP”, or a “Selling Stockholder”), pursuant to which, upon the terms and subject to the conditions thereof, MHFLP is committed to purchase, on an unconditional basis, shares of our common stock (the “Put Shares”) at an aggregate price of up to $5,000,000 (the “Maximum Commitment Amount”) over the course of its term. The term of the Equity Purchase Agreement will end on the earlier of (i) the date on which such Selling Stockholder has purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) two years from the date this Registration Statement is deemed effective, or (iii) written notice of termination by us.

From time to time over the term of the Equity Purchase Agreement, commencing on the date on which a registration statement registering Put Shares becomes effective, we may, in our sole discretion, provide MHFLP with a put notice (each a “Put Notice”) to purchase a specified number of Put Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Equity Purchase Agreement. Upon delivery of a Put Notice, we must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to Selling Stockholder within five trading days.

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Put Shares equals 70% of the “Market Price,” which is defined as the lowest closing bid price of the Company’s Common Stock on the Principal Market during the fourteen (14) Trading Days immediately preceding the Put Date of the respective Put Notice, The Valuation Period is the seven (7) trading days immediately following the date MHFLP receives the Put Shares in its brokerage account.

In order to deliver a Put Notice, certain conditions set forth in the Equity Purchase Agreement must be met. In addition, we are prohibited from delivering a Put Notice if: (i) the sale of Put Shares pursuant to such Put Notice would cause us to issue and sell to Selling Stockholder, or the Selling Stockholder to acquire or purchase, a number of shares of our common stock that, when aggregated with all shares of Common Stock purchased by Selling Stockholder pursuant to all prior Put Notices issued under the Equity Purchase Agreement, would exceed the Maximum Commitment Amount; or (ii) the issuance of the Warrant Shares upon exercise of the Warrants would cause us to issue and sell to Selling Stockholder, or the Selling Stockholder to acquire or purchase, an aggregate number of shares of Common Stock that would result in Selling Stockholder beneficially owning more than 4.99% of the issued and outstanding shares of our common stock (the “Beneficial Ownership Limitation’).

If issued presently, the 40,000,000 shares of common stock registered for resale by MHFLP under the MHFLP EPA would represent approximately 37% of our existing issued and outstanding shares of common stock as of September 13, 2022, which totals 107,416,146, and approximately 18% of the fully diluted outstanding share capital, including issuance of the 40,000,000 shares and all other potentially dilutive shares including share purchase warrants and shares underlying convertible notes.

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In connection with the execution of the Equity Purchase Agreement, we issued a common stock purchase warrant (the “MHFLP EPA Warrant”) for the purchase of 10,000,000 shares of our Common Stock (the “MHFLP EPA Warrant Shares”) to the Selling Stockholder as a commitment fee. The MHFLP Warrant has a term of five years from the date of issuance and currently has an exercise price (repriced) at $0.04 per share. The exercise of the MHFLP Warrant is subject to the Beneficial Ownership Limitation and is exercisable immediately; upon presentation of an exercise notice, the Company is obligated to issue the corresponding number of shares.

We also entered into a registration rights agreement (the “Registration Rights Agreement”) with MHFLP pursuant to which we agreed to file a Registration Statement to register the resale of the Put Shares, and the resale of shares by MHFLP underlying a Common Stock Purchase Warrant (MHFLP Warrant). Pursuant to the Registration Rights Agreement, we agreed to (i) file the Registration Statement within 120 calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Put Shares have been sold thereunder or pursuant to Rule 144.

The 40,000,000 shares pursuant to the MHFLP EPA, and the 10,000,000 shares issuable upon exercise of the MHFLP EPA Warrant are being registered under the Registration Statement of which this Prospectus forms a part for resale by MHFLP, which agreed to limiting its ownership to no more than 4.99% of the issued and outstanding shares, at any one time.

Securities Purchase Agreement

On May 20, 2022, we entered into a Securities Purchase Agreement (“SPA”) and Senior Secured Promissory Note with MHFLP, whereby in consideration of $370,000, less $37,000 discount fee; less $26,640 to J.H. Darbie and Company, pursuant to a finder’s fee agreement, and $5,000 for legal expenses, we issued to MHFLP a convertible promissory note (“MHFLP Note”) in the principal amount of $370,000. Further, in conjunction with the MHFLP Note, the Company agreed to issue a series of five-year warrants for the purchase of a cumulative 19,000,000 shares of our Common Stock (the “MHFLP SPA Warrants”), all exercisable at $0.04 per share (the “MHFLP SPA Warrant Shares”) as a result of the impact an anti-dilution clause whereby if at any time while the warrants are outstanding, the Company shall sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities priced at less than the exercise price of the warrants, then the Company is obligated to notify the warrant holder and to adjust the warrant exercise price by reducing, at the option of the Holder and only reduced to equal the issuance price or the new issuance such that the number of Warrant Shares issuable shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment (for the avoidance of doubt, the aggregate Exercise Price prior to such adjustment is calculated as follows: the total number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment (without regard to the Beneficial Ownership Limitation) multiplied by the Exercise Price in effect immediately prior to such adjustment). On June 6, 2022, the Company issued shares under a consulting agreement to Beyond priced at $0.04 per share thus triggering a repricing of the share purchase warrants originally issued under the SPA to an exercise price of $0.04 per share.

The principal amount of the MHFLP Note and all interest accrued thereon is payable on May 20, 2023. The MHFLP Note provides for interest at the rate of 12% per annum, payable at maturity, and is convertible into our Common Stock at a price of $0.01 per share, or 37,000,000 common shares (the “MHFLP Note Shares”) subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Holder shall be entitled to deduct $1,750.00 from the conversion amount in each Notice of Conversion to cover Holder’s fees associated with each Notice of Conversion.

We also entered into a registration rights agreement (the “Registration Rights Agreement”) with MHFLP pursuant to which we agreed to file a Registration Statement to register the underlying MHFLP Note Shares, and the MHFLP SPA Warrant Shares. Pursuant to the Registration Rights Agreement, we agreed to (i) file the Registration Statement within 120 calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Put Shares have been sold thereunder or pursuant to Rule 144.

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The 37,000,000 MHFLP Note Shares issuable upon conversion of the MHFLP Note and the 19,000,000 common shares issuable upon exercise of the MHFLP SPA Warrants are being registered under the Registration Statement of which this Prospectus forms a part for resale by MHFLP, which agreed to limiting its ownership to no more than 4.99% of the issued and outstanding shares, at any one time.

Further, the Company is registering 4,920,000 shares of common stock (the MHLFP Commitment Shares), on behalf of the selling shareholder, pursuant to the SPA which shares were issued as a commitment fee to MHLFP.

Finally, the Company is registering 7,500,000 shares of common stock, on behalf of the selling shareholder, Michael Kahiri, pursuant to a consulting agreement between the Company and Beyond Media SEZC a company of which Mr. Kahiri is the sole shareholder.

Use of Proceeds

We intend to use the proceeds from the Equity Line and any cash received upon exercise of the warrants, unless the warrant holder elects to use the cashless exercise provision in which case we will not receive any proceeds for the warrants exercised, for general corporate and working capital purposes and other purposes that the Board of Directors deems to be in the best interest of the Company.

We intend to raise additional capital through equity and debt financings as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Our independent registered public accountant has issued an audit opinion for the year ended December 31, 2021, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

Our common stock is quoted on the OTC Pink Sheets under the symbol “GSPT.” The closing price of our common stock as reported on the OTC Pink Sheets on September 14, 2022, was $0.017 per share.

You should rely only on the information contained in this prospectus.  We have not authorized any persons to provide you with information different from that contained in this prospectus.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  We are a smaller reporting company, as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such we may take advantage of reduced reporting burdens.  Investing in our common stock involves risk.  Please see “Risk Factors” beginning on page 13.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 13 BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHEIR THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 15, 2022

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, the prospectus will be updated to the extent required by law.

iii

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This prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission (the “SEC.”) Under this registration process, the selling stockholders may, from time to time, offer and sell up to 118,420,000 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until September [ ], 2024, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the ”Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting on page 13 of this prospectus.

You should read these risk factors and the other cautionary statements made in the Company’s filings as being applicable to all related forward-looking statements wherever they appear in this prospectus. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

We caution investors not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in this prospectus, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties, including those described in this prospectus. These risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

For more information about the risks and uncertainties the Company faces, see the section “Risk Factors” in this prospectus. Forward-looking statements speak only as of the date they are made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments. We advise investors to consult any further disclosures we may make on related subjects in our annual reports on Form 10-K and other reports that we file with or furnish to the SEC.

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MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with any information or to make any representation other than that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared we may authorize to be delivered or made available to you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

For investors outside the United States: Neither we or the selling stockholders have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

You should rely only on the information contained in this prospectus. Neither we, the selling stockholder have authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate or plan to operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our company’s and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” beginning on page 13. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements” on page 4 above.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes.

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•

all references to the ”Company,” “Golden Star,” ”Enigmai”, the ”registrant,” “we,” “our,” or ”us” in this prospectus mean Golden Star Enterprises Ltd.., a Delaware corporation, and its wholly owned subsidiary, Enigmai Ltd., an Israel corporate entity.

•	“year” or ”fiscal year” means the Company’s fiscal year ending December 31st; and

•	all dollar or $ references refer to United States dollars, unless otherwise indicated

Our Company

Our History

On September 13, 1993, we were incorporated as Power Direct, Inc. on January 31, 2000, we effected a name change to 2U Online.com, , and further name changes to Golden Spirit Minerals Ltd. on October 8, 2003, Golden Spirit Mining Ltd. on October 19, 2004, Golden Spirit Gaming Ltd. on July 18, 2005, Golden Spirit Enterprises Ltd. on June 30, 2006, Terralene Fuels Corporation on August 29, 2011, and to Golden Star Enterprises Ltd., which is our current name on June 5, 2013. On October 27, 2020, the Company entered into an acquisition agreement with the shareholders of Enigmai Ltd., an enterprise software company established in 2009 which offers clients a workforce management system solution, whereby the Company acquired 100% of the issued and outstanding shares of Enigmai Ltd in exchange for 22,000,000 restricted common shares of the Company, of which 2,000,000 shares were a finder’s fee payment to third parties. The transaction closed effective October 31, 2020, and the Company administratively issued the shares on November 24, 2020, making Enigmai Ltd. a wholly owned subsidiary of the Company.

Overview

We conduct all of the operations currently through Enigmai, our wholly owned subsidiary based in Israel, which was established in early 2009 and has since developed an advanced workforce management system for scheduled environments. Enigmai helps organizations implement their vision, integrating with existing systems and software. Enigmai offers a visible, detailed, aware organizational system, which considers all relevant factors and provides a service appreciated by both managers and employees (the “Enigmai Business Suite”)

The Enigmai Business Suite software is a fixed fee software – every client receives the same version. Customers pay a one-time fee for the Enigmai Business Suite software, and 12% annually for maintenance and support, which maintenance fee may fluctuate dependent on the client, the features requested, the number of seats and the geographical locations . Updates and new versions are included, and we charge a small one time set up fee.

Recent Developments

On January 14, 2022, we entered into a finder’s fee agreement with J.H. Darbie & Company (“Darbie”) whereby Darbie provided introduction services to qualified funders for the Company. In consideration for any closing introductions Darbie would receive a finder’s fee in cash equal to 8% of the gross proceeds of an equity/convertible debt transaction or 3% of the gross proceeds of a non-convertible debt transaction, plus equity in the form of common stock equal to 8% of the amount raised. We issued a total of 701,053 shares of restricted common stock to Darbie on May 20, 2022, and these shares are not a part of this prospectus offering.

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On May 20, 2022, we entered into a Securities Purchase Agreement (“SPA”) and Senior Secured Promissory Note with MHFLP, whereby in consideration of $370,000, less $37,000 discount fee; less $26,640 to Darbie pursuant to the finder’s fee agreement, and $5,000 for legal expenses, we issued to MHFLP a convertible promissory note (“MHFLP Note”) in the principal amount of $370,000. Further, in conjunction with the MHFLP Note, the Company agreed to issue a series of five-year warrants for the purchase of a cumulative 19,000,000 shares of our Common Stock (the “MHFLP SPA Warrants”), all exercisable at $0.04 per share (the “MHFLP SPA Warrant Shares”) as a result of the impact an anti-dilution clause whereby if at any time while the warrants are outstanding, the Company shall sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities priced at less than the exercise price of the warrants, then the Company is obligated to notify the warrant holder and to adjust the warrant exercise price by reducing, at the option of the Holder and only reduced to equal the issuance price or the new issuance such that the number of Warrant Shares issuable shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment (for the avoidance of doubt, the aggregate Exercise Price prior to such adjustment is calculated as follows: the total number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment (without regard to the Beneficial Ownership Limitation) multiplied by the Exercise Price in effect immediately prior to such adjustment). On June 6, 2022, the Company issued shares under a consulting agreement to Beyond priced at $0.04 per share thus triggering a repricing of the share purchase warrants originally issued under the SPA to an exercise price of $0.04 per share.

On May 27, 2022, we entered into a Equity Purchase Agreement with Mast Hill Fund, LP (“MHFLP”, or a “Selling Stockholder”), pursuant to which, upon the terms and subject to the conditions thereof, MHFLP is committed to purchase, on an unconditional basis, shares of our common stock (the “Put Shares”) at an aggregate price of up to $5,000,000 (the “Maximum Commitment Amount”) over the course of its term. The term of the Equity Purchase Agreement will end on the earlier of (i) the date on which such Selling Stockholder has purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) two years from the date this Registration Statement is deemed effective, or (iii) written notice of termination by us.

From time to time over the term of the Equity Purchase Agreement, commencing on the date on which a registration statement registering Put Shares becomes effective, we may, in our sole discretion, provide MHFLP with a put notice (each a “Put Notice”) to purchase a specified number of Put Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Equity Purchase Agreement. Upon delivery of a Put Notice, we must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to Selling Stockholder within five trading days.

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Put Shares equals 70% of the “Market Price,” which is defined as the average of the two (2) lowest volume weighted average prices of our Common Stock during the Valuation Period. The Valuation Period is the seven (7) trading days immediately following the date MHFLP receives the Put Shares in its brokerage account.

In order to deliver a Put Notice, certain conditions set forth in the Equity Purchase Agreement must be met. In addition, we are prohibited from delivering a Put Notice if: (i) the sale of Put Shares pursuant to such Put Notice would cause us to issue and sell to Selling Stockholder, or the Selling Stockholder to acquire or purchase, a number of shares of our common stock that, when aggregated with all shares of Common Stock purchased by Selling Stockholder pursuant to all prior Put Notices issued under the Equity Purchase Agreement, would exceed the Maximum Commitment Amount; or (ii) the issuance of the Warrant Shares upon exercise of the Warrants would cause us to issue and sell to Selling Stockholder, or the Selling Stockholder to acquire or purchase, an aggregate number of shares of Common Stock that would result in Selling Stockholder beneficially owning more than 4.99% of the issued and outstanding shares of our common stock (the “Beneficial Ownership Limitation’).

In connection with the execution of the Equity Purchase Agreement, we issued a common stock purchase warrant (the “MHFLP EPA Warrant”) for the purchase of 10,000,000 shares of our Common Stock (the “MHFLP EPA Warrant Shares”) to the Selling Stockholder as a commitment fee. The MHFLP EPA Warrant has a term of five years from the date of issuance and has an exercise price of $0.04 per share. On June 6, 2022, the Company issued shares under a consulting agreement to Beyond priced at $0.04 per share thus triggering a repricing of the share purchase warrants originally issued under the SPA to an exercise price of $0.04 per share. The exercise of the MHFLP EPA Warrant is subject to the Beneficial Ownership Limitation and is exercisable immediately; upon presentation of an exercise notice, the Company is obligated to issue the corresponding number of shares.

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We also entered into registration rights agreements (the “Registration Rights Agreements”) with MHFLP pursuant to which we agreed to file a Registration Statement to register the resale of the Put Shares, and the resale of shares by MHFLP underlying the MHFLP EPA Warrant, as well as the shares underlying the MHFLP Note, the MHFLP SPA Warrants and 4,920,000 shares of common stock issued to MHFLP as a commitment fee, pursuant to the SPA. Pursuant to the Registration Rights Agreements, we agreed to (i) file the Registration Statement within 120 calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Put Shares have been sold thereunder or pursuant to Rule 144.

On June 6, 2022, the Company entered into a consulting agreement with Beyond Media SEZC (“Beyond”) whereby Beyond will provide consulting and investor relations service to the Company for a period of 12 months. Beyond directed the Company to issue the shares to its principal Michael Kahiri, who was issued a total of 7,500,000 shares of common stock valued at $0.04 per share ($300,000) under the contract on June 6, 2022.

Corporate Information

Our principal executive offices are located at 2803 Philadelphia Pike, Suite B #565, Claymont, DE 19703. Our telephone number is (888) 680-8033 and our website address is www.goldenstarenterprisesltd.com. The information contained on our website is not part of this prospectus.

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SUMMARY OF THE OFFERING

The Issuer	Golden Star Enterprises Ltd.

Number of Shares Currently Outstanding	107,416,146 Common Shares

Securities being offered by selling stockholders

A Selling Stockholder identified in this prospectus may offer and sell up to 40,000,000 shares of our common stock to be sold by Mast Hill Fund L.P. (MHFLP), a Delaware corporation, pursuant to the Equity Purchase Agreement.

Further, the Company is registering 37,000,000 shares of common stock, on behalf of a Selling Stockholder, pursuant to a Securities Purchase Agreement and Promissory Note entered into with MHFLP, for which the Company has received the proceeds, and which MHFLP may sell.

Further, the Company is registering 4,920,000 shares of common stock issued to MHFLP as a commitment fee in respect of the aforementioned Securities Purchase Agreement.

Mast Hill Fund, L.P., will not hold more than 4.99% of the issued and outstanding shares of our Common Stock at any one time.

Finally, the Company is registering 7,500,000 shares of common stock, on behalf of a Selling Stockholder, issued to Michael Kahiri, pursuant to a Consulting Agreement the Company entered into with Beyond Media SEZC.

Description of Common Stock issuable upon the exercise of Common Stock Purchase Warrants Included in the registration statement by selling stockholders

The Company is registering a cumulative 29,000,000 shares of common stock on behalf of a Selling Stockholder, pursuant to certain Common Stock Purchase Warrants, which allows for the purchase of common stock upon exercise of the warrants, issued to MHFLP, in conjunction with the Equity Purchase Agreement, and Securities Purchase Agreement, wherein MHFLP may purchase common stock at $0.04 per share.

All common stock purchase warrants are exercisable immediately; upon presentation of an exercise notice, the Company is obligated to issue the corresponding number of shares.

Offering Price	The Selling Stockholders may sell all or a portion of the shares being offered pursuant to this prospectus following the effectiveness of this Form S-1 Registration Statement, or not at all.

Public Market

We are currently traded on the OTCPINK market under the symbol GSPT. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop.

Duration of Offering

The shares offered pursuant to “Put Notices” are offered for a period of twenty-four months following effectiveness of this Registration Statement, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering

There are 107,416,146 shares of Common Stock issued and outstanding as of the date of this prospectus, 0 Stock Options granted as of the date of this prospectus, and 29,000,000 Warrants issued as of the date of this prospectus.

Registration Costs	We estimate our total costs relating to the registration herein to be approximately $50,000.

Net Proceeds to the Company

If the Company is successful in issuing all available “Put Notices” to Mast Hill Fund, LP, we will issue an estimated 40,000,000 shares of Common Stock, $0.0001 par value at an offering price equal to 70% of the volume weighted average price of the Company’s Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date for the duration of the Offering (the “Offering”) for maximum net proceeds to the Company of $5,000,000 if all the shares are sold.

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Use of Proceeds

We will not receive any of the proceeds from the sale of the Common Stock registered hereunder.

We will receive proceeds from MHFLP upon “Put Notices” presented to MHFLP by the Company, and pursuant to the Equity Purchase Agreement. We will also receive proceeds upon the exercise of the MHFLP Warrants, assuming they are not exercised on a “cashless” basis. We intend to use such proceeds, if any, for general corporate purposes and working capital requirements.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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Summary Historical Financial Data

The following table summarizes our recent financial data. We have derived the following summary of our statements of operations data for the six months ended June 30, 2022, and 2021 from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. We have derived the following summary of our statements of operations data for the fiscal years ended December 31, 2021, and 2020, and the following summary of our balance sheet data as of December 31, 2021 and 2020, from our audited consolidated financial statements appearing elsewhere in this prospectus. The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

	Six Months Ended June 30		Year Ended December 31,
	(Unaudited)		Audited
	2022	2021	2021	2020
Statement of Operations Data:

Revenues	$22,836	$21,666	$45,075	$52,165
Operating expenses:
Cost of revenue	1,370	1,300	2,705	25,809
Professional fees	51,272	39,156	112.172	5,894
Consulting fees	577,501	254,519	428,021	72,272
Research and development	88,398	-	-	-
General and Administrative	95,976	122,277	286,441	6,832
Total operating expenses	814,517	417,252	829,339	110,807
Operating Loss	(791,681)	(395,586)	(784,264)	(58,642)

Other income (expenses):
Loss on debt settlement	-	(135,577	(135,577)	-
Interest expense	(1,880,808)	(441,954)	(1,254,863)	(488,640)
Unrealized gain (loss)on investment	(100,240)	(468,100)	(792,933)	988,684
Total other income (expense)	(1,981,046)	(1,045,631)	(2,183,373)	500,044

Net Income (Loss)	(2,772,729)	(1,441,217)	(2,967,637)	441,402

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	2,264	77	(1,575)	(407)
Comprehensive Income (Loss)	$(2,770,4655)	$(1,441,140)	$(2,969,212)	$440,995

Balance Sheet Data:

Current assets	$302,410	99,471	$347,445	$1,091,154
Total Assets	302,410	99,794	347,445	1,091,154
Total Liabilities	3,946,684	1,131,839	2,084,054	601,572
Total stockholders’ equity	(3,644,274)	(1,032,045)	(1,736,609)	489,582

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RISK FACTORS

Investing in our shares involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors and information relating to our business, condition and operating results, including those set forth below and those contained elsewhere in this prospectus. If any of the following risks were to occur, our business, affairs, assets, financial condition, results of operations, cash flows, liquidity and prospects could be materially and adversely affected, the trading price of our shares could decline, and you could lose all or part of your investment in our shares. When we say that something could have a material adverse effect on us or on our business, we mean that it could have one or more of these effects.

Risks Relating to Our Business

Our Executive Officers and Directors have additional business activities and as such are not devoting all of their time to us, which may result in periodic interruptions, or business failure.

Although we do not feel there is a conflict of interest, certain of our Directors and Officers operate other business ventures and must balance their time between running the public company and their outside business interests. While there are no set minimum hours that they are obligated to work our Company businesses Mr. Kling spends at least 80 hours a month on our Company business, Mr. Shefsky spends at least 50 hours per month and Ms. Muskal spends at least120 hours per month on our Company business. Our operations may be such that decisions need to occur at times when our directors or officers are unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

General inflation and increases in the minimum wage and general labor costs, could adversely affect our business, financial condition and results of operations.

Labor is a significant portion of our cost structure, and is subject to many external factors, including minimum wage laws, prevailing wage rates, unemployment levels, health insurance costs and other insurance costs and changes in employment and labor legislation or other workplace regulation. From time to time, legislative proposals are made to increase the minimum wage in Israel, as well as the minimum wage in the United States and Canada, where we may retain staff, and to reform entitlement programs, such as health insurance and paid leave programs. On April 1, 2022, the national minimum wage was increased from 5,300 shekels per month to 5,400 shekels per month in Israel.  Despite the fact that we have limited personnel retained as employees and focus predominantly on agreements with independent contractors, we may determine to directly hire employees and this wage increase may also impact on the fees our contractors charge us.  This increase will mostly likely contribute to the overall increase in prevailing wage rates and increase in current general levels of inflation. As minimum wage rates increase or related laws and regulations change, we will need to increase not only the wage rates of our minimum wage employees, if any,  but also the wages paid to our other hourly or salaried employees. Increases in the cost of our labor could have an adverse effect on our business, financial condition and results of operations, or if we fail to pay such higher wages, we could suffer increased employee turnover. Increases in labor costs generally could force us to increase prices for our customers, which could adversely impact our sales. For some customers with multi-year fixed priced contracts, increases in the minimum wage could decrease our profit margins or result in losses and could have a material adverse effect on our business, financial condition and results of operations.

We have been and could continue to be negatively impacted by the novel coronavirus pandemic (COVID-19) and related governmental actions and orders and market effects.

The coronavirus pandemic (COVID-19) and related economic downturn continues to pose various and interrelated risks to our customers, our employees, our vendors and the communities in which we operate, which have all negatively impacted, and may continue to negatively impact, our business. From March 24, 2020, to current, customers have responded with varying levels of project postponements, particularly in our segment. Our level of customer engagement in licensing our software has varied with the ebb and flow of the initial virus and the subsequent variants and outbreaks. In addition, our business, financial condition and results of operations could be materially adversely affected by future outbreaks of COVID-19 generally or in our facilities. We are also likely to be impacted further by decreased customer demand as a result of a reduction in customer spending or as a result of government-imposed restrictions on businesses. If the pandemic or its recovery continues to reduce customer’s budgets and restrict business operations, the pandemic may have a material adverse effect on our business, results of operations, financial condition and cash flows and adversely impact the trading price of our common stock.

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If we are unable to continue to attract new customers and increase market awareness of our company and solutions, our revenue growth could be slower than we expect or could decline.

We believe that our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenue in the future will depend, in part, upon continually attracting new customers and obtaining subscription renewals to our solutions from those customers. Market awareness of our capabilities and solutions is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in attracting new customers by creating market awareness of our company and solutions, our business may be harmed.

If our existing customers fail to renew their support agreements, or if customers do not license updated products on terms favorable to us, our revenues could be adversely affected.

We intend to derive a significant portion of our overall revenues from maintenance services and software subscriptions, and we depend on our installed customer base for future revenue from maintenance services and software subscriptions and licenses of updated products. Currently we charge our customers monthly recurring fees per seat, an onetime implementation fee, a training fee and any fees related to special developments, as well as monthly maintenance fees.  The IT industry generally has been experiencing increasing pricing pressure from customers when purchasing or renewing support agreements. Moreover, the trend towards consolidation in certain industries that we serve, such as financial services, could result in a reduction of the software under agreement and put pressure on our maintenance and support terms with customers who have merged. Given this environment, there can be no assurance that our current customers will renew their maintenance agreements or agree to the same terms when they renew, which could result in our reducing or losing maintenance fees. If our existing customers fail to renew their maintenance agreements, or if we are unable to generate additional maintenance fees through the licensing of updated products to existing or new customers, our business and future operating results could be adversely affected.

Reduced IT or enterprise software spending may adversely impact our business.

Our business depends on the overall demand for IT and enterprise software spend and on the economic health of our current and prospective customers. Any meaningful reduction in IT or enterprise software spending or weakness in the economic health of our current and prospective customers could harm our business in a number of ways, including longer sales cycles and lower prices for our solutions.

Current and future competitors could have a significant impact on our ability to generate future revenues and profits.

The markets for our products are intensely competitive and are subject to rapid technological change and other pressures created by changes in our industry. The convergence of many technologies has resulted in unforeseen competitors arising from companies that were traditionally not viewed as threats to our marketplace. We expect competition to increase and intensify in the future as the pace of technological change and adaptation quickens, and as additional companies enter our markets, including those competitors who offer similar products and services to ours, but offer them through a different form of delivery. Numerous releases of competitive products have occurred in recent history and are expected to continue in the future. We may not be able to compete effectively with current competitors and potential entrants into our marketplace. We could lose market share if our current or prospective competitors: (i) introduce new competitive products, (ii) add new functionality to existing products, (iii) acquire competitive products, (iv) reduce prices, or (v) form strategic alliances with other companies. If other businesses were to engage in aggressive pricing policies with respect to competing products, or if the dynamics in our marketplace resulted in increased bargaining power by the consumers of our products and services, we would need to lower the prices we charge for the products we offer. This could result in lower revenues or reduced margins, either of which could materially and adversely affect our business and operating results. Additionally, if prospective consumers choose other methods, different from those that we offer, our business and operating results could also be materially and adversely affected.

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Consolidation in the industry, particularly by large, well-capitalized companies, could place pressure on our operating margins which could, in turn, have a material adverse effect on our business.

Acquisitions by large, well-capitalized technology companies have changed the marketplace for our goods and services by replacing competitors that are comparable in size to our company with companies that have more resources at their disposal to compete with us in the marketplace. In addition, other large corporations with considerable financial resources either have products that compete with the products we offer or have the ability to encroach on our competitive position within our marketplace. These companies have considerable financial resources, channel influence, and broad geographic reach; thus, they can engage in competition with our products and services on the basis of sales price, marketing, services, or support. They also have the ability to introduce items that compete with our maturing products and services. The threat posed by larger competitors and their ability to use their better economies of scale to sell competing products and services at a lower cost may materially reduce the profit margins we earn on the goods and services we provide to the marketplace. Any material reduction in our profit margin may have a material adverse effect on the operations or finances of our business, which could hinder our ability to raise capital in the public markets at opportune times for strategic acquisitions or general operational purposes, which may prevent effective strategic growth or improved economies of scale or put us at a disadvantage to our better-capitalized competitors.

We must manage our internal resources during periods of company growth, or our operating results could be adversely affected.

If we are successful with our growth plans, any growth will place significant strains on our administrative and operational resources, and increase demands on our internal systems, procedures and controls. Our administrative infrastructure, systems, procedures and controls may not adequately support our operations. In addition, our management may not be able to achieve a rapid, effective execution of the product and business initiatives necessary to successfully implement our operational and competitive strategy. If we are unable to manage growth effectively, our operating results will likely suffer which may, in turn, adversely affect our business.

Risks Related to Product Development

We need to continue to develop new technologically-advanced products that successfully integrate with the software products and enhancements used by our customers.

Our success depends upon our ability to design, develop, test, market, license, and support new software products and enhancements of current products on a timely basis in response to both competitive threats and marketplace demands. Recent examples of significant trends in the software industry include cloud computing, mobility, social media, networking, browser, and software as a service. In addition, software products and enhancements must remain compatible with standard platforms and file formats. We may be required to integrate software licensed or acquired from third parties with our proprietary software to create or improve our products. If we are unable to achieve a successful integration with third-party software, we may not be successful in developing and marketing our new software products and enhancements. If we are unable to successfully integrate third-party software to develop new software products and enhancements to existing products, or to complete products currently under development which we license or acquire from third parties, our operating results will materially suffer. In addition, if the integrated or new products or enhancements do not achieve acceptance by the marketplace, our operating results will materially suffer. Also, if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and, as a result, our business and operating results, as well as our ability to compete in the marketplace, would be materially harmed.

If our software products and services do not gain market acceptance, our operating results may be negatively affected.

We intend to pursue our strategy of growing the capabilities of our software offerings through our proprietary research and the development of new product offerings. In response to customer demand, it is important to our success that we continue: (i) to enhance our products, and (ii) to seek to set the standard for call center management software in the corporate market. The primary market for our software and services is rapidly evolving, due to the nature of the rapidly changing software industry, which means that the level of acceptance of products and services that have been released recently or that are planned for future release by the marketplace is not certain. If the markets for our products and services fail to develop, develop more slowly than expected or become subject to increased competition, our business may suffer. As a result, we may be unable to: (i) successfully market our current products and services, (ii) develop new software products, services and enhancements to current products and services, (iii) complete customer installations on a timely basis, or (iv) complete products and services currently under development. In addition, increased competition could put significant pricing pressures on our products, which could negatively impact our margins and profitability. If our products and services are not accepted by our customers or by other businesses in the marketplace, our business and operating results will be materially affected.

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Our investment in our current research and development efforts may not provide a sufficient, timely return.

The development of our software products is a costly, complex, and time-consuming process, and the investment in software product development often involves a long wait until a return is achieved on such an investment. When cash is available, we make and will continue to make significant investments in software research and development and related product opportunities. Investments in new technology and processes are inherently speculative. Commercial success depends on many factors including the degree of innovation of the products developed through our research and development efforts, sufficient support from our strategic partners, and effective distribution and marketing. Accelerated product introductions and short product life cycles require high levels of expenditures for research and development. These expenditures may adversely affect our operating results if they are not offset by increased revenues. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts in order to maintain our competitive position. However, significant revenues from new product and service investments may not be achieved for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be as high as the margins we have experienced for our current or historical products and services.

Software development is a long, expensive, and uncertain process, and we may terminate one or more of our development programs.

We may determine that certain software product candidates or programs do not have sufficient potential to warrant the continued allocation of resources. Accordingly, we may elect to terminate one or more of our programs for such product candidates. If we terminate a product in development in which we have invested significant resources, our prospects may suffer, as we will have expended resources on a project that does not provide a return on our investment and we may have missed the opportunity to have allocated those resources to potentially more productive uses, and this may negatively impact our business operating results or financial condition.

Our software products may contain defects that could harm our reputation, be costly to correct, delay revenues, and expose us to litigation.

Our software products are highly complex and sophisticated and, from time to time, may contain design defects or software errors that are difficult to detect and correct. Errors may be found in new software products or improvements to existing products after delivery to our customers. If these defects are discovered, we may not be able to successfully correct such defects in a timely manner. In addition, despite the tests we conduct on all of our products, we may not be able to fully simulate the environment in which our products will operate and, as a result, we may be unable to adequately detect the design defects or software errors which may become apparent only after the products are installed in an end-user’s network. The occurrence of errors and failures in our products could result in the delay or the denial of market acceptance of our products and alleviating such errors and failures may require us to make significant expenditure of our resources. The harm to our reputation resulting from product errors and failures may be materially damaging. Our agreements with our strategic partners and end-users typically contain provisions designed to limit our exposure to claims. These agreements regularly contain terms such as the exclusion of all implied warranties and the limitation of the availability of consequential or incidental damages. However, such provisions may not effectively protect us against claims and the attendant liabilities and costs associated with such claims. Accordingly, any such claim could negatively affect our business, operating results or financial condition.

The loss of licenses to use third-party software or the lack of support or enhancement of such software could adversely affect our business.

We currently depend upon a limited number of third-party software products. If such software products were not available, we might experience delays or increased costs in the development of our products. In certain instances, we rely on software products that we license from third parties, including software that is integrated with internally developed software, and which is used in our products to perform key functions. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained, or enhanced by the licensors. The loss by us of the license to use, or the inability by licensors to support, maintain, and enhance any of such software, could result in increased costs or in delays or reductions in product shipments until equivalent software is developed or licensed and integrated with internally developed software. Such increased costs or delays or reductions in product shipments could adversely affect our business.

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Financial Risks

We need to be able to maintain an effective system of internal controls, in order to be able to report our financial results accurately and timely and prevent fraud.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. We outsource our financial reporting through a company that provides that staff, however the work is concentrated in a few individuals. Further, our responsibility to provide the information is concentrated in one or two individuals in our Company. Any future weaknesses in our internal controls and procedures over financial reporting could result in material misstatements in our consolidated financial statements not being prevented or detected. We may experience difficulties or delays in completing remediation or may not be able to successfully remediate material weaknesses at all. Any material weakness or unsuccessful remediation could affect our ability to file periodic reports on a timely basis and investor confidence in the accuracy and completeness of our consolidated financial statements, which in turn could harm our business and have an adverse effect on our stock price and our ability to raise additional funds.

We may not be able to generate sufficient cash to service any indebtedness or contingent transaction consideration that we may incur from time to time, which could force us to sell assets, cease operations, or take other detrimental actions for our business.

Our ability to make scheduled payments on or to refinance any debt or contingent transaction obligations that we have or may incur depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We currently have principal balances on demand loans and convertible notes totaling $1,039,477 accruing interest at between 8 and 12 percent per annum. Our ability to meet our capital needs in the future will depend on many factors, including maintaining and enhancing our operating cash flow, successfully managing the introduction of our new software, successfully retaining and growing our client base in the midst of general economic uncertainty, and managing the continuing effects of the COVID-19 pandemic on our business. We cannot ensure that we will be able to achieve a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on any indebtedness or the contingent transaction consideration.

If our cash flows and capital resources are at any time insufficient to fund our obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, restructure or refinance our indebtedness, or reduce or cease operations. There can be no assurance that additional capital or debt financing will be available to us at any time. Even if additional capital is available, we may not be able to obtain debt or equity financing on terms favorable to us. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to reduce or curtail our operations.

The terms of our promissory notes will restrict our financing flexibility.

The terms of promissory notes we issued in 2022 contain standard negative covenants customary for transactions of this type. These negative covenants may preclude or restrict our ability to undertake future debt and convertible debt financings without the prior approval of holders of the previous notes and the terms also have anti-dilution provisions that will impact on any financings undertaken. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the convertible note and other transaction documents, the commencement of bankruptcy or insolvency proceedings, and failure to timely file Exchange Act filings.

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If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” in this prospectus, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in our stock price. Significant items subject to estimates and assumptions include timing of recognition of revenue on software service renewals and expenses related thereto.

The loss of a major customer or the failure to collect a large account receivable could negatively affect our results of operations and financial condition.

Revenues from a limited number of customers have accounted for a substantial percentage of our total revenues. As we work to complete the release of our updated software offering in SAAS format, we have depended on long term contracts with two key customer accounts in each of fiscal 2022, 2021 and 2020. The loss of one of our clients could materially affect our business and operating results.

A significant downturn in our business may not be immediately reflected in our operating results because of the way we recognize revenue.

We recognize revenue from software subscription agreements ratably over the terms of these agreements. As a result, a significant portion of the revenue we report in each quarter is generated from customer agreements entered into during previous periods, which is reflected as deferred revenue on our balance sheet. Consequently, a decline in new or renewed subscriptions, or a downgrade of renewed subscriptions to less-expensive editions, in any one quarter may not be fully reflected in our revenue in that quarter, and may negatively affect our revenue in future quarters. If contracts having significant value expire and are not renewed or replaced at the beginning of a quarter or are downgraded, our revenue may decline significantly in that quarter and subsequent quarters.

Legal and Regulatory Risks

We will be subject to the reporting requirements of federal securities laws, causing us to make significant compliance-related expenditures that may divert resources from other projects, thus impairing its ability to grow.

We will be subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Commission and furnishing audited reports to stockholders will cause our expenses to be higher than most other similarly sized companies that are privately held. As a public company, we expect these rules and regulations to continue to keep our compliance costs high in 2022 and beyond, and to make certain activities more time-consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

The elimination of monetary liability against our directors, officers, agents and employees under Delaware law, and the existence of indemnification rights to such persons, may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, agents and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors, officers, agents and employees to the Company and our stockholders for damages for breach of fiduciary duty to the extent provided by Delaware law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, agents and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against certain individuals for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers, agents and employees even though such actions, if successful, might otherwise benefit us and our stockholders.

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Security breaches may harm our business.

Any security breaches, unauthorized access, unauthorized usage, virus or similar breach or disruption could result in loss of confidential information, damage to our reputation, early termination of our contracts, litigation, regulatory investigations or other liabilities. Our clients may use our products and services to handle personally identifiable information, sensitive personal information, protected health information, or information that is otherwise confidential. If our security measures or those of our third-party data centers are breached as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to customer data, our reputation could be damaged, our business may suffer and we could incur significant liability. Our system is install directly on the client network and is operated by the client thus there is some potential mitigation of this risk to us.

Both the United States and Israel have laws and regulations relating to data privacy, security, and retention and transmission of information. We have certain measures to protect our information systems against unauthorized access and disclosure of our confidential information and confidential information belonging to our customers. We have policies and procedures in place dealing with data security and records retention. However, there is no assurance that the security measures we have put in place will be effective in every case.

There has been an increase in the number of private privacy-related lawsuits filed against companies in recent years. There has also been an increase in the incidence of data breaches in public companies operating in the US, resulting in unfavorable publicity and high amounts of damages against the breached companies, including the cost of obtaining credit monitoring services for all persons whose information was compromised. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

Breaches, or perceived breaches, in security could result in a negative impact for us and for our customers, potentially affecting our business, assets, revenues, brand, and reputation, and resulting in penalties, fines, litigation, and other potential liabilities, in each case depending upon the nature of the information disclosed. These risks to our business may increase as we expand the number of products and services we offer.

We may become involved in litigation that may materially adversely affect us.

From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, product liability, employment, class action, and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. We provide workforce software solutions that we believe are critical to the operations of our customers’ businesses and provide benefits that may be difficult to quantify. Any failure of a customer’s system installed by us or of the services offered by us could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes, or omissions in rendering our services, we cannot assure you that the limitations on liability we include in our agreements will be enforceable in all cases, or that those limitations on liability will otherwise protect us from liability for damages. We currently do not have any insurance coverage for liability and should be determine to acquire such insurance, there can be no assurance that any insurance coverage we would put in place will be adequate or that coverage will be available at acceptable costs. Such matters can be time-consuming, divert management’s attention and resources, and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results, or financial condition.

Any claim that we infringe on a third party’s intellectual property could materially increase costs and materially harm our ability to generate future revenues and profits.

Claims of infringement are becoming increasingly common as the software industry develops and as related legal protections, including patents are applied to software products. Although we are not aware of any infringement on the rights of third parties, third parties may assert infringement claims against us in the future. Although most of our technology is proprietary in nature, we do include certain third-party software in our products. In these cases, this software is licensed from the entity holding the intellectual property rights. Although we believe that we have secured proper licenses for all third-party software that is integrated into our products, third parties may assert infringement claims against us in the future. The third parties making these assertions and claims may include non-practicing entities (known as “patent trolls”) whose business model is to obtain patent-licensing revenues from operating companies, such as ours. Any such assertion, regardless of merit, may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. Such licenses may not be available, or they may not be available on reasonable terms. In addition, such litigation could be time-consuming, disruptive to our ability to generate revenues or enter into new market opportunities, and may result in significantly increased costs as a result of our defense against those claims or our attempt to license the intellectual property rights or rework our products to avoid infringement of third-party rights to ensure they comply with judicial decisions. Our agreements with our partners and end-users typically contain provisions that require us to indemnify them, with certain limitations on the total amount of such indemnification, for damages sustained by them as a result of any infringement claims involving our products. Any of the foregoing results of an infringement claim could have a significant adverse impact on our business and operating results, as well as our ability to generate future revenues and profits.

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Risks Relating to Our Offering and our Common Stock

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Mast Hill Fund, LP (MHFLP) Securities Purchase Agreement and the MHFLP Equity Purchase Agreement.

The sale of our common stock to MHFLP in accordance with the Securities Purchase and the Equity Purchase Agreements may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

We are registering an aggregate of 77,000,000 new shares of common stock to be issued under the MHFLP Security Purchase Agreement and MHFLP Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 77,000,000 shares of common stock under the registration statement of which this prospectus forms pursuant to the MHFLP Equity Purchase Agreement and the MHFLP Security Purchase Agreement which does not include 4,920,000 Commitment Shares already issued and 29,000,000 common shares underlying share purchase warrants issuable under the terms of the MHFLP Equity Purchase Agreement and the MHFLP Security Purchase Agreement. Of the 77,000,000 shares being registered, 37,000,000 common shares are underlying a Convertible Note and Securities Purchase Agreement and 40,000,000 shares may be issued under the terms of the Equity Purchase Agreement.  The sale of these shares into the public market by MHFLP could depress the market price of our common stock. As of September 14, 2022, there were 107,416,146 shares of our common stock issued and outstanding. While MHFLP is subject to certain percentage ownership rules at any given point in time, the sale of these shares could adversely affect the price of our common stock.

We are registering an aggregate of 29,000,000 shares of Common Stock pursuant to Certain Common Stock Purchase Warrants.

We are registering an aggregate of 29,000,000 shares of common stock to be issued pursuant to the exercise of Common Stock Purchase Warrants entered into with MHFLP in conjunction with the Equity Purchase Agreement and the Securities Purchase Agreement. Upon exercise of the Common Stock Purchase Warrants, the Company is obligated to issue shares pursuant to the exercise notice; the Common Stock Purchase Warrants may be exercised immediately and any exercise of the Common Stock Purchase Warrants, and any subsequent sale by the selling shareholder of the corresponding common stock could depress the market price of our common stock.

Unless we maintain an active trading market for our securities, investors may not be able to sell their shares.

We are a reporting company, and our common shares are quoted on the OTC Market Pink Sheets under the symbol “GSPT”. However, our trading market may not be maintained. Failure to maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

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Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;
•	the number of securities analysts, market-makers and brokers following our common stock;
•	new products or services introduced or announced by us or our competitors;
•	actual or anticipated variations in quarterly operating results;
•	conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock and
•	general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Pink Sheets and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

We are a start-up company with a limited operating history and may never be able to carry out our intended operations or achieve any significant revenues or profitability. We are subject to the risks encountered by early stage companies.

Because we have a limited operating history, you should consider and evaluate our operating prospectus in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop and market our proposed products in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these, and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed, and investors may lose their entire investment.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior December 31, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior December 31. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

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We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering under our Equity Purchase Agreement and the exercise of the warrants. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. As at June 30, 2022, we had $95,951 cash on hand. We have generated limited revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate significant revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 500,000,000 shares of common stock . The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock may have the effect of diluting your investment. Further, any issuance of preferred stock with voting rights, including weighted voting rights, may have the effect of limiting the voting power of holders of our common stock.

There is substantial doubt about our ability to continue as a going concern.

We have no certainty of achieving or growing revenues in the future and have a working capital deficit. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what the revenues will be in future periods. As such, our independent registered public accounting firm have expressed substantial doubt about our ability to continue as a going concern. Their opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in us is suitable.

You may have limited access to information regarding our business.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in their prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

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We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB and/or OTC Markets, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

Our Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

Our Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share. These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences, and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations, and financial condition.

Shares of our common stock that have not been registered under the Securities Act, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144.

Pursuant to Rule 144 of the Securities Act, a “shell company” is defined as a company that has no or nominal operations, and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a shell company pursuant to Rule 144 prior to 2012. Even though we are no longer a shell company, investors may be reluctant to invest in our securities because securities of a former shell company may not be as freely tradable as securities of companies that are not former “shell companies.” In addition, since we are a former shell company, shareholders with restricted securities cannot rely upon Rule 144 for sales of restricted securities in the event that we are not current in our filing obligations under the Exchange Act.

Our shares are quoted on the OTC Pink Sheets and are subject to limited trading, a high degree of volatility, and liquidity risk.

Our common stock is currently quoted on the OTC Pink Sheets. Shares of our common stock have had very limited and sporadic trading in the past. As such, we believe our stock price to be more volatile and the share liquidity characteristics to be of higher risk than if we were listed on one of the national exchanges. Due to this volatility, our stock price as quoted by the OTC Pink Sheets may not reflect an actual or perceived value of our common stock. In the past, several days have passed between trades in our common stock, meaning that at any given time, there may be few or no investors interested in purchasing our common stock at or near ask prices. This limited trading, volatility, and liquidity risk is attributable to the fact that we are a small company relatively unknown to stock analysts, brokers, and institutional or other investors. Finally, if our stock were no longer quoted on the OTC Pink Sheets, the ability to trade our stock would become even more limited and investors might not be able to sell their shares. Consequently, investors must be prepared to bear the economic risk of holding the securities for an indefinite period of time. There is no assurance that a more active market for our common stock will develop or be sustained, which limits the liquidity of our common stock, and could have a material adverse effect on the price of our common stock and our ability to raise capital.

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The market price of our common stock may limit the appeal of certain alternative compensation structures that we might offer to the high-quality employees we seek to attract and retain.

If the market price of our common stock performs poorly, such performance may adversely affect our ability to retain or attract critical personnel. For example, if we were to offer options to purchase shares of our common stock as part of an employee’s compensation package, the attractiveness of such a compensation package would be highly dependent upon the performance of our common stock.

In addition, any changes made to any of our compensation practices which are made necessary by governmental regulations or competitive pressures could adversely affect our ability to retain and motivate existing personnel and recruit new personnel. For example, any limit to total compensation which may be prescribed by the government, or any significant increases in personal income tax levels in the United States, may hurt our ability to attract or retain our executive officers or other employees whose efforts are vital to our success.

Shares eligible for future sale may adversely affect the market price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act, subject to certain limitations. Any substantial sale of our common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock.

The price of our common stock may fluctuate significantly and lead to losses by stockholders.

The common stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of the prospects of our business or companies in our industry could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

●	Variations in operating results;
●	Announcements of technological innovations, new products or product enhancements, strategic alliances, or significant agreements by us or by competitors;
●	Recruitment or departure of key personnel;
●	Litigation, legislation, regulation, or technological developments that adversely affect our business; and
●	Market conditions in our industry, the industries of our customers, and the economy as a whole.

Further, the stock market in general, and securities of smaller companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. You should also be aware that price volatility might be worse if the trading volume of our common stock is low. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. Due to the volatility of our stock price, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Our common stock may be subject to the “penny stock” rules of the SEC, which makes transactions in our common stock more cumbersome and could adversely affect trading in our common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a market price of less than $5.00 per share, subject to exceptions. The rules require that a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that before a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. Recently, our common stock has fluctuated both above and below $5.00 per share, and as such the holders of our common stock or other of our securities may find it more difficult to sell their securities.

We have outstanding warrants that contain a “cashless exercise” feature.

As part of our offerings of equity and debt, we issued warrants to purchase an aggregate of 29,000,000 shares of common stock. The warrants have a cashless exercise feature giving the holders the option of not paying cash to exercise the warrants but gives the holder the right to surrender a portion of the warrants to us as full payment of the exercise price and receive shares equal to the difference between the exercise price and the price of the shares at the time of exercise. We would not receive any proceeds from the exercise of warrants issued to the holder, causing dilution to existing stockholders with no corresponding influx of capital. This may affect our ability to raise additional equity capital.

We do not expect to pay any dividends on our common stock for the foreseeable future.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. The declaration, payment, and amount of any future dividends, if any, will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors that the board of directors considers relevant. We currently are subject to loan covenants that would require consent from our lenders in order to pay any dividends prior to repayment of certain outstanding loans. In addition, any future credit facilities we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock.

General Risks

Global economic conditions and uncertainty are likely to adversely affect our operating results or financing in ways that are hard to predict or to defend against.

Our overall performance depends on economic conditions. The United States’ and world economies are currently suffering from uncertainty, inflation, volatility, disruption, and other adverse conditions, primarily caused by global sanctions on Russia and the current outbreak of and containment strategies for the coronavirus disease (COVID-19), and those conditions will continue to adversely impact the business community and financial markets for some time. Moreover, instability in the global economy affects countries, including Israel and the United States, with varying levels of severity, which makes the impact on our business complex and unpredictable. During adverse economic conditions, many customers delay or reduce technology purchases. Contract negotiations are likely to become more protracted, or conditions could result in reductions in sales of our products, longer sales cycles, pressure on our margins, difficulties in collection of accounts receivable or delayed payments, increased default risks associated with our accounts receivable, slower adoption of new technologies, and increased price competition. In addition, a curtailment of the Israeli, United States and global credit markets could adversely impact our ability to complete sales of our products and services, including maintenance and support renewals. Any of these prolonged events, are likely to cause a curtailment in government or corporate spending and delay or decrease customer purchases, and adversely affect our business, financial condition, and results of operations.

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Businesses and industries throughout the world are very tightly connected to each other. Thus, financial developments seemingly unrelated to us or to our industry may adversely affect us over the course of time. For example, credit contraction in financial markets may hurt our ability to access credit in the event that we require significant access to credit for other reasons. Similarly, volatility in our stock price could hurt our ability to raise capital for the financing of acquisitions or other reasons. Any of these events, or any other events caused by the current turmoil in domestic or international financial markets, may have a material adverse effect on our business, operating results, and financial condition.

If we are not able to attract and retain top employees and contractors, our ability to compete may be harmed.

Our performance is substantially dependent on the performance of our executive officers, key employees and outside contractors. The loss of the services of any of our executive officers or other key employees or our outside contractors could significantly harm our business. Our success is also highly dependent upon our continuing ability to identify, hire, train, retain, and motivate highly qualified management, technical, sales, and marketing personnel. In particular, the recruitment of top software developers and experienced salespeople will become critical to our success. Competition for such people is intense, substantial, and continuous, especially in the current environment of labor shortage, and we may not be able to attract, integrate, or retain highly qualified technical, sales, or managerial personnel in the future. In addition, in our effort to attract and retain critical personnel, we may experience increased compensation costs that are not offset by either improved productivity or higher prices for our products or services.

Our products rely on the stability of infrastructure software that, if not stable, could negatively impact the effectiveness or reliability of our products, resulting in harm to our reputation and business.

Our development of internet and intranet applications depends and will continue to depend on the stability, functionality, and scalability of the infrastructure software of the underlying internet and intranet. If weaknesses in such infrastructure exist, we may not be able to correct or compensate for such weaknesses. If we are unable to address weaknesses resulting from problems in the infrastructure software such that our products do not meet customer needs or expectations, our reputation and, consequently, our business may be significantly harmed.

In addition, our business and operations are highly automated, and a disruption or failure of our systems may delay our ability to complete sales and to provide services. A major disaster or other catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could severely affect our ability to conduct normal business operations, which may materially and adversely affect our future operating results.

Failure to protect our intellectual property could harm our ability to compete effectively.

We are highly dependent on our ability to protect our proprietary technology. We rely on a combination of intellectual property laws, trademark laws, as well as non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We intend to protect our rights vigorously; however, there can be no assurance that these measures will be successful. Enforcement of our intellectual property rights may be difficult or cost prohibitive. While U.S. copyright laws may provide meaningful protection against unauthorized duplication of software, software piracy has been, and is expected to be, a persistent problem for the software industry, and piracy of our products represents a loss of revenue to us. Certain of our license arrangements may require us to make a limited confidential disclosure of portions of the source code for our products, or to place such source code into escrow for the protection of another party. Although we will take considerable precautions, unauthorized third parties, including our competitors, may be able to: (i) copy certain portions of our products, or (ii) reverse engineer or obtain and use information that we regard as proprietary. Also, our competitors could independently develop technologies that are perceived to be substantially equivalent or superior to our technologies. Our competitive position may be adversely affected by our possible inability to effectively protect our intellectual property.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own accounts. We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling stockholders. We will pay for expenses of this offering. We will receive proceeds from the purchase of Shares, upon our Put Notices, by Mast Hill Fund L.P. (MHFLP) and pursuant to the Equity Purchase Agreement. To the extent that the selling stockholders exercise for cash all of the warrants covering the 29,000,000 shares of common stock issuable upon exercise of all of the warrants held by such selling stockholders, we may receive $1,160,000 from such exercises. The warrants may be exercised on a cashless basis, or they may expire without having been exercised. Even if some or all of these warrants are exercised for cash, we cannot predict when they will be so exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for cash general corporate and working capital purposes.

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There can be no assurance that we will raise any funds through this Offering and if a limited amount of funds are raised, we will use such funds according to our best judgment. To the extent our offering proceeds do not cover any professional fees incurred by us, we anticipate paying for any such expenses from cash on hand or revenues we receive.

DETERMINATION OF OFFERING PRICE

The offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares, or the fairness of the offering price used for the shares.

DILUTION

The Company intends to sell up to 40,000,000 shares of common stock, to Mast Hill Fund LP, at a purchase price equal to 70% of the volume weighted average price of the Company’s Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date for the duration of the Offering (the “Offering”) for a period of two years from the effective date of this prospectus, unless extended by our Board of Directors for up to an additional ninety (90) days. Once a “Put Notice” is presented to Mast Hill Fund LP, shares will be issued to Mast Hill Fund LP. The Company is registering these shares on behalf of the selling shareholder.  The following table sets forth the number of shares of Common Stock being registered for sale, the total consideration paid and the price per share. The table assumes all 40,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Price Per Share
Purchasers of Shares	40,000,000	100%	$5,000,000	100%	$0.125
Total	40,000,000	100%	$5,000,000	100%

The following table sets forth the difference between the offering price of the shares of our Common Stock being sold by the Company to Mast Hill Fund LP, and registered to Mast Hill Fund LP, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 14, 2022 or 107,416,146 shares. Totals may vary due to rounding. Note - the table below does not reflect offering costs estimated to be $50,000 which will be borne by the Company and not deducted from gross proceeds.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
Offering Price	$0.125 per share	$0.125 per share	$0.125 per share	$0.125 per share	$0.125 per share
Net tangible book value at June 30, 2022	($0.033) per share	($0.033) per share	($0.033) per share	($0.033) per share	($0.033) per share
Net tangible book value after giving effect to the Offering proceeds	$0.010 per share	$0.001 per share	$(0.008) per share	$(0.020) per share	$(0.027) per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.043 per share	$0.034 per share	$0.025 per share	$0.013 per share	$0.006 per share
Per Share Dilution to New Investors	$0.115 per share	$0.124 per share	$0.133 per share	$0.145 per share	$0.152 per share
Percent Dilution to New Investors	92%	99%	107%	116%	122%

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SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus may offer and sell up to 40,000,000 shares of our common stock to be sold by MHFLP pursuant to the Equity Purchase Agreement.  The 40,000,000 shares of common stock registered for resale by MHFLP represent approximately 37% of our current issued and outstanding shares of common stock, which totals 107,416,146 as of September 14, 2022, and will represent approximately 27% of the fully diluted outstanding common stock assuming all 40,000,000 shares are issued under this Offering.  MHFLP are subject to restrictions on share ownership at any given point in time limiting their shareholdings to 4.99%.

MHFLP will be deemed to be an underwriter within the meaning of the Securities Act. Certain other Selling Stockholders may also be deemed to be underwriters. Any profits realized by such Selling Stockholders may be deemed to be underwriting commissions.

Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Stockholders upon termination of this Offering because the Selling Stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the Selling Stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each Selling Stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of June 30, 2022, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 107,416,146 shares of our common stock outstanding as of September 14, 2022.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the Selling Stockholder’s name, subject to community property laws, where applicable, and (b) no Selling Stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

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			Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Shares Owned by the Selling Stockholders before the Offering (1)	Shares of Common Stock Being Offered or Sold	# of Shares (2)	% of Class (2)
Mast Hill Fund L.P. (3)	0	40,000,000	40,000,000	N/A
Mast Hill Fund L.P. (3)(4)	0	37,000,000	37,000,000	N/A
Mast Hill Fund L.P. (3)(5)	0	29,000,000	29,000,000	N/A
Mast Hill Fund L.P. (3)(6)	4,920,000	4,920,000	4,920,000	N/A
Michael Kahiri (7)	7,500,000	7,500,000	7,500,000	N/A

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)  Because the selling stockholders may offer and sell all or only some portion of the 40,000,000 shares of our common stock being offered pursuant to this prospectus under the Equity Purchase Agreement (“EPA”) and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(3) Mast Hill Fund L.P. (“MHFLP”) are prohibited, in their respective agreements, from owning more than 4.99% of the issued and outstanding shares of common stock at any one time.

(4) The Company is registering 37,000,000 shares on behalf of MHFLP pursuant to a Securities Purchase Agreement (“SPA”) and Convertible Promissory Note (“Promissory Note”) which MHFLP has the right to immediately exercise to purchase 37,000,000 shares of common stock at $0.01 per share. Upon exercise of the Promissory Note, the Company is obligated to issue a corresponding number of shares.

(5) The Company is registering 29,000,000 shares on behalf of MHFLP pursuant to a certain Common Stock Purchase Warrants (the “MHFLP Warrants”) which MHFLP has the right to immediately exercise to purchase 29,000,000 shares of common stock at $0.04 per share. Upon exercise of the Warrants, the Company is obligated to issue a corresponding number of shares.

(6) The Company is registering 4,920,000 shares of common stock on behalf of the selling stockholder pursuant to the issuance of commitment shares in respect to the SPA;

(7) The Company is registering 7,500,000 shares of common stock on behalf of the selling stockholder pursuant to a Consulting Agreement with Beyond Media SEZC.

THE OFFERING

On May 27, 2022, we entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Mast Hill Fund, L.P. (“MHFLP”). Although we are not mandated to sell shares under the Equity Purchase Agreement, the Equity Purchase Agreement gives us the option to present “Put Notices” to MHFLP, up to $5,000,000 worth of our common stock over the period ending twenty-four months following the Effect of this Registration Statement. The $5,000,000 was stated as the total amount of available funding in the Equity Purchase Agreement because this was the maximum amount that MHFLP agreed to offer us in funding. There is no assurance that the market price of our common stock will increase in the future.

The purchase price of the common stock will be equal to 70% of the of the Company’s Common Stock on the Principal Market based on the lowest closing bid price of the Company’s Common Stock on the Principal Market during the fourteen (14) Trading Days immediately preceding the Put Date of the respective Put Notice for the duration of the Offering (the “Offering”) which is a period of two years from the effective date of this prospectus, unless extended by our Board of Directors for up to an additional ninety (90) days; there is an ownership limit for MHFLP of 4.99%.

On the Put Notice date, we are required to deliver Put shares to MHFLP in an amount (the “Estimated Put Shares”) determined by the amount of funds we request from MHFLP, and MHFLP is required to simultaneously deliver to us, the investment amount indicated on the Put Notice. Put Shares are limited to (i) a minimum amount not less than $50,000.00 and (ii) a maximum amount up to the lesser of (a) $100,000.00 or (b) 110% of the Average Daily Trading Value.

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MHFLP is not permitted to engage in short sales involving our common stock during the commitment period ending twelve months following the Effect of this Registration Statement.  In accordance with Regulation SHO however, sales of our common stock by MHFLP after delivery of a Put Notice of such number of shares reasonably expected to be purchased by MHFLP under a Put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. MHFLP is not required to purchase the Put Shares unless:

-	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;
-	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.
-	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by MHFLP. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Equity Purchase Agreement nor any rights of ours, or MHFLP’s, thereunder may be assigned to any other person.

On May 27, 2022, the Company issued a Common Stock Purchase Warrant to MHFLP, pursuant to the Equity Purchase Agreement, to purchase 10,000,000 shares of common stock at $0.06 per share, which warrant has been repriced effective June 6, 2022, to $0.04 per share. The Warrant is exercisable immediately and the Company is obligated to issue the corresponding number of shares. The Company is registering the shares on behalf of the Selling Stockholder.

On May 20, 2022 the Company entered into a Securities Purchase Agreement and Promissory Note with MHFLP in the amount of $370,000, and issued a series of Common Stock Purchase Warrants to purchase as cumulative 19,000,000 common shares at $0.04 per share after the application of a pricing reset on June 6, 2022; the Company received the funds underlying the Note, and are registering the shares, on behalf of the Selling Stockholder, underlying both the Promissory Note and the Common Stock Purchase Warrants. MHFLP has the right to exercise the Warrants immediately; upon exercise, the Company is obligated to issue the corresponding number of shares to MHFLP. Pursuant to the aforementioned agreements the Company issued 4,920,000 shares to MHFLP as a commitment fee.  The Company is registering the shares on behalf of the Selling Stockholder.

On June 6, 2022, the Company issued 7,500,000 common shares to Michael Kahiri, beneficial owner of Beyond Media SEZC in connection with a consulting agreement. The Company is registering the shares on behalf of the Selling Stockholder.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have 107,416,146 shares of Common Stock issued and outstanding. We are registering the resale of 40,000,000 shares of Common Stock issuable under an equity line in the amount of $5,000,000 (the “Equity Line”) established by the Equity Purchase Agreement entered into on May 27, 2022, between the Company and Mast Hill Fund, L.P. (“MHFLP” or a “Selling Stockholder”).

Additionally, we are registering 29,000,000 shares of common stock that can be purchased pursuant to Common Stock Purchase Warrants and that can be exercised immediately to purchase shares at $0.04 per share. Once the Company is presented with an exercise notice, the Company is obligated to issue a corresponding number of shares pursuant to the exercise notice.

We are also registering 37,000,000 shares of common stock that are required to be issued upon receipt of a notice of conversion of a Promissory Note issued to MHFLP on May 20, 2022, for which the Company has previously received net proceeds of $301,360. Once the Company is presented with a notice of conversion, the Company is obligated to issue a corresponding number of shares pursuant to the notice.

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We are also registering 7,500,000 common shares for Selling Stockholders issued pursuant to a consulting agreement and 4,920,000 shares for Selling Stockholders issued as a commitment fee pursuant to a Securities Purchase Agreement with MHFLP.

In connection with the selling efforts in the Offering, neither our officers and directors, nor MHFLP, will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. None of our officers and directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers and directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors has been within the past 12 months, a broker or dealer, and each of them is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors each will continue to primarily perform substantial duties for us, or on our behalf, other than in connection with transactions in securities.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration, or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when their Registration Statement is effective.

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed. In connection with the offer and sale of the shares being offered, our officers and directors will comply with Regulation M.

In connection with the selling efforts in the Offering, neither our officers and directors, nor MHFLP, will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. None of our officers and directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers and directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors has been within the past 12 months, a broker or dealer, and each of them is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors each will continue to primarily perform substantial duties for us, or on our behalf, other than in connection with transactions in securities.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration, or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when their Registration Statement is effective.

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed. In connection with the offer and sale of the shares being offered, our officers and directors will comply with Regulation M.

Penny Stock Regulation

Our Common Shares are considered Penny Stocks. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of twenty-four months. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock includes 500,000,000 shares of Common Stock, $0.001 par value per Share. Immediately prior to this offering there are 107,416,146 shares of our Common Stock outstanding.

There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provision in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the President or by resolution of the Board of Directors, or by the President upon the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Dividends

At this time, we do not intend to pay out any cash dividends, now, or in the foreseeable future.

Warrants

There are currently Common Stock Purchase Warrants (Warrants) that are exercisable into 29,000,000 shares of common stock at the purchase price of $0.04 per share. These Warrants are exercisable immediately. Upon notice of exercise, the Company is obligated to issue the corresponding number of shares.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer LLC, and is located at 18 Lafayette Place, Woodmere, NY 11598, its phone number is (212) 828-8436. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

OUR BUSINESS

Company Overview

Golden Star Enterprises Ltd. is a Delaware holding company incorporated on September 13, 1993, with one wholly owned subsidiary, Enigmai Ltd., a company incorporated pursuant to the laws of Israel (“Enigmai”). All operations are undertaken through Enigmai.

On October 27, 2020, the Company entered into an acquisition agreement with the shareholders of Enigmai, an enterprise software company established in 2009 which offers clients a workforce management system solution. The Company acquired 100% of the issued and outstanding shares of Enigmai in exchange for 20,000,000 restricted common shares of the Company. The Company further agreed to pay a finder’s fee of 2,000,000 shares to third parties. The transaction closed effective October 31, 2020, and the Company administratively issued the shares on November 24, 2020, making Enigmai a wholly owned subsidiary of the Company.

Enigmai. has developed an advanced workforce management system for scheduled environments.

Vision

The call center of the past has received a technological makeover in the 21st century. Since callers may reach out to companies via channels other than the telephone (social media, web chats, etc.) the call center has been reimagined as a contact center, imbuing more modern needs that have been accelerated by the Covid-19 pandemic and whose challenges are mitigated with technology. The terms call center and contact center are used interchangeably throughout this report.

Workforce Management software, or WFM software, offers a set of integrated processes that enable organizations to optimize their employees’ productivity by effectively forecasting labor requirements and creating and managing staff schedules to accomplish a certain task on a day-to-day and hour-to-hour basis.

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With the increasing competition in the business environment, organizations worldwide are rapidly implementing WFM software solutions into their systems. Resultantly, the WFM software market is garnering significant traction worldwide. According to Market Research Future analysis, the global workforce management market was valued at USD $7,964.36 million in 2020 and has been estimated to reach USD $20.828 million by 2026 at a CAGR of 19.75% during the forecast period, 2020–2026.

The market includes a variety of segments in addition to our focus (efficiencies for call centers) and these figures include the broader uses of WFM software, including those outside our niche. Two of the leaders in the production of WFM solutions platforms are the United States and Israel.

There are huge benefits of implementing workforce management software into business systems, such as ensuring the health and safety of the employees (by scheduling shifts that optimize employee rest periods), workforce planning and optimization, managing new ways of working, attracting and retaining employees by giving them more control, and forecasting and planning for the future.

Workforce management software helps to optimize workforce requirements, providing proper insight into employee costs and productivity, which then allows organizations to plan and optimize workforce deployment while maintaining the required levels of productivity. WFM software demonstrates an increase in customer satisfaction by improving the overall efficiency of the contact center, worker satisfaction, and an enhanced customer experience, benefiting our clients’ bottom lines.

Implementing a WFM software system also provides an efficient way to record remote employees’ working hours, track Flexi balances, time in lieu, and manage planned or unplanned absences.

WFM also helps employees manage their onsite or remote working hours through a fully automated system or even on a mobile-based app through clocking or hour-based email timesheets. Major users of WFM software are call centers and customer service centers.

The Covid-19 pandemic has forced call centers to shift to remote work, due to the necessity of not having staff confined to a workspace that can’t be socially distanced. As the Pandemic is mitigated in various locales, it appears that approximately 50 percent of companies that have call centers will continue the remote work trend per Shana Geraghty, PhD, in her publication, ”The Trend for Remote Employees.”

By 2025, 36.2 million Americans will be working remotely, an 87% increase from pre-pandemic levels, according to Upwork’s, “Future of Workforce Pulse Report” released in August of 2021.  “Our research shows the long-lasting impact that remote work and Covid-19 are likely to have on how hiring managers think about their organizations,” says Upwork chief economist, Adam Ozimek, in a statement. “As businesses adapt and learn from this remote work experiment, many are altering their long-term plans to accommodate this way of working.  “What’s interesting is that remote work is getting better for the vast majority of companies as they adapt to the new model,” Ozimek said. “Only 5% of respondents of the survey said it was getting worse.”  That is to be expected, according to Ozimek, since companies and their employees had a substantial learning curve. “They were thrown into a whole new experiment when the pandemic began. Companies had to figure out the best technology to use for their remote workers, and employees had to figure out the best way to work at home and be efficient."

The Upwork study surveyed 1,000 small business owners, HR managers and CEOs across a wide spectrum of industries nationwide. It was conducted from Oct. 21 to Nov. 7 of 2020, more than six months since the Covid-19 pandemic forced millions of Americans to switch to remote work indefinitely. According to the survey, 41.8% of Americans are still working remotely.

Key findings from the survey include:

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Gradual return to work: Survey respondents estimate that 26.7% of the workforce will be fully remote by the end of 2021, suggesting that workers will slowly continue to come back to the office.

Gradual return to work: Survey respondents estimate that 26.7% of the workforce will be fully remote by the end of 2021, suggesting that workers will slowly continue to come back to the office.

Source; Upwork’s Future of Workforce Pulse Report

Our Software

Enigmai helps organizations implement their vision, integrating with existing systems and software by offering a visible, detailed, aware organizational system, which considers all relevant factors and provides a service appreciated by both managers and employees. The Enigmai solution for workforce management software in scheduled environments contains the following features:

•	3rd Party Integration Connects with 3rd party systems and aggregates the data.
•	KPI (Key Performance Indicator) Produces the KPI for employees and uses it to schedule based on employee performance.
•	Scheduling Our unmatched, state-of-the-art automatic scheduling algorithms compute an enormous amount of parameters to deliver the best possible schedule to your business.
•	Break Management Allows you to implement break management policies and allows the employees to connect and choose their breaks as they work in real time.
•	Status Management Shows live statuses of employees, allowing you to track performance closely.
•	SLA (Service Level Agreement) Keeps track of SLAs and ensures the agreements are met.

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The Enigmai Business Suite (“EBS”) software is a fixed fee software – every client receives the same version. Customers pay a one-time fee for the Enigmai Business Suite software, and 12% annually for maintenance and support. Updates and new versions are included and we charge a small one time set up fee.

Enigmai’s EBS software is built using Client-Server architecture. The Client is the software component responsible for the user interface and is accessible by the system users. The software was originally developed in 2010 using the latest available technology at that time. Over the years, new technologies have evolved and become the industry standard. Although the current software suite in use by existing customers performs seamlessly, Enigmai has opted to invest in enhancing the software suite, upgrading the Client interface to enhance functionality for existing customers while offering the latest technology to new customer accounts. The development project started in the summer of 2021 and involved a team of programmers, a quality assurance team, and a project management team. The development was completed and the Enigmai team has also completed the User Acceptance Tests (“UAT”) and is expecting to install the software during September 2022 at our first client’s facility..

During this phase, the WFM software will go under rigorous testing to ensure that the new Client interface development is complete and that it meets the expected performance protocols. After the UAT phase is complete, the Enigmai team will install the upgraded system for existing clients and commence marketing to our list of potential clients.

Enigmai is looking to commence the development of a mobile app to augment its existing desktop application. Through its customer meetings and trade show feedback, the Company has identified a strong demand for such an application, as more and more organizations would like their employees to be able to connect remotely to their WorkForce Management (WFM) systems.

In the last few months, the Enigmai team has been occupied with the re-development of our front-end system. Now that the front-end development is near completion, the team has commenced work on its planned mobile app design. The mobile app will be rolled out later this year and will provide Enigmai with another competitive advantage as we seek to expand outside of Israel and into new markets, including the North American market in 2022.

Upgrading to the latest technology will open opportunities that are not currently available for Enigmai with potential clients, and in order to satisfy the demand currently present in the marketplace.

Software and Services

While any manager running shifts can benefit from a workforce management system, EBS is most suitable for contact centers , proving invaluable for any big organization, since it can increase productivity while lowering operational costs.

The Market in General

According to Fortune Business Insights, a contact center enterprise with 5,000 employees and about $300 million in annual payroll can save approximately $6 million per year by implementing WFM software.

The workforce management market is segmented into vertical, organization size, deployment, component, and region. The component segment is sub-segmented into solutions and services. The solution segment accounts for the largest component segment, leading the market growth. The deployment segment is sub-segmented into on-premise and on-cloud. Of these, the cloud-based segment dominates the market.

The organization size segment is sub-divided into large enterprises and small & medium enterprises (SMEs).

Of these, the large enterprise segment spearheads the market share. The vertical segment is sub-segmented into defense, government, healthcare, retail, manufacturing, energy & utility, IT & telecommunication, BFSI (banking, financial services, and insurance), and others.

Among these, the retail segment is to have the lion’s share in the market. Recall, though, that our software can satisfy large-sized contact center needs, independent of industry.

In addition to the increasing number of enterprises adopting these solutions, the market growth also contributes to the rising adoption of employee monitoring solutions across the BFSI, IT & telecom, and retail industries.

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Moreover, the rising demand for solutions to gain enhanced control over employees and increasing investments by enterprises in deploying modern time tracking tools to increase employee productivity escalates the workforce management software market growth. Besides, the proliferation of mobile devices in the working culture is encouraging businesses to invest in cloud based WFM solutions infrastructure, allowing employees to log in and access information anytime and anywhere.

The need is great to be able to define for a company and the industry the following:

•	Global Workforce Analytics Market, by type (solutions, services), by deployment (on-premise, on-cloud), by organization size (large, SME’s), and by industry (banking, insurance government, retail, logistics, healthcare, manufacturing).
•	Global Mobile Workforce Management Market, by deployment (Cloud, On-Premise), by end-user (BFSI, communication, logistics, manufacturing, procurement), and by Tools (IOS, Android, MySQL.) Enigmai has demonstrated competence with cloud integrations for existing Israeli clients, as well as on-site implementations, which are a requirement in the BFSI vertical.
•	Global Field Service Management Market Research Report Information by component (solutions, services), deployment (Cloud, On-Premise), organization size (small & medium enterprise, large enterprise), and by vertical (manufacturing).

We believe we can offer case studies of demonstrated customer savings after implementation, our top selling feature.

It should be noted that EBS software satisfies demand in the large call center niche and is independent of any segmentation within that niche other than size. We believe our software has been shown to provide effective solutions for contact centers with greater than 250 seats, independent of industry, indicating a vast market within which new business may be developed in North America.

It is estimated that there are 41,500 contact centers in the United States, 2,905 of which have 250 or more seats.

35% of US contact centers are planning to upgrade or implement WFM software in the next 24 months.

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Source: Babel Research, 2021

Our Targeted Markets

The Company recognizes that their major market is call and contact service centers in the global marketplace. With demonstrated proof of concept in Israel, now that Enigmai has been purchased by a US-based parent company and has secured a strategic partnership with AuroraView, the focus for the next two years is continued business development in the Israeli market, and a plan to expand into the North American marketplace focusing on contact centers with 250 or more seats.

Israel Market

A working business development model is already in operation in Israel, with that process remaining undisturbed.

Isracard, a Mastercard product, utilizes EBS software, lending credibility and proof of concept, particularly in the heavily regulated BFSI vertical market.

The country is prominent among the developing nations in high technology industries. The scarce natural resources and the high education level of the people were instrumental in the country getting a prominent role in high technology domains. The country, known as the second Silicon Valley, has achieved enviable success in the research and development of hi-tech industries like software, communication, and life sciences.

The stiff challenges that the country faces from scarce natural resources like water, cultivable land, and rainfall compelled them to go for high technology industries and to depend on exports and outsourcing jobs. Israel has carved a niche in providing total solutions to a variety of agricultural and industrial needs of various countries the world over.

The call center jobs in Israel have emerged as one of the potential foreign exchange earning industries. The annual growth rate of the call center industry in the country is more than 20% per annum according to the Israeli News Agency 2019 report on calls centers.

The country known for its quality and commitment to providing services is distinct from the other outsourcing destinations of Europe, North America, and Asia. The highly motivated, educated, and quality-conscious labor force is the major reason for its success in the outsourcing industry. The country provides a total solution for the call center and customer service center covering a large gamut of operations right from call center service to database management.

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There is no doubt that Tel Aviv and Jerusalem are the optimal places for American and European companies to outsource their work. It is a scenario that takes place every day in the United States. A consumer needs a service center and calls the toll-free number. They are greeted by a friendly informative call center worker speaking in fluent, unaccented English.

According to Statistica Reports Apr. 2021 call centers in Israel in 2018 accounted for approximately $284 million in annual revenues and that number is growing at 20% per annum which is consistent with the Israel News report. Thus, it is estimated that sales in call centers in Israel in 2021 would be $495 million.

North America and the USA

Those 2,905 large-sized contact centers in the US represent 1,575,000 worker seats. Capturing even a small segment of this market will be a profitable endeavor for Enigmai.

Integrator contact centers, or those that sell outsourced call center seats to end-user clients, represent a unique niche we’d like to pursue due to relative ease of scaling in the new-to-us North American market. No fewer than 30% of all US contact centers represent outsourced activity, demonstrating an abundance of prospects. Further, nearly one in ten contact centers are still using either pen and paper or whiteboards to schedule staff. 33% of the call centers are generating revenue of less than 500 million dollars, while the five largest call centers in the US employ 40,000-47,000 employees each.

America’s largest companies are racing to overhaul customer service operations that are ill-equipped to convert employees to a work-from-home (WFH) environment amid the pandemic.

Many customers who call the hotlines of airlines, retailers, and financial services firms, among others, encounter hours-long wait times, hearing recorded messages saying help is currently unavailable. In one example, American Express’s Platinum Concierge feature has experienced previously unheard of wait times and service failures in summer 2021, antithetical to their full-service platform advertised by the brand. Some companies including AmEx ask that customers manage their issues online or suggest that they hold off on seeking assistance altogether, leading to decreased customer satisfaction.

Companies trying to convert employees to WFH, both in the U.S. and abroad, must determine ways to ensure security of networks and phone lines in an age where cybersecurity is essential. Some of the most-needed services, such as banking and healthcare, involve especially sensitive information that is protected by law.

Businesses are scrambling for temp workers and using bots to help filter callers who need a live person from those who can be helped in other ways, exposing parent companies to untold risk that Enigmai’s EBS software mitigates.

“At every company…all the call-center folks are getting an email from the CEO saying, ‘What’s the plan if I have to vacate’” workers from the office, said Pat Gibbons, marketing chief for customer-service consulting firm Walker Information Inc. Mr. Gibbons said he had stopped taking on new clients to free up resources for existing ones.

Due to the pandemic, opportunities in the US and North American markets have never been better. So far, human contact is in short supply. The login page of American Express Co. is topped with a message, in red letters, warning of long wait times and encouraging people to “use our digital tools. “British Airways’ customer-service line to manage flight reservations has played a message to call back later or visit the company’s website. At the height of the pandemic in 2020, the toll-free number for Procter & Gamble Co.’s Charmin brand toilet paper tells people looking for bathroom tissue that the company is working “as fast as humanly possible” to supply retailers and ends with, “We hope you are able to find it in stores soon,” before disconnecting.

“You have these big rooms with 1,000 people sitting a foot and a half from each other, and the moment something like [Covid-19] pops out, you’ve got to thin them out,” said Rick Bloom, CEO of Support.com, a Sunnyvale, Calif., firm that provides customer-service software and staff for companies who outsource and is hiring hundreds of workers to keep up with demand. The challenges in monitoring a haphazardly converted workforce to a WFH environment provides challenges that our EBS software can solve.

Internet providers face an influx of demand as American workers and school children shift to working and learning online, respectively. Airlines, which are sustaining losses as flights are grounded worldwide, are being inundated with calls from customers needing flight changes, refunds, or help getting home, indicating immense growth in call center seats, and demonstrating increased opportunities to offer EBS software to companies that are seeking solutions.

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Javon Johnson, a professor at the University of Nevada, Las Vegas, recently drove to the airport to speak to a United Airlines Holdings Inc.’s customer-service agent in person after efforts to recover $2,000 spent on canceled flights proved fruitless.

Companies that equip call centers with technical infrastructure and cloud services say the deluge of calls to consumer-facing businesses began with travelers and has shifted to consumers calling makers of in-demand products such as toilet paper and diapers, investors calling financial institutions, and patients calling health systems and insurers, among others.

In many ways, this search for inexpensive overseas labor has backfired on companies. While outsourcing contact centers overseas for less expensive labor has been a trend in recent decades, Enigmai doesn’t see this as a threat, as customer demand in recent years for native English speakers is forcing US companies to bring their outsourced call centers back onshore stateside.

Recently, customers have made more and more frequent complaints about overseas call centers being inadequate. Not only have customers complained directly to companies, but they have also posted public criticism on social media.

Recently, Ohio Senator Brown decided that enough is enough. He and several other Midwestern senators are fighting to keep call center jobs in the US. Senator Brown introduced a bill that would make companies give callers the option to request to speak with a native speaker in the United States. He feels this will help keep jobs in America and give customers the quality call center service they want. This translates into increased business development opportunities for Enigmai.

Call centers are slowly coming back to US soils, much to the delight of consumers. For instance, many upstart call centers only hire American workers. With advancements in technology and increased efficiency, the cost differential between operating out of the US and operating overseas is no longer as large as it once was. This is allowing companies to bring their centers back to the US. Considering the Pandemic will now allow employees to work from home, call centers are becoming an attractive alternative from commuting for 1-2 hours for an 8-hour shift.

Our Marketing Plan and Sales Strategy

Business development strategies in Israel have been effective, with strong leads for potential clients. Revenue from this market will support ongoing operations during ramp-up in the North American market. The Israeli marketing strategy has proven effective, and will continue in the background during this expansion. The marketing plan is focused on our entry into the United States via our strategic US partner, AuroraView.

Strategic Partnership

AuroraView (AV) is a Redmond, WA-based IT consulting and implementation provider with a wealth of experience providing support and onboarding software solutions for contact center clients.

 Enigmai has entered into a collaborative agreement with AV in which AV implements and supports our EBS WFM software to end-user clients for a pass-through fee.

AV has a business development mechanism and key sales personnel in place to bring clients to us. In return, AV collects implementation and IT support revenue, as well as revenue-sharing on our recurring revenue model. After deducting AV’s service cost, service profit will be split between AV and Enigmai. Where AV brings the client, they will further receive 35% of the client licensing fee.

Our first strategy is to collaborate with AV sales personnel to target particular contact centers with 250+ seats that currently do not have WFM software, or are dissatisfied with their current provider. We are seeking enterprise clients that will give us credibility in the new market, as well as integrator companies that have a larger reach. Potential year one targets include:

Progressive Insurance Contact Center | Austin, TX | 2,000 seats

•	T-Mobile Contact Center | Albuquerque, NM | 1,529 seats
•	Call Center Management (integrator) | Culver City, CA | 850 seats

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•	CallZilla (integrator) | Miramar, FL | 300 seats
•	ONVAIO | Mountain View, CA | estimated 300 seats
•	Call Centers 24x7 | Port Angeles, CA | 260 seats

There are two types of call center operations being targeted above: enterprise companies, which have their own in-house call centers; and integrator companies, who operate their own call center services for any number of companies who prefer to outsource their call center operations rather than run them in-house. The integrator companies have a distinct advantage for Enigmai in that no matter how many companies and employees said integrator company contracts with, Enigmai only has to engage with the integrator and not each of the integrator’s clients. This can significantly increase the number of licenses that can be issued simultaneously compared to a single call center operation.

US Sales Professional

In the third and fourth quarters of 2022, we plan to aggressively recruit a business development professional with deep connections in the industry.

The largest proliferation of call centers is concentrated in Texas (710 as of 2018), with Florida a close second with 637 centers. Georgia has 352 centers. it makes strategic sense to have our sales professional based in one of these three states, though that is not a firm requirement.

Our business development professional will be the US face of our company and we will promote him/her as an industry authority by ghostwriting articles and creating video content for our blog that he will post on LinkedIn to be seen as an industry authority, further promoting our brand to industry insiders. Via established relationships and strategic networking, our sales professional will uncover prospects’ pain points in order to provide them with solutions inherent in our EBS software.

Industry Association – NACC

In fiscal 2022 we plan to join the National Association of Call Centers, or NACC, an industry-specific group with call center and vendor members.

A corporate sponsorship costs $8,750 annually. With 8,000 contact center professionals from analyst to executive to CEO/president, we plan to invest in membership and advertising opportunities, as well as attending regional and national conferences once they return to in-person meetings and our salesman has been recruited.

NACC will be a crucial element of brand awareness as we enter the US market. Over 5,300 of 8,000 total NACC members are connected to call centers with 250 or more seats, so advertising to this group will be a most concentrated effort. Email blasts to members costs $3,300. At $1,100 a monthly newsletter banner can link back to our website as a call to action. We can also supersize our advertising by adding an informative article along with banner for $2,200 more per issue. There is an option to sponsor NACC research for $12,500, though this is not on the immediate horizon. Another opportunity may be to provide a member webinar hosted by NACC executive director containing content we provide, at a cost of $12,500 per webinar with NACC marketing support.

Web Presence

An overhaul of the Enigmai website is underway, slated to be completed by the fourth quarter of fiscal 2022. While our new website will be optimized for search, we don’t anticipate driving new business by Google search or social media. Our social media and web presence will merely be landing spots for our prospects to do more homework after our sales professional is hired and NACC advertising is underway.

Potential Media Advertisement

After hiring our US business development professional, there is the potential to advertise to our ideal clients via their potential media channels, with our first two targets as the NPR station and sports talk radio local to our salesman’s first prospect city. These advertisements can be pricey depending on market, time of ad placement and the number of spots (range of $3,000 to $20,000 per quarter.) If this tactic is implemented, we will A|B test both stations for results. This less direct form of advertisement is intended to supplement an aggressive prospecting strategy to be implemented by our new recruit.

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Our Marketplace Strengths and Weaknesses

Please review our section on Risk Factors starting on page 13 for more information about the risks in regard to our management identified strengths and weaknesses and the opportunities and threats to our product and our markets.

•	Owned by a public holding company
•	We currently have 2 large successful clients in Israel
•	Adaptable product with exclusive capability
•	We have entrepreneurial management
•	We have sourced talented developers and programmers
•	We have developed a focused sales strategy to market our products

•	Need to convert to a mobile platform
•	Ownership change
•	Limited staff - uses subcontractors
•	No staffing growth plan in place
•	None of the original programmers are involved any longer with the Company
•	For all practical purposes - considered as a start-up
•	Social media is not up to date
•	The website doesn’t track and serves as a customer landing site, not capturing information unless someone fills out the information request
•	Website appears outdated

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•	Impact on two emerging markets
•	Bones of software are excellent - can create better opportunities with a mobile integration
•	Integrate programs such as payroll/tax credit programs as an add-on
•	Call centers and customer service centers are ever-expanding
•	50% of existing customers in our industry are not happy with their current support and software
•	Due to the COVID-19 pandemic, there are more stay-at-home teams, new opportunities

•	Another pandemic
•	Competition from major players
•	Not enough developers/programmers to keep abreast of modifications and changes
•	May grow too quickly and not be able to keep up with client demand
•	Planning fluidity software appears to require customization for each client
•	Overall economy

Competition and Market Position

The market for our products is competitive, and we expect that competition will continue to intensify as the WFM markets evolve and potentially consolidate. We believe that the trend toward electronic WFM by the use of mobile technology, and particularly cloud solutions, was accelerated by the COVID-19 pandemic.

We believe the primary competitors of our WFM the following Top 5 Competitors - Major WFM Vendors

The information below on market size/share is from 2019 but the article was published Feb. 2021 & the competitors are listed in order of market share,

Kronos is the #1 provider for WFM applications - https://www.appsruntheworld.com/top-10-workforce-management-vendors-market-forecast-and-customer-wins

1.	Kronos & Ultimate Software (the 2 companies merged, now called UKG or Ultimate Kronos Group, before Ultimate Software the 2nd most popular behind Kronos)

1.	primarily targets small/midsize businesses and specific industries like education - https://www.kronosglobal.de/resource/download/1270, market share of 18.2% in 2019

•	Regarding Kronos software

•	“Training required to effectively use the applications...business owners must allow supervisory staff the time to learn the program or hire” outside help to “provide in-service training”
•	Search and research options available as part of the Kronos programs can be overwhelming and the information produced creates a essentially a “potential data minefield for staff investigating narrow questions.” - https://smallbusiness.chron.com/pros-cons-kronos-39358.html

•	Regarding UKG Pro

•	Customer service and interface are lacking
•	No Personal Time Off (PTO) calendar
•	Menu is difficult to navigate - https://www.capterra.com/p/480/UKG-Pro/reviews/

2.	ADP (US)

•	Reporting isn’t user friendly, especially if not tech savvy
•	Poor customer service, the wait for help with the reporting team is long and sales reps. don’t always follow up - https://www.trustradius.com/products/adp-workforce-now/reviews?qs=pros-and-cons

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3.	Workday

•	Needs more integration
•	Search tool needs improvement
•	The time off balance can be unclear
•	The system can’t handle multiple transactions with the same effective date - https://www.trustradius.com/products/workday-hcm/reviews?qs=pros-and-cons

4.	SAP

•	System is complex, makes it difficult to understand all of the functionalities
•	System slows down if multiple data configuration are active
•	Customer Service lacks full understanding of the software’s functionalities - https://www.trustradius.com/products/sap-successfactors/reviews?qs=pros-and-cons

5.	Oracle (US)

•	80% of users mention that navigating the system is tedious
•	“suffers from glitches..combined with poor navigation slows work down and impacts productivity”
•	“Infrequent updates and an outdated UI further decrease efficiency”

You may find this info at - https://www.selecthub.com/workforce-management-software/oracle-workforce-management

Our Source for top 5 competitors: https://www.appsruntheworld.com/top-10-workforce-management-vendors-market-forecast-and-customer-wins

According to Grand View Research, in terms of market concentration, the workforce management software market is more fragmented than consolidated. Although there are corporations like IBM and SAP which are present in the industry, it’s evident that there is space for competitors like Enigmai to seize the opportunity to be innovative and establish themselves alongside these large companies.

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 Existing Customers

Two of Enigmai’s largest clients include:

•	Isracard - among the largest Credit Card companies in Israel branded by Mastercard (500 seats)
•	Clal - One of the largest Insurance companies in Israel (700 seats)

Intellectual Property

Our software and most of the underlying technologies are built using a client-server architecture. Our proprietary algorithms (which is the most sensitive part of the software) are stored separately and only accessible by select team members. We rely on a combination of code segregation, individual access management, copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Software Development

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats.

Government Regulation

We do not believe that we are subject to any governmental regulations or approval requirements affecting our products or services. Complying with the regulations and requirements applicable to our business does not entail a significant cost or burden. We believe that we are in compliance in all material respects with all applicable governmental regulations.

Human Resources

As of June 30, 2022 we have one employee and have consulting agreements with two of our officers. Enigmai has signed an agreement with Aurora View to provide support service for existing clients and software development services. The size of the team is adjusted based on the project we are working on and the work load

Personal relationships with our existing customers are an important part of our business, and our customers have come to rely on the personal service and knowledge of our workforce across all functional areas. When selecting talent, we consider education, experience, diversity, and the likelihood that a candidate will espouse our values of integrity, collaboration, dedication, creativity, and superior customer service.

We are committed to fostering a diverse and inclusive workforce that attracts and retains exceptional talent. In addition, we pride ourselves on an open culture that respects co-workers, values employees’ health and well-being and fosters professional development.

DESCRIPTION OF PROPERTY

The Company’s corporate office is at 2803 Philadelphia Pike, Suite B #565, Claymont, DE 19703, which space is provided free of charge by one of our officers for executive management. Our subsidiary, Enigmai Ltd. occupies shared office facilities 156 Menachem Begin Rd., H Tower recital, 18th Floor, Tel Aviv, Israel, which is provided free of charge by the Company’s legal counsel.

Additional space is expected to be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

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MARKET INFORMATION REGARDING COMMON STOCK AND DIVIDENDS

Our common stock is quoted on the OTC Pink Sheers under the symbol “GSPT.” The closing price of our common stock as reported on the OTC Pink Sheers on September 14, 2022, was $0.017 per share.

As of June 30, 2022, we had 165 stockholders of record. Such number of record stockholders does not include additional stockholders whose shares are held in street or nominee name by banks, brokerage firms, and other institutions on their behalf.

Dividends may be declared and paid out of legally available funds at the discretion of our board of directors (“Board of Directors,” or “Board”). We have never declared or paid any cash dividends on our common stock. We do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We currently intend to utilize all available funds to develop our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial conditions and results of operations of the Company for the fiscal years ended December 31, 2021 and 2020, and the fiscal quarter ended March 31, 2022, should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Historical results and percentage relationships among any amounts in the financial statements are not necessarily indicative of trends in operating results for any future periods. Any forward-looking statements in this discussion and analysis should be read in conjunction with the information set forth in “Note Regarding Forward-Looking Statements” elsewhere herein. In this prospectus, we sometimes refer to the twelve-month period ended December 31, 2021 as 2021, to the twelve month period ended December 31, 2020 as 2020, to the six month period ended June 30, 2022 as the second quarter 2022, and to the six month period ended June 30, 2021 as the second quarter 2021.

Results of Operations

Comparison of the fiscal year ended December 31, 2021 and 2020.

The following table summarizes the results of our operations:

	For Years Ended
	December 31,
	2021	2020

Revenue	$45,075	$52,165

Operating expenses
Cost of revenue	2,705	25,809
Professional fees	112,172	5,894
Consulting fees	428,021	72,272
General and administrative	286,441	6,832
Total operating expenses	829,339	110,807

Operating loss	(784,264)	(58,642)

Other income (expense)
Loss on debt settlement	(135,577)	-
Interest expense	(1,254,863)	(488,640)
Unrealized gain (loss) on investment	(792,933)	988,684
Total other income (expense)	(2,183,373)	500,044

Net Income (Loss)	$(2,967,637)	$441,402

Other comprehensive income (loss)
Net Income (Loss)	$(2,967,637)	$441,402
Foreign currency translation adjustment	(1,575)	(407)
Comprehensive income (loss)	$(2,969,212)	$440,995

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Revenue

We reported revenues of $45,075 and $52,165 in the fiscal years ended December 31, 2021 and 2020, respectively and associated costs of revenue of $2,705 and $25,809, respectively. Costs of revenue decreased substantially from fiscal 2020 to fiscal 2021 as a result of the termination of certain employment contracts upon acquisition of the operating subsidiary, Enigmai.

Operating Expenses

Total operating expenses for the fiscal year ended December 31, 2021, were $829,339 as compared to $110,807 for the fiscal year ended December 31, 2020. The Company incurred $112,172 and $5,894 in professional fees, $428,021 and $72,272 in consulting fees, and $286,441 and $6,832 for general and administrative fees. Year over year expenses increased substantially for the fiscal year ended December 31, 2021, due to the acquisition and operations of our wholly owned subsidiary, Enigmai. The acquisition occurred effective November 24, 2020, and therefore there were limited operations to December 31, 2020. Consulting fees for December 31, 2021, include $293,894 in management fees paid by way of stock based compensation to our President and CEO ($10,845 - December 31, 2020). General and administrative expenses include office and sundry expense, transfer agent costs, marketing, advertising, and promotional expenses.

Other expense

Other expense reported for the fiscal years ended December 31, 2021 totaled $2,183,373 as compared to reported other income for the fiscal year ended December 31, 2020 of $500,044.

During the fiscal year ended December 31, 2021 and 2020, other expenses includes interest expenses of $1,254,863 (December 31, 2020 -$488,640) consisting of amortization of debt discount of $1,246,933 (December 31, 2020 -$488,640) and interest expenses of $7,930 (December 31, 2020 – Nil) and a loss on debt settlement of $135,577 (December 31, 2020 – Nil). Further, during December 31, 2021, the Company reported an unrealized loss on investment of $792,933 as compared to a gain on investment of $988,684 at December 31, 2020, related to the valuation of our ownership of certain marketable securities.

We had a net loss of $2,967,637 for the fiscal year ended December 31, 2021, compared to net income of $441,402 for the fiscal year ended December 31, 2020.

Statement of Cash Flows

Fiscal years ended December 31, 2021, and 2020

The following table summarizes our cash flows for the fiscal years ended December 31, 2021, and 2020

Statements of Cash Flows	2021	2020
Net cash used in operating activities	(219,392)	(36,620)
Net cash provided by/(used in) investing activities	-	-
Net cash provided by financing activities	258,482	2,737
Effect of foreign exchange	(824)	1,268
Net increase (decrease) in cash	38,266	(32,615)

Cash Used in Operating Activities

Cash used in operating activities for the fiscal year ended December 31, 2021, was $219,392 as compared to $36,620 for the fiscal year ended December 31, 2020.

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Cash used in operating activities for the fiscal year ended December 31, 2021, was primarily the result of our net loss of $2,967,637 offset by non-cash items including amortization of debt discount of $1,246,933, stock based compensation of $484,248, a loss on debt settlement of $135,577 and an unrealized loss on investment in securities of $792,933. Changes in operating activities in the fiscal year ended December 31, 2021, included an increase in accounts receivable of $1,580, an increase in in prepaid expenses of $9,200, an increase in unearned revenue of $48,950, and an increase in accounts payable and accrued liabilities of $50,384.

Cash used in operating activities for the fiscal year ended December 31, 2020, was primarily the result of a loss of $441,402 offset by non-cash items including amortization of debt discount of $488,640, stock based compensation of $33,322 and an unrealized gain on investment in securities of $988,684. Changes in operating activities in the fiscal year ended December 31, 2020 included a decrease in prepaid expenses of $2,018, a decrease in deferred revenue of $20,173 and an increase to accounts payable of $6,855.

Cash Provided by Financing Activities

During the fiscal year ended December 31, 2021, financing activities provided cash of $258,482 as compared to 2,737 in fiscal 2020. Results included $134,774 in proceeds from convertible notes in fiscal 2021 as compared to Nil in the same comparative period in fiscal 2020, proceeds from demand loans of $69,000 at December 31, 2021 as compared to Nil in the year ended December 31, 2020 and advances from related parties of $54,708 for the fiscal year ended December 31, 2021, compared to $6,684 at December 31, 2020. During the fiscal year ended December 31, 2020, we repaid $3,947 to related party loans with no comparable repayment at December 31, 2021.

Comparison of the three and six months ended June 30, 2022 and 2021.

Results of Operations

Comparison of three months ended June 30, 2022 and 2021

The following table summarizes the results of our operations:

	Three Months Ended
	June 30,
	2022	2021

REVENUES	$10,887	$10,859

OPERATING EXPENSES
Cost of revenue	653	650
Professional fees	28,200	19,419
Consulting fees	443,635	115,066
Research and development	47,702	-
General and administrative	49,410	58,791
Total operating expenses	569,600	193,926

(Loss) from operations	(558,713)	(183,067)

Other income (expense)
Loss on debt settlement	-	-
Interest expense	(1,183,240)	(426,015)
Unrealized loss on investment	(46,810)	137,120
Total other income (expense)	(1,230,050)	(288,895)

Net income (loss)	$(1,788,763)	$(471,962)

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Revenue

We reported revenues of $10,887 and $10,859 in the three months ended June 30, 2022 and 2021, respectively and associated costs of revenue of $653 and $650, respectively.

Operating Expenses

Total operating expenses for the three months ended June 30, 2022, were $569,600 as compared to $193,926 for the three months ended June 30, 2021. During the three months ended June 30, 2022 and 2021 we reported $28,200 and $19,419 in professional fees, $443,635 and $115,066 in consulting fees, and $49,410 and $58,791 for general and administrative fees, respectively. Period over period expenses increased substantially for the three months ended June 30, 2022 due to an increase in consulting expenses paid by the issuance of shares to a third party investor relations consultant totaling $300,000 and as a result of an increase in research and development expenses from $Nil to $47,702. General and administrative expenses include office and sundry expense, transfer agent costs, marketing, advertising, and promotional expenses.

Other expense

Other expense reported for the three months ended June 30, 2022, totaled $1,230,050 as compared to $288,895 for the three months ended June 30, 2021.

During the three months ended June 30, 2022 and 2021, other expenses includes interest expenses of $1,183,240 (June 30, 2021 - $426,015) consisting of amortization of debt discount and accrued interest expenses. Further, during the three months ended June 30, 2022 the Company reported an unrealized loss on investment of $46,810 as compared to a gain on investment at June 30, 2021 of $137,120, related to the valuation of our ownership of certain marketable securities.

We had a net loss of $1,788,763 at June 30, 2022 as compared to a net loss of $471,962 for the three months ended June 30, 2021.

Results of Operations

Comparison of six months ended June 30, 2022 and 2021

The following table summarizes the results of our operations:

	Six Months Ended
	June 30,
	2022	2021

REVENUES	$22,836	$21,666

OPERATING EXPENSES
Cost of revenue	1,370	1,300
Professional fees	51,272	39,156
Consulting fees	577,501	254,519
Research and development	88,398	-
General and administrative	95,976	122,277
Total operating expenses	814,517	417,252

(Loss) from operations	(791,681)	(395,586)

Other income (expense)
Loss on debt settlement	-	(135,577)
Interest expense	(1,880,808)	(441,954)
Unrealized loss on investment	(100,240)	(468,100)
Total other income (expense)	(1,981,048)	(1,045,631)

Net income (loss)	$(2,772,729)	$(1,441,217)

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Revenue

We reported revenues of $22,836 and $21,666 in the six months ended June 30, 2022 and 2021, respectively and associated costs of revenue of $1,370 and $1,300, respectively.

Operating Expenses

Total operating expenses for the six months ended June 30, 2022, were $814,517 as compared to $417,252 for the six months ended June 30, 2021. During the six months ended June 30, 2022 and 2021 we reported $51,272 and $39,156 in professional fees, $577,501 and $254,519 in consulting fees, and $95,976 and $122,277 for general and administrative fees, respectively. Period over period expenses increased substantially for the six months ended June 30, 2022 due to an increase in consulting expenses paid by the issuance of shares to a third party investor relations consultant totaling $300,000 and as a result of an increase in research and development expenses from $Nil to $88,398. General and administrative expenses experienced a decline period over period as we reduced our overhead in Israel, and include office and sundry expense, transfer agent costs, marketing, advertising, and promotional expenses.

Other expense

Other expense reported for the six months ended June 30, 2022, totaled $1,981,048 as compared to $1,045,631 for the six months ended June 30, 2021.

During the six months ended June 30, 2022 and 2021, other expenses includes interest expenses of $1,880,808 (June 30, 2021 - $441,954) consisting of amortization of debt discount, financing costs and accrued interest expenses. Further, during the six months ended June 30, 2021, the Company recorded a loss on debt settlement of $135,577 with no comparative expense in the current three months ended June 30, 2022. The Company reported an unrealized loss on investment of $100, 240 as compared to a loss on investment at June 30, 2021 of $468,100, related to the valuation of our ownership of certain marketable securities.

We had a net loss of $2,772,729 at June 30, 2022 as compared to a net loss of $1,441,217 for the six months ended June 30, 2021.

Statement of Cash Flows

Six months ended June 30, 2022

The following table summarizes our cash flows for the fiscal years ended December 31, 2021, and 2020

Statements of Cash Flows	2022	2021
Net cash used in operating activities	(253,165)	(23,930)
Net cash provided by/(used in) investing activities	-	-
Net cash provided by financing activities	309,774	120,613
Effect of foreign exchange	(2,451)	(739)
Net increase in cash	54,158	95,944

Cash Used in Operating Activities

Cash used in operating activities for the six months ended June 30, 2022 was $253,165 as compared to $23,930 for the fiscal six months ended June 30, 2021.

Cash used in operating activities for the six months ended June 30, 2022 was primarily the result of our net loss of $2,772,729 offset by non-cash items including amortization of debt discount of $1,302,195, stock based compensation of $267,732, shares issued for a consulting agreement of $300,000, shares issued as financing costs of $563,600, warrant repricing effect of $20, and an unrealized loss on investment in securities of $100,240. Changes in operating activities in the six months ended June 30, 2022 included an increase in accounts receivable of $1,511, an increase in in prepaid expenses of $3,925, a decrease in unearned revenue of $817, and a decrease in accounts payable and accrued liabilities of $10,992.

Cash used in operating activities for the six months ended June 30, 2021 was primarily the result of our net loss of $1,441,217 offset by non-cash items including amortization of debt discount of $440,053, stock based compensation of $252,443, a loss on debt settlement of $135,577 and an unrealized loss on investment in securities of $468,100. Changes in operating activities in the six months ended June 30, 2021 included an decrease in in prepaid expenses of $121, an increase in unearned revenue of $69,645, and an increase in accounts payable and accrued liabilities of $51,348.

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Cash Provided by Financing Activities

During the six months ended June 30, 2022, financing activities provided cash of $309,774 as compared to $120,613 in the six months ended June 30, 2021. Results included $76,194 in proceeds from convertible notes in fiscal 2021 as compared to $366,360 in the six months ended June 30, 2022, advances from related parties of $2,045 for the six months ended June 30, 2022, compared to $48,419 for the six months ended June 30, 2021, offset by repayments to related parties of $58,631 and $4,000 in the six months ended June 30, 2022 and 2021, respectively.

Plan of Operation:

We have developed an advanced workforce management system for scheduled environments which we currently market in Israel and plan to market in the U.S. and globally. To date we have generated modest revenues from operations, and while we have various contracts in place for future development, there is no assurance of future revenues.

Liquidity and Capital Resources

The Company has been in the start-up phase and has generated modest revenues from its operations with ongoing operational losses to date, and while we have customer contracts in place currently, there is no assurance of future revenues. As of June 30, 2022, the Company had a working capital deficit of $3,644,274 with approximately $95,951 of cash on hand and an accumulated deficit of $5,303,466. During the six months ended June 30, 2022 the Company received net proceeds of $301,360 from a securities purchase agreement and convertible note with an investor, as well as $65,000 under certain convertible loan treaty agreements from third party investors. There can be no assurance further funding will be available under the agreement. The Company has also entered into an equity purchase agreement to raise up to $5,000,000 with respect to the sale of certain shares to be registered in consideration for put notices under an equity line. The Company anticipates a need for a further $5,000,000 in fiscal 2022 and 2023 to meet its upgraded software infrastructure requirements and for marketing of its WFM software and has filed this registration statements on Form S-1 to facilitate this requirement. The issuance of additional securities may result in significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

Covid-19 Pandemic

The recent COVID-19 pandemic could have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain planned business activities. The Company may be required to cease operations if it is unable to finance its’ operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or continue to implement its planned business objectives to obtain profitable operations.

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Going Concern

During the six months ended June 30, 2022, the Company reported a loss of $2,772,729 as compared to loss of $1,441,217 for the same period ended June 30, 2021; cash used in operations totaled $253,165 for the six months ended June 30, 2022, as compared to cash used in operations of $23,930 for the same period ended June 30, 2021. At June 30, 2022, the Company had negative working capital of $3,644,274. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s existing business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There are no assurances that the Company will be able to meet its obligations, raise funds or continue to implement its planned business objectives to obtain profitable operations.

Off Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

These critical accounting policies and estimates by our management should be read in conjunction with Note 2 Summary of Significant Accounting Policies to the Audited Consolidated Financial Statements for the years ended December 31, 2021 and 2020, and the three and six months ended June 30, 2022 and 2021.

The preparation of consolidated financial statements in accordance U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses in the reporting period. We regularly make estimates and assumptions that affect the reported amounts of assets and liabilities. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.

The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

We consider the following accounting policies and estimates to be both those most important to the portrayal of our financial condition and those that require the most subjective judgment:

●	Foreign currency translation
●	Revenue Recognition
●	Convertible Debt and Beneficial Conversion Features
●	Stock Settle Debt

Foreign Currency Translation

The Company uses the U.S. Dollar as the reporting currency for its financial statements. Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of the Company’s wholly owned subsidiary is the Israeli Shekel (“ILS”).

All transactions initiated in ILS are translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-30, “Translation of Financial Statements,” as follows:

i)	assets and liabilities are translated at the closing rate at the date of the balance sheet, or

1USD=3.5017 ILS (June 30, 2022) and 1USD=3.1125 ILS (December 31, 2021)

ii)	income and expenses are translated at average exchange rates for six months ended June 30, or

1USD=3.27116 ILS (in 2022) and 1USD=3.26923 ILS (in 2021);

iii)	all resulting exchange differences are recognized as other comprehensive income, a separate component of equity.

Adjustments arising from such translations are included in accumulated other comprehensive income (loss) in stockholders’ equity.

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Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from software licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. In each of the three and six months ended June 30, 2022, and 2021, the Company generated revenues from subscriptions to the Company’s workforce software, the ENIGMAI Business Suite. Customers pay a fixed fee for access to the software suite. Thereafter, customers pay 12% of the software cost annually for maintenance and support. Updates and new software versions are included in the maintenance costs. Set up fees and software costs are expensed when the software is operational for each client. Annual maintenance fees are generally charged in advance at the start of each contract year and amortized over the year. The Company also generates revenue from time to time from ad hoc service/software installation projects which are invoiced on completion. During the three and six months ended June 30, 2022, the Company recognized revenue of $10,887 and $22,836, respectively. Balances of deferred revenue at June 30, 2022 and December 31, 2021 totaled $43,438 and $49,738, respectively.

Convertible Debt and Stock Settled Debt

The Company adopted ASU 2020-06 effective January 1, 2022. In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market. In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature. As of June 30, 2022, and December 31, 2021, the Company had recorded within Convertible Notes, net of discount, the amount of $2,741,251 and $1,388,207 for the value of the stock settled debt for certain convertible notes.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), or ASU 2020-06. The guidance in ASU 2020-06 simplifies the accounting for convertible instruments and its application of the derivatives scope exception for contracts in its own equity. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years, with early adoption permitted. The Company adopted this standard on January 1, 2022, using the modified retrospective approach. The adoption of ASU 2020-06 did not have a material impact on the Company’s condensed consolidated financial statements.

The following significant accounting changes occurred as result of the adoption of ASU 2020-06:

Consolidated Balance Sheet	December 31, 2021 As Reported	Effect of the Adoption of ASU 2020-06	January 1, 2021 As Adjusted
Convertible notes, net	1,782,410	394,203	2,17,613
Additional paid-in-capital	1,151,511	(394,203)	757,308

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

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Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), as experts in accounting and auditing.

DIRECTORS OFFICERS AND CONTROL PERSONS

We are dependent on the efforts and abilities of senior management. The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. No assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following table sets forth the names and ages of our current directors and executive officers as well as the principal offices and positions held by each person. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. We have no promoters as Rule 405 of Regulation S-K defines that term.

Name	Age	Title

Eliav Kling	49	Chief Executive Officer, and Director

Louis Shefsky	71	President, Secretary, Treasurer, Chief Financial Officer, and Director

Eital Muskal	48	Vice President, Business Development

Eliav Kling, Chief Executive Officer, and Director.

Mr. Kling joined the Company on November 4, 2020.  Mr. Kling is an entrepreneur, business developer, and real estate investor with over 25 years of experience in the tech industry and business world. His years of experience and expertise in the corporate IT world is where he sharpened his analytical skills, crisis management, and remote team management.  Since 2016, Mr. Kling has operated his own consulting firm, Kerra Real Estate Consulting Ltd.  He received a BA in Computer Science from The Academic College of Tel Aviv in 2001 and a diploma in practical engineering - electronics and control systems from AMAL Handesaim BET Israel in 1992.

Louis Shefsky, President, Secretary, Treasurer, CFO and Director

Mr. Shefsky joined the Company on November 4, 2020.   Mr. Shefsky is an entrepreneur and business executive with over 35 years of experience in the public markets who has been operating his own consulting company, Vantage Consulting, since 2006. His years of experience and expertise help him connect tech startups with the right investors.

Eital Muskal, Vice President

Ms. Muskal joined the Company on November 15, 2020.  For the past two decades, Mrs. Muskal navigated her career as a lawyer and a senior business strategy specialist while assuming increased responsibilities and higher-level roles through different industries. She holds an L.L.B degree from the Netanya Academic College in Israel, 1998, and was the founder of a boutique law firm specializing in immigration and relocation processes where she developed complex business models to support Israeli companies in their expansion to North America. Since 2013, Mrs. Muskal has been self-employed holding  positions as a strategy executive leading and implementing corporate growth initiatives. She has led the execution of business development plans for corporations in the private sector.

Family Relationships

There are no family relationships between any director or executive officer.

Director Independence

Our board of directors is currently composed of two members, neither of whom qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

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Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Investor Relations team. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. All communications addressed to our Director and Executive Officers will be reviewed by the appropriate Officer unless the communication is clearly frivolous.

Board Committees

We do not currently have any committees.

Our board is actively involved in our risk oversight function and collectively undertakes risk oversight as part of our monthly management meetings. This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

Given our size, we do not have a nominating committee or a diversity policy. Our entire board monitors and assesses the need for and qualifications of additional directors. We may adopt a diversity policy in the future in connection with our anticipated growth.

Long-Term Incentive Plans

We do not have a Long-Term Incentive Plan that involves ongoing Restricted Stock and Stock Option grants of which are performance based. We have not issued any Stock Option grants.

Promoters and Certain Control Persons

Involvement in Certain Legal Proceedings

During the past ten years, except as noted above, the officers and directors of the Company have not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) iii)

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers (or NEOs) for our last completed fiscal year consisted of (i) our principal executive officer, and; (ii) our two most highly compensated executive officers, other than the principal executive officer. For the year ended December 31, 2021, our NEOs were the following individuals:

●	Eliav Kling, our current Chief Executive Officer;

●	Louis Shefsky our current President, Secretary. Treasurer and Chief Financial Officer

●	Eital Muskal, our current Vice President of Business Development.

Summary Compensation Table

The following table sets forth certain information relating to the total compensation earned for services rendered to us in all capacities by our NEOs for 2021 and 2020.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)		Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Eliav Kling	2021	-	150,000	(1)	-	-	150,000
Chief Executive Officer	2020	-	-		-	-

Louis Shefsky	2021	-	143,894	(2)	-	-	143,894
President, Secretary, Treasurer, Chief Financial Officer	2020	-	10,645	(2)	-	-	-

Eital Muskal	2021	79,366	56,227	(3)	-	-	-
Vice President, Business Development	2020	-	-		-	-	-

(1)  On January 1, 2021, the Company and its CEO and director, Eliav Kling, entered into a compensation agreement for a term of one year, ending December 31, 2021, pursuant to which the Company agreed to compensation of $150,000 in the form of 10,714,286 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.014 per share.

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(2) On December 1, 2020, the Company entered into a compensation agreement with Louis Shefsky, a director and officer of the Company, pursuant to which the Company issued a total of 8,975,000 unregistered, restricted shares of common stock, valued at $130,138. The term of the contract was from December 1, 2020 to November 30, 2021. A total of $10,645 was expensed during fiscal 2020 and the remaining $119,293 in fiscal 2021. On December 1, 2021, the Company entered into a new one-year compensation agreement with Mr. Shefsky under which the Company issued a total of 1,054,339 shares of unregistered, restricted common stock at $0.28 per share for a total value of $295,215. The term of the contract was from December 1, 2021 to November 30, 2022. In respect to this contract a total of $24,601 was expensed in fiscal 2021.

(3) On November 15, 2020, the Company entered into an employment agreement with Eital Muskal as VP of Strategy and Business Development for Enigmai Ltd., the Company’s wholly owned subsidiary. Under the terms of the employment agreement, Ms. Muskal receives compensation of $160,000 Canadian dollars per annum (approximately US$126,000), with the initial payments commencing February 2021, paid as follows: cash consideration of CDN$100,000 and CDN$60,000 in consideration by way of the issuance of shares of the common stock of the Company which shall be paid quarterly, based on a 10% discount to the 10 day average trading price at the time of issuance in year one, and a discount of 15% in year two, and using the applicable rate of exchange from Canadian to US dollars at the valuation date. During fiscal 2021 Ms. Eital received a total of 395,812 shares including a bonus, valued at $56,227.

Employment Agreements with our Executive Officers

Pension Benefits

 We do not current have any pension benefit plans.

Employment Agreements with our Executive Officers

Eital Muskal

On November 15, 2020, the Company entered into an employment agreement with Eital Muskal as VP of Strategy and Business Development for Enigmai Ltd., the Company’s wholly owned subsidiary. Under the terms of the employment agreement, Ms. Muskal receives compensation of $160,000 Canadian dollars per annum (approximately US$126,000), paid as follows: cash consideration of CDN$100,000 and CDN$60,000 in consideration by way of the issuance of shares of the common stock of the Company which shall be paid quarterly, based on a 10% discount to the 10 day average trading price at the time of issuance and using the applicable rate of exchange from Canadian to US dollars at the valuation date. On February 15, 2021, May 15, 2021, August 15, 2021, and November 15, 2021, respectively a total of 304,165, 26,266, 8,989, and 31,750 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares. At the end of the term of the contract, the Company agreed to issue a bonus to its VP Business Development and Strategy in the amount of CDN$10,000 paid by the issuance of 24,642 shares of common stock at a discount of 10% to the market price on the date of issue. Further, on expiry, the Company and the consultant agreed to extend the contract for a further year and amend the terms of the employment agreement to provide those shares issued as compensation under the terms of the agreement shall be issued at a 15% discount to market, on the same terms and conditions, with the contract terminating on November 15, 2022. On February 15, 2022, 171,354 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares. On May 15, 2022, 335,261 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares.

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Eliav Kling

On January 1, 2021, the Company and its CEO and director, Eliav Kling, entered into a compensation agreement for a term of one year, ending December 31, 2021, pursuant to which the Company agreed to compensation of $150,000 in the form of 10,714,286 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.014 per share, which amount has been amortized over the term of the contract.

On January 1, 2022, the Company and its CEO and director, Eliav Kling entered into a compensation agreement for a term of one year, ending December 31, 2022, pursuant to which the Company issued 1,216,545 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.1498 per share, which amount will be amortized over the term of the contract.

Louis Shefsky

On December 1, 2020, the Company entered into a compensation agreement with Louis Shefsky, a director and officer of the Company, pursuant to which the Company issued a total of 8,975,000 unregistered, restricted shares of common stock, valued at $130,138., which amount was amortized over the term of the contract. The term of the contract was from December 1, 2020 to November 30, 2021.

On December 1, 2021, the Company entered into a new one-year compensation agreement with Mr. Shefsky under which the company issued a total of 1,054,339 shares of unregistered, restricted common stock at $0.28 per share for a total value of $295,215, which amount will be amortized over the term of the contract The term of the contract was from December 1, 2021 to November 30, 2022.

Director Compensation

Currently, there is no compensation in any form including payments of cash or in equity paid for services rendered as Directors. Additionally, no award of salary or equity has been accrued as payable for any director for any current or prior service. At this time no other plan for compensation has been developed for either salary or equity compensation. It is contemplated that the registrant would develop and approve a plan as soon as it has adequate resources to do so. Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

There is no compensation disclosed on the Director Compensation Table below as the Directors of the Company received no compensation as Directors; instead, any compensation received is shown in the Executive Compensation Summary Table above for those Officers who happen also to be Directors of ours.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s common stock by all our executive officers and directors, and by each stockholder who beneficially owns more than 5% of the Company’s common stock, as of June 30, 2022 based on 107,416,146 shares issued and outstanding.

The information provided in the table below is based on our records, information filed with OTC Markets and information provided by our directors and executive officers. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Golden Star Enterprises Ltd.,

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
Eliav Kling	11,930,831	11.1%
Louis Shefsky	10,029,339	9.3%
Eital Muskal	902,427	0.84%

Officers and Directors as a Group (3 Persons)	22,862,597	21.24%

HOLDERS OF MORE THAN 5% BENEFICIAL OWNERSHIP
Ofir Herzas	8,000,000	7.4%
Michael Kahiri	7,500,000	6.98%

58

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The Company does not currently have any stock option plans.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company does not currently have any equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of the related person transactions that the Company has participated in at any time during each of the previous three fiscal years.

On November 4, 2020, the then Board of Directors and officers resigned, and Eliav Kling and Louis Shefsky were appointed to the Board of Directors and as officers of the Company, thus effecting a change in control of the Company. Ms. Eital Muskal was appointed Vice President of Strategy and Business development on November 15, 2020.

Louis Shefsky

On December 1, 2020, the Company entered into a compensation agreement with Louis Shefsky, a director and officer of the Company, pursuant to which the Company issued a total of 8,975,000 unregistered, restricted shares of common stock, valued at $130,138. The term of the contract was from December 1, 2020 to November 30, 2021. During the fiscal year ended December 31, 2020, the Company recorded expenses of $10,845 and deferred compensation of $119,293 which amount was expensed in fiscal 2021.

On December 1, 2021, the Company entered into a new one-year compensation agreement with Mr. Shefsky under which the company issued a total of 1,054,339 shares of unregistered, restricted common stock at $0.28 per share for a total value of $295,215. During the year ended December 31, 2021, the Company recorded expense of $24,601 and deferred compensation of $270,614 which is recorded on the balance sheet as deferred compensation to be amortized over fiscal 2022 until the end of the contract term.

During the three and six months ended June 30, 2022, the Company recorded expense of $73,803 and $147,606, respectively pursuant to the terms of the consulting agreements. During the three and six months ended June 30, 2021, the Company recorded expense of $32,535 and $65,070, respectively pursuant to the terms of the consulting agreements. At June 30, 2022, there remained deferred compensation of $123,008 which is recorded on the balance sheet as deferred compensation to be amortized over fiscal 2022 until the end of the contract term.

Eliav Kling

During the fiscal year ended December 31, 2020, Mr. Kling, a director and officer of the Company advanced a total of $1,534 to the Company for operational expenses. During the fiscal year ended December 31, 2021, Mr. Kling further advanced a total of $55,077 to the Company for operational expenses. During the six months ended June 30, 2022, Mr. Kling further advanced a total of $2,045 to the Company for operational expenses and was repaid in cash in the amount of $58,631. As at June 30, 2022 and December 31, 2021, Mr. Kling was owed a total of $26 and $56,361, respectively. The amount is reflected in the financial statements as due to related parties.

59

On January 1, 2021, the Company and its CEO and director, Eliav Kling, entered into a compensation agreement for a term of one year, ending December 31, 2021, pursuant to which the Company agreed to compensation of $150,000 in the form of 10,714,286 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.014 per share, all of which was expensed in fiscal 2021.

On January 1, 2022, the Company and its CEO and director, Eliav Kling entered into a compensation agreement for a term of one year, ending December 31, 2022, pursuant to which the Company issued 1,216,545 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.1498 per share. During the three and six months ended June 30, 2022, the Company recorded expense of $45,561 and $91,122, respectively pursuant to the terms of the consulting agreement. During the three and six months ended June 30, 2021, the Company recorded expense of $37,500 and $75,000, respectively pursuant to the terms of the consulting agreement. At June 30, 2022 there remained deferred compensation of $91,116 which is recorded on the balance sheet as deferred compensation to be amortized over fiscal 2022 until the end of the contract term.

Ofir Hersaz

On each of December 31, 2021 and December 31, 2020, respectively, Mr. Hersaz, a former director of the Company’s subsidiary and 8% shareholder of the Company, was owed $2,301 (6,381 NIS) and $2,542 (7,381 NIS), which amounts are reflected on the financial statements as due to related parties. Amounts owing to Mr. Hersaz were reduced by $241 (1,000 ILS) during the year ended December 31, 2021.

At June 30, 2022, Mr. Hersaz was owed $1,825 (6,381 ILS) which amount is reflected on the financial statements as due to related parties.

Eital Muskal

On November 15, 2020, the Company entered into an employment agreement with Eital Muskal as VP of Strategy and Business Development for Enigmai Ltd., the Company’s wholly owned subsidiary. Under the terms of the employment agreement, Ms. Muskal receives compensation of $160,000 Canadian dollars per annum (approximately US$126,000), paid as follows: cash consideration of CDN$100,000 and CDN$60,000 in consideration by way of the issuance of shares of the common stock of the Company which shall be paid quarterly, based on a 10% discount to the 10 day average trading price at the time of issuance and using the applicable rate of exchange from Canadian to US dollars at the valuation date. On February 15, 2021, May 15, 2021, August 15, 2021, and November 15, 2021, respectively a total of 304,165, 26,266, 8,989, and 31,750 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares. At the end of the term of the contract, the Company agreed to issue a bonus to its VP Business Development and Strategy in the amount of CDN$10,000 paid by the issuance of 24,642 shares of common stock at a discount of 10% to the market price on the date of issue. Further, on expiry, the Company and the consultant agreed to extend the contract for a further year and amend the terms of the employment agreement to provide those shares issued as compensation under the terms of the agreement shall be issued at a 15% discount to market, on the same terms and conditions, with the contract terminating on November 15, 2022. On February 15, 2022, 171,354 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares. On May 15, 2022, 335,261 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares.

RECENT SALES OF UNREGISTERED SECURITIES

Between January 1, 2019 and December 31, 2021, and through June 30, 2022, we have issued the following securities.

(1)	There were no stock transactions during the fiscal year ended December 31, 2019.

(2)

On October 27, 2020, a creditor of the Company assigned a total of $50,000 of outstanding debt payable to two third parties. Concurrently these parties elected to convert the debt into 7,407,408 shares of common stock at $0.00675 per share. The shares were administratively issued subsequent to December 31, 2020.

60

(3)

On October 31, 2020, a total of 22,000,000 shares were issued pursuant to the acquisition agreement with Enigmai of which 20,000,000 shares were issued to the shareholders of Enigmai and their assigns, and 2,000,000 shares were issued to third parties as finders fees.

(4)

On December 1, 2020, 18,275,000 unregistered, restricted shares of common stock were issued to certain consultants pursuant to a series of consulting agreements with the Company, including Louis Shefsky, an officer and director of the Company, who received 8,975,000 common shares

(5)	Effective January 1, 2021, 10,714,286 unregistered, restricted shares of common stock were issued by the Company to its CEO and director, Eliav Kling, pursuant to an executive compensation agreement.

(6)	On March 3, 2021, 4,108,400 shares of common stock were issued to settle certain debt.

(7)	On June 15, 2021, 13,025,762 shares of common stock were issued to settle certain debt.

(8)	On August 15, 2021, 80,000 unregistered, restricted shares of common stock were issued by the Company to consultants pursuant to advisory agreements.

(9)	During the year ended December 31, 2021, 395,812 unregistered, restricted shares of common stock

were	issued to an employee pursuant to an employment agreement.

(10)

Effective December 1, 2021, 1,054,339 unregistered, restricted shares of common stock were issued by the Company to its President and director, Louis Shefsky, pursuant to an executive compensation agreement.

(11)	Effective January 1, 2022, 1,216,545 unregistered, restricted shares of common stock were issued by the Company to its CEO and director, Eliav Kling, pursuant to an executive compensation agreement.

(12)	During the six months ended June 30, 2022, a total of 506,615 unregistered, restricted shares of common stock valued at $23,404 were issued to an employee pursuant to an employment agreement.

(13)	During the six months ended June 30, 2022, a total of 4,650,000 unregistered, restricted shares of common stock issued to consultants in December 2020 were cancelled without consideration.

(14)

On May 20, 2022, 4,920,000 unregistered, restricted shares of common stock valued at $186,960 were issued to Mast Hill Fund L.P. under the Security Purchase Agreement as commitment shares which we have including in financing costs.

(15)

On May 20, 2022, 701,053 unregistered, restricted shares of common stock valued at $26,640 were issued to J.H. Darbie in regard to an agreement to introduce a financier for the Company, we have booked the issuance as financing costs.

(16)

On June 6, 2022, 7,500,000 unregistered, restricted shares of common stock valued at $300,000 were issued to Michael Kahiri pursuant to consulting agreement with the Company and valued at the fair market value on the date of issue, or $0.04 per share.

All of the shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering; all of the shares contain a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

61

FINANCIAL STATEMENTS

62

GOLDEN STAR ENTERPRISES LTD.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2022 and 2021

(Unaudited)

(Stated in US Dollars)

63

F-1

GOLDEN STAR ENTERPRISES LTD.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS

CURRENT ASSETS:
Cash	$95,951	$41,793
Accounts receivable	-	1,606
Prepaid expenses	1,121	851
Other receivable	11,006	8,623
Marketable securities	194,332	294,572
Total current assets	302,410	347,445

TOTAL ASSETS	$302,410	$347,445

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$89,474	$124,244
Due to related parties	1,851	58,662
Deferred revenue	43,438	49,738
Demand loans	69,000	69,000
Convertible notes	3,742,921	1,782,410
Total current liabilities	3,946,684	2,084,054

TOTAL LIABILITIES	3,946,684	2,084,054

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 500,000,000 shares authorized, 107,416,146 and 97,221,933, issued and outstanding as at June 30, 2022 and December 31, 2021, respectively	10,742	9,722
Additional paid-in capital	1,927,798	1,151,511
Deferred stock-based compensation	(279,367)	(364,860)
Accumulated deficit	(5,303,466)	(2,530,737)
Accumulated other comprehensive loss	19	(2,245)
Total stockholders’ deficit	(3,644,274)	(1,736,609)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$302,410	$347,445

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

GOLDEN STAR ENTERPRISES LTD.

 Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

REVENUES	$10,887	$10,859	$22,836	$21,666

OPERATING EXPENSES
Cost of revenue	653	650	1,370	1,300
Professional fees	28,200	19,419	51,272	39,156
Consulting fees	443,635	115,066	577,501	254,519
Research and development	47,702	-	88,398	-
General and administrative	49,410	58,791	95,976	122,277
Total operating expenses	569,600	193,926	814,517	417,252

(Loss) from operations	(558,713)	(183,067)	(791,681)	(395,586)

Other income (expense)
Loss on debt settlement	-	-	-	(135,577)
Interest expense	(1,183,240)	(426,015)	(1,880,808)	(441,954)
Unrealized loss on investment	(46,810)	137,120	(100,240)	(468,100)
Total other income (expense)	(1,230,050)	(288,895)	(1,981,048)	(1,045,631)

Net income (loss)	$(1,788,763)	$(471,962)	$(2,772,729)	$(1,441,217)

Other comprehensive loss
Net Loss	$(1,788,763)	(471,962)	$(2,772,729)	$(1,441,217)
Foreign currency translation adjustment	1,673	27	2,264	77
Comprehensive loss	$(1,787,090)	$(471,935)	$(2,770,465)	$(1,441,140)

Basic and diluted net loss per common share	$(0.02)	$(0.01)	$(0.03)	$(0.02)

Weighted average shares, basic and diluted	101,220,384	85,130,566	99,865,329	82,512,550

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

GOLDEN STAR ENTERPRISES LTD.

 Condensed Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Common Stock		Additional			Accumulated Other	Total
	Shares	Amount ($)	Paid-in Capital ($)	Deferred Compensation ($)	Accumulated Deficit ($)	Comprehensive Loss ($)	Stockholders’ Deficit ($)
Balance, December 31, 2021	97,221,933	9,722	1,151,511	(364,860)	(2,530,737)	(2,245)	(1,736,609)
Opening balance adjustment due to the adoption of ASU 2020-06	-	-	(394,203)	-	-	-	(394,203)
Share issuance under employment agreement	171,354	17	11,772	-	-	-	11,789
Stock awards to consultants and management	1,216,545	122	182,117	(182,239)	-	-	-
Amortization of deferred stock-based compensation	-	-	-	133,866	-	-	133,866
Unrealized gain on foreign currency translation	-	-	-	-	-	591	591
Net loss	-	-	-	-	(983,966)	-	(983,966)
Balance, March 31, 2022	98,609,832	9,861	951,197	(413,233)	(3,514,703)	(1,654)	(2,968,532)
Share issuance under employment agreement	335,261	34	11,581	-	-	-	11,615
Share issuance as financing cost	5,621,053	562	213,038	-	-	-	213,600
Shares issuance under consulting agreement	7,500,000	750	299,250	-	-	-	300,000
Shares cancellation	(4,650,000)	(465)	465	-	-	-	-
Amortization of deferred stock-based compensation	-	-	-	133,866	-	-	133,866
Warrants issued under stock purchase agreement	-	-	102,247	-	-	-	102,247
Warrants issued under equity purchase agreement			350,000				350,000
Warrants repricing	-	-	20	-	-	-	20
Unrealized gain on foreign currency translation	-	-	-	-	-	1,673	1,673
Net loss	-	-	-	-	(1,788,763)	-	(1,788,763)
Balance, June 30, 2022	107,416,146	10,742	1,927,798	(279,367)	(5,303,466)	19	(3,644,274)

	Common Stock		Additional		Accumulated	Accumulated Other	Total
	Shares	Amount ($)	Paid-in Capital ($)	Deferred Compensation ($)	Earnings (Deficit) ($)	Comprehensive Loss ($)	Stockholders’ Deficit ($)
Balance, December 31, 2020	67,843,334	6,784	278,234	(231,666)	436,900	(670)	489,582

Share issuance for debt conversion	4,108,400	411	163,925	-	-	-	164,336
Share issuance under employment agreement	304,165	30	11,865	-	-	-	11,895
Stock awards to consultants and management	10,714,286	1,072	148,928	(150,000)	-	-	-
Amortization of deferred stock-based compensation	-	-	-	137,462	-	-	137,462
Unrealized gain on foreign currency translation	-	-	-	-	-	50	50
Net loss	-	-	-	-	(969,255)	-	(969,255)
Balance, March 31, 2021	82,970,185	8,297	602,952	(244,204)	(532,355)	(620)	(165,930)
Share issuance for debt conversion	13,025,762	1,302	93,135	-	-	-	94,437
Share issuance under employment agreement	26,266	3	12,384	-	-	-	12,387
Amortization of deferred stock-based compensation	-	-	-	114,981	-	-	114,981
Unrealized gain on foreign currency translation	-	-	-	-	-	27	27
Net loss	-	-	-	-	(471,962)	-	(471,962)
Balance, June 30, 2021	96,022,213	9,602	708,371	(129,223)	(1,004,317)	(593)	(416,060)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

GOLDEN STAR ENTERPRISES LTD.

 Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For Six Months Ended
	June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,772,729)	$(1,441,217)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued as financing costs	563,600	-
Warrants repricing	20
Shares issued for consulting agreement	300,000	-
Loss on debt settlement	-	135,577
Amortization of debt discount	1,302,195	440,053
Stock-based compensation	267,732	252,443
Unrealized loss on investment	100,240	468,100
Changes in operating assets and liabilities:
Increase in accounts receivable	1,511	-
Increase in prepaid expenses and other receivables	(3,925)	121
Decrease in unearned revenue	(817)	69,645
Increase in accounts payable and accrued liabilities	(10,992)	51,348
Net cash used in in operating activities	(253,165)	(23,930)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (repayment) from related party	2,045	48,419
Repayments to related party	(58,631)	(4,000)
Proceeds from convertible notes, net	366,360	76,194
Net cash provided by financing activities	309,774	120,613

Foreign exchange effect on cash	(2,451)	(739)
Net increase (decrease) in cash	54,158	95,944
Cash at beginning of period	41,793	3,527
Cash at the end of the period	$95,951	$99,471

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Investing and Financing Activities:
Advances from third party settled with convertible notes	$-	$28,759
Advances from third party transferred to convertible notes	$-	$6,500
Shares issued to settle convertible notes	$-	$28,759
Stock-settled debt liability	$128,625	$3,738,794
Stock award under deferred compensation	$182,239	$150,000
Shares issued under accounts payable and accrued liabilities	$23,404	$24,282
Warrants issued under stock purchase agreement	$102,247	$-
Warrants issued under equity purchase agreement	$350,000	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 1 – Organization and Description of Business

Golden Star Enterprises Ltd. (the “Company”) was incorporated on September 13, 1993, in the State of Delaware as Power Direct, Inc. On January 31, 2000, the Company changed its name to 2U Online.com Inc. On October 8, 2003, the Company changed its name to Golden Spirit Minerals Ltd. On October 19, 2004, the Company changed its name to Golden Spirit Mining Ltd. On July 18, 2005, the Company changed its name to Golden Spirit Gaming Ltd. On June 30, 2006, the Company changes its name to Golden Spirit Enterprises Ltd. On August 29, 2011, the Company changed its name to Terralene Fuels Corporation. On June 5, 2013, the Company changed its name to Golden Star Enterprises Ltd.

On October 27, 2020, the Company entered into an acquisition agreement with the shareholders of Enigmai Ltd., an operating enterprise software company established in 2009 that offers clients a workforce management system solution, whereby the Company acquired 100% of the issued and outstanding shares of Enigmai Ltd in exchange for 20,000,000 restricted common shares of the Company (the “Share Exchange”). The Company further agreed to pay a finder’s fee of 2,000,000 shares to third parties. The transaction closed effective October 31, 2020, and the Company administratively issued the shares on November 24, 2020, making Enigmai Ltd. a wholly owned subsidiary of the Company.

On November 4, 2020, the then Board of Directors and officers resigned, and Eliav Kling and Louis Shefsky were appointed to the Board of Directors and as officers of the Company, thus effecting a change in control of the Company.

During the six months ended June 30, 2022 the Company entered into certain financing agreements (Note 6) in order to continue to implement its ongoing plans to upgrade its workforce management software suite, including an equity purchase agreement to raise up to $5,000,000 for which the Company is currently preparing a Form S-1 Registration Statement for submission to the Securities and Exchange Commission (“SEC”) (Note 9). .

Going Concern

During the six months ended June 30, 2022, the Company reported a loss of $2,772,729 as compared to loss of $1,441,217 for the same period ended June 30, 2021; cash used in operations totaled $253,165 for the six months ended June 30, 2022, as compared to cash used in operations of $23,930 for the same period ended June 30, 2021. At June 30, 2022, the Company had negative working capital of $3,644,274. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s existing business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The recent COVID-19 pandemic could have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain planned business activities. The Company may be required to cease operations if it is unable to finance its’ operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or continue to implement its planned business objectives to obtain profitable operations.

The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

F-6

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the instructions to Form 10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited December 31, 2021 consolidated financial statements filed on OTC Markets on June 7, 2022.

As discussed in Note 2, Recent Accounting Standards, to the Consolidated Financial Statements, the Company adopted Accounting Standards Update No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), effective January 1, 2022. Comparative prior period Consolidated Financial Statements have not been restated for ASU 2020-06 but are not effected comparable to the current period Consolidated Financial Statements.

Year End

The Company has selected December 31 as its year end.

Principals of Consolidation

The consolidated financial statements include the accounts of Golden Star Enterprises Ltd. and its 100% controlled subsidiary, Enigmai Ltd. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and assumptions include timing of recognition of revenue on software service renewals and expenses related thereto. Actual results could differ from those estimates.

Foreign Currency Translation

The Company uses the U.S. Dollar as the reporting currency for its financial statements. Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of the Company’s wholly owned subsidiary is the Israeli Shekel (“ILS”).

All transactions initiated in ILS are translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-30, “Translation of Financial Statements,” as follows:

i)	assets and liabilities are translated at the closing rate at the date of the balance sheet, or

1USD=3.5017 ILS (June 30, 2022) and 1USD=3.1125 ILS (December 31, 2021)

ii)	income and expenses are translated at average exchange rates for six months ended June 30, or

F-7

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 2 – Summary of Significant Accounting Policies (continued)

Foreign Currency Translation (cont’d)

1USD=3.27116 ILS (in 2022) and 1USD=3.26923 ILS (in 2021);

iii)	all resulting exchange differences are recognized as other comprehensive income, a separate component of equity.

Adjustments arising from such translations are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Marketable Securities

The Company’s investments in marketable equity securities are classified based on the nature of the securities and their availability for use in current operations. The Company’s marketable equity securities are measured at fair value with unrealized gains and losses reported in other income (expense), net (“OI&E”). If there is a permanent decline in the market value of the securities, this permanent market value adjustment is taken into income in the period.

Stock-based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period (typically the vesting period) and reduced for actual forfeitures in the period they occur. Stock-based compensation is included as consulting fees in our condensed consolidated statements of operations and comprehensive loss.

Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from software licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

In each of the three and six months ended June 30, 2022, and 2021, the Company generated revenues from subscriptions to the Company’s workforce software, the ENIGMAI Business Suite. Customers pay a fixed fee for access to the software suite. Thereafter, customers pay 12% of the software cost annually for maintenance and support. Updates and new software versions are included in the maintenance costs. Set up fees and software costs are expensed when the software is operational for each client. Annual maintenance fees are generally charged in advance at the start of each contract year and amortized over the year. The Company also generates revenue from time to time from ad hoc service/software installation projects which are invoiced on completion. During the three and six months ended June 30, 2022, the Company recognized revenue of $10,887 and $22,836, respectively. Balances of deferred revenue at June 30, 2022 and December 31, 2021 totaled $43,438 and $49,738, respectively.

F-8

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 2 – Summary of Significant Accounting Policies (continued)

Disaggregated Revenues

Total revenues, consisting of disaggregated sales across each revenue component were as follows:

Revenue by channel during the three months ended June 30:

	2022 $	2022%	2021 $	2021%

Software subscription	$9,580	88%	$9,556	88%
Maintenance fees	1,306	12%	1,303	12%
Service/Software installation	-	0%	-	0%
TOTAL	$10,887	100%	$10,959	100%

Revenue by channel during the six months ended June 30:

	2022 $	2022%	2021 $	2021%

Software subscription	$20,095	88%	$19,066	88%
Maintenance fees	2,740	12%	2,600	12%
Service/Software installation	-	0%	-	0%
TOTAL	$22,836	100%	$21,666	100%

Concentration of Credit Risks

Concentration of Major Customers

For the three and six months ended June 30, 2022, and 2021, the Company received 100% of its revenue from two customers.

Convertible Debt and Stock Settled Debt

The Company adopted ASU 2020-06 effective January 1, 2022. In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market. In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature. As of June 30, 2022, and December 31, 2021, the Company had recorded within Convertible Notes, net of discount, the amount of $2,741,251 and $1,388,207 for the value of the stock settled debt for certain convertible notes (see Note 6).

Original Issue Discount and Debt Issue Costs

If debt is issued with an original issue discount, the original issue discount is recorded to debt discount, reducing the face amount of the note and is amortized over the life of the debt to the statement of operations as amortization of debt discount. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

F-9

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 2 – Summary of Significant Accounting Policies (continued)

Original Issue Discount and Debt Issue Costs (cont’d)

The Company may pay debt issue costs in connection with raising funds through the issuance of debt whether convertible or not or with other consideration. These costs are recorded as debt discounts and are amortized over the life of the debt on the statement of operations as amortization of debt discount.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carry forwards. Deferred tax assets and liabilities are measured at rates expected to apply to taxable income in the years in which those temporary differences and carry forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is recorded when it is not more likely than not that all or a portion of the net deferred tax assets will be realized.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations and comprehensive income (loss). Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of certain convertible notes payable.

The table below reflects the potentially dilutive securities outstanding during each reporting period:

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Share purchase warrants	19,000,000	-
Equity agreement share purchase warrants	10,000,000	-
Convertible notes	101,686,528	58,182,528
Total	130,686,528	58,182,528

Recently issued accounting pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), or ASU 2020-06. The guidance in ASU 2020-06 simplifies the accounting for convertible instruments and its application of the derivatives scope exception for contracts in its own equity. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years, with early adoption permitted. The Company adopted this standard on January 1, 2022, using the modified retrospective approach. The adoption of ASU 2020-06 did not have a material impact on the Company’s condensed consolidated financial statements.

The following significant accounting changes occurred as result of the adoption of ASU 2020-06:

F-10

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Recently issued accounting pronouncements (Cont’d)

Consolidated Balance Sheet	December 31, 2021 As Reported	Effect of the Adoption of ASU 2020-06	January 1, 2021 As Adjusted
Convertible notes, net	1,782,410	394,203	2,17,613
Additional paid-in-capital	1,151,511	(394,203)	757,308

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3 – Marketable Securities

As at June 30, 2022 and December 31, 2021, marketable securities consisted of the following:

	June 30, 2022	December 31, 2021
4,728,283 shares of Wee-Cig International Corp. (“WCIG”)	$194,332	$294,572
35,187 shares of Bravo Enterprises Ltd.	-	-
Total	$194,332	$294,572

During the three and six months ended June 30, 2022, the Company recorded an unrealized loss of $46,810 and $100,240, respectively, on the change in fair market value of these investments. During the three and six months ended June 30, 2021, the Company recorded an unrealized gain of $137,120 and an unrealized loss $468,100, respectively, on the change in fair market value of these investments.

Note 4 – Revenue Contracts

During the year ended December 31, 2021, the Company renegotiated two revenue contracts as follows:

Revenue contract 1:

On March 3, 2021, the Company entered into a three-year contract for the Enigmai Business Suite commencing January 1, 2021, and terminating December 31, 2023, whereunder the Customer agreed to remit the entire contract amount of 232,213 Israeli Shekels (Approx. US$71,150) in advance to secure a fixed annual rate for the term of the contract. The contract was paid in May 2021. The Company recorded revenue of 19,351 Israeli Shekels (Approx. US$5,779) and 38,702 Israeli Shekels (Approx. US$11,831) in respect to services provided for the three and six months ended June 30, 2022, respectively. As of June 30, 2022, and December 31, 2021, 116,107 Israeli Shekels (Approx. US$33,157) and 154,809 Israeli Shekels (Approx. US$49,738) has been recorded as deferred revenue and will be reflected as revenue in future periods.

Revenue contract 2:

On February 14, 2021, the Company entered into a three-year contract for the Enigmai Business Suite commencing January 1, 2021, and terminating December 31, 2023, whereunder the Customer agreed to annual payments in advance of 64,000 Israeli Shekels (Approx. US$19,600) in year one and 72,000 Israeli Shekels (Approx. US$22,100) in each of years two and three of the contract. The first-year fee under the contract was paid in May 2021. The second-year fee under the contract was paid in April 2022. The Company recorded revenue of 18,000 Israeli Shekels (Approx. US$5,375) and 36,000 Israeli Shekels (Approx. US$11,005) in respect to services provided for the three and six months ended June 30, 2022, respectively. As of June 30, 2022, and December 31, 2021, 36,000 Israeli Shekels (Approx. US$10,281) and 0 Israeli Shekels has been recorded as deferred revenue and will be reflected as revenue in future periods.

F-11

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 5– Deferred Stock-based Compensation

On December 1, 2020, the Company entered into certain consulting agreements with five consultants to the Company, including one member of management pursuant to which the Company issued a total of 18,275,000 unregistered, restricted shares of common stock, valued at $264,988. Included in the cumulative shares issued are a total of 8,975,000 unregistered, restricted shares of common stock issued to Mr. Louis Shefsky, the Company’s President and Secretary, at fair market value of $0.0145 per share. Each of the consulting contracts had a term of six months, save the contract with Mr. Shefsky, which had a term of one year, and each of the aforementioned contracts were expensed over their respective term.

During the six months ended June 30, 2022, a total of 4,650,000 unregistered, restricted shares of common stock issued to two of the aforementioned consultants were voluntarily returned to the Company and cancelled without consideration.

On January 1, 2021, the Company and its CEO and director, Eliav Kling, entered into a compensation agreement for a term of one year, ending December 31, 2021, pursuant to which the Company agreed to compensation of $150,000 in the form of 10,714,286 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.014 per share.

On August 15, 2021, the Company entered into advisory agreements with two consultants each with a term of two years, pursuant to which the Company issued a total of 80,000 unregistered, restricted shares of common stock, valued at $116,000.

On December 1, 2021, the Company entered into a compensation agreement for a term of one year with its President and Secretary, Louis Shefsky pursuant to which the Company issued a total of 1,054,339 unregistered, restricted shares of common stock, valued at $295,215.

On January 1, 2022, the Company and its CEO and director, Eliav Kling, entered into a compensation agreement for a term of one year, ending December 31, 2022, pursuant to which the Company agreed to compensation in the form of 1,216,545 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.1498 per share.

During the three months ended June 30, 2022, and 2021, $133,866 and $114,981 was expensed, respectively. During the six months ended June 30, 2022, and 2021, $267,732 and $252,443 was expensed, respectively.

As of June 30, 2022, and December 31, 2021, the unamortized portion of the deferred compensation agreements totaled $279,367 and $364,860, respectively.

Note 6 – Debt

Convertible Notes:

The Company has the following convertible notes outstanding as of June 30, 2022 and December 31, 2021:

	June 30,	December 31,
	2022	2021
Loan treaty agreements, net of discount	$2,741,251	$1,388,207
Security purchase agreement, net of discount	213,264	-
Other convertible note	788,406	394,203
Total convertible notes	$3,742,921	$1,782,410

F-12

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 6 – Debt (continued)

Loan Treaty Agreements

On March 8, 2021, the Company entered into two Loan Treaty Agreements with two third parties (“Treaty Agreement”) whereby each lender has agreed to provide a loan in the amount of up to $250,000 in tranches over a period of one year from time to time as agreed between the lender and the Company. Each amount deposited has a term of 12 months for repayment and shall bear an interest rate of 8% per annum. In addition, at the option of the Lender, the loan amount or any portion thereof is convertible into restricted, unregistered shares of the Common Stock of the Company at a fixed rate of $0.02 per share, being a 50% discount to the market price of the shares of the Company as published on OTC Markets as of the date of this Agreement, provided that at no time may the Lender hold more than 9.99% of the outstanding Common Stock of the Company. Each promissory note issued hereunder, or part thereof, may be converted into unrestricted common shares at the one-year anniversary of the deposit of the funds to the Company. During the fiscal year ended December 31, 2021, the two third parties who had funded $45,093 and $46,101, respectively, under their Treaty Agreements assigned their Treaty Agreements to a third party who consolidated the two agreements into one Treaty Agreement and funded an additional $50,080.

During the six months ended June 30, 2021, the Company received an aggregate amount of $46,934. The Company recorded $191,112 as the liability on stock settled debt associated with the funding tranches which amount is amortized over the term of the notes.

During the six months ended June 30, 2022, the Company received additional aggregate proceeds of $65,000, of which $40,000 was received from an additional lender on the same terms and conditions as the prior Treaty Agreements. The Company recorded $128,625 as the liability on stock settled debt associated with the funding tranches which amount is amortized over the term of the notes.

The carrying value of the tranches is as follows:

	June 30,	December 31,
	2022	2021
Principal issued	$206,274	$141,274
Stock-settled liability	2,952,743	2,824,118
	3,159,017	2,965,392
Unamortized debt discount	(417,766)	(1,577,185)
Total convertible notes	$2,741,251	$1,388,207

The interest expenses for the tranches are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Interest expense on notes	$4,114	$1,189	$7,268	$1,901
Amortization of debt discount	594,992	424,826	1,288,044	440,053
Total:	$599,106	$426,015	$1,295,312	$441,954

As of June 30, 2022, the unpaid interest balance was $12,803 (December 31, 2021 - $5,535) which amount is included in Accounts payable and accrued liabilities.

F-13

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 6 – Debt (continued)

Security Purchase Agreement with Warrant

On May 20, 2022, the Company entered into a Security Purchase Agreement (‘SPA”) with an investor for the purchase and issuance of a 12% senior secured promissory note (the “Note”) in the principal amount of $370,000 with gross proceeds to the Company of $333,000, after deducting a 10% Original Issue Discount (“OID”). The Term of the Note is twelve months. The conversion rate of the Note is $0.01 per share. The Company agreed to pay a finder’s fee in respect of the Note in the amount of $26,640 and legal fees of $5,000. Net funds of $301,360 were allocated to be expended for operating costs including the further execution of the Company’s business plan.Further, in conjunction with the Note, the Company agreed to issue a series of five-year warrants with exercise terms as follows: 15,000,000 shares at $0.04 per share; 2,000,000 shares at $0.10 per share; 1,000,000 shares at $0.20 per share and 1,000,000 shares at $0.50 per share. In addition, the warrants issued under the SPA have an anti-dilution clause whereby if at any time while the warrants are outstanding, the Company shall sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities priced at less than the exercise price of the warrants, then the Company is obligated to notify the warrant holder and to adjust the warrant exercise price by reducing, at the option of the Holder and only reduced to equal the issuance price or the new issuance such that the number of Warrant Shares issuable shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment (for the avoidance of doubt, the aggregate Exercise Price prior to such adjustment is calculated as follows: the total number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment (without regard to the Beneficial Ownership Limitation) multiplied by the Exercise Price in effect immediately prior to such adjustment).

In accordance with ASC 470 – Debt, the gross proceeds of $370,000 were allocated based on the relative fair values of the convertible notes and the warrants of $267,753 and $102,247, respectively. The Warrant was valued at $102,247 and was recorded as a debt discount which is being amortized over the life of the Note. In addition, the Note had and OID and related legal fees in the cumulative amount of $68,640 which was recorded as a debt discount which is also being amortized over the life of the Note. The total debt discount was $170,887.

The carrying value of convertible note is as follows:

	June 30,	December 31,
	2022	2021
Principal issued	$370,000	$-

Unamortized debt discount	(156,735)	-
Total convertible notes	$213,264	$-

The interest expenses for the tranches are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Interest expense on notes	$4,987	$-	$4,987	$-
Amortization of debt discount	14,151	-	14,151	-
Total:	$19,138	$-	$19,138	$-

On June 6, 2022, the Company issued shares under a consulting agreement priced at $0.04 per share thus triggering a repricing the share purchase warrants issued under the SPA to an exercise price of $0.04 per share (Note 8).

F-14

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 6 – Debt (continued)

Other Convertible Notes

The Company acquired total debt in the form of advances from third parties in the aggregate amount of $517,215 as a result of a reverse acquisition during the year ended December 31, 2020.

On November 16, 2020, certain of these third party debt holders entered into convertible notes with the Company in respect to debt totaling $488,640 whereunder the Holder has the right, in its sole discretion, at any time, with three (3) days written notice, to convert any part of the notes into shares of the Company’s common stock at a conversion rate of a 50% discount to the market close on the last trading day prior to the date of the convertible notes; i.e. November 13, 2020 which was $0.00725 per share. As of December 31, 2020, the unamortized balance of the beneficial conversion feature was $nil and the principal amount payable under the notes was $488,640. During the year ended December 31, 2021, 13,025,762 shares were issued to settle debt in the amount of $94,437 reducing the principal balance payable to $394,203.

The Company adopted ASU 2020-06 effective as of January 1, 2022, using the modified retrospective method. The carrying value is as follows:

	June 30,	December 31,
	2022	2021
Principal issued	$394,203	$394,203
Stock-settled liability	394,203	-
Total convertible notes	$788,406	$394,203

Advances from Third Party:

During the three months ended March 31, 2021, a creditor of the Company making up total remaining advances of $28,759 from the cumulative $517,215 acquired on the reverse merger assigned their debt in full to a third party. Concurrently the assignee elected to convert the debt into 4,108,400 shares of common stock at $0.007 per share. The 4,108,400 shares of common stock issued had a total fair value of $164,336, which resulted in the Company recording a loss on debt settlement of $135,577. As a result of this conversion the debt balance of $28,759 was extinguished leaving a balance of $0.

Demand Loans:

On June 30, 2021, the Company issued a promissory note (the “Note”) to a third party in the principal amount of $19,000. The Note bears interest at the rate of 8% per annum and is due and payable by the Company upon demand from the debtor.

On August 20, 2021, the Company issued a promissory note (the “Note”) to a third party in the principal amount of $50,000. The Note bears interest at the rate of 8% per annum and is due and payable by the Company upon demand from the debtor.

We recorded interest expenses of $1,376 and $2,737 for the three and six months ended June 30, 2022, respectively. As of June 30, 2022, the unpaid interest balance was $4,961 (December 31, 2021 - $2,224) which amount is included in Accounts payable and accrued liabilities, and the principal balance payable for loans due on demand was $69,000.

F-15

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 7 – Equity Purchase Agreement

On May 27, 2022, the Company entered into an Equity Purchase Agreement (“EPA”) with Mast Hill Fund, L.P., wherein Mast Hill agreed to commit to the purchase of up to Five Million Dollars ($5,000,000) worth of the Company’s common stock at a price equal to 70% of the volume weighted average price of the Company’s Common Stock on the Principal Market on the Trading Day during the seven days preceding the respective Put Date for the duration of the Offering (the “Offering”) for a period of two years from the effective date of this prospectus, unless extended by our Board of Directors for up to an additional ninety (90) days. The Company has agreed to file a registration statement on Form S-1 in order to facilitate the EPA.

Note 8 – Capital Stock

The Company’s authorized capital is 500,000,000 common shares with a par value of $0.0001 per share.

Shares issued in the six months ended June 30, 2021:

Effective January 1, 2021, 10,714,286 unregistered, restricted shares of common stock were issued by the Company to its CEO and director, Eliav Kling, pursuant to an executive compensation agreement (Note 5).

During the six months ended June 30, 2021, a total of 330,431 unregistered, restricted shares of common stock valued at $24,383 were issued to an employee pursuant to an employment agreement (Note 9).

On March 3, 2021, 4,108,400 shares of common stock were issued to settle certain debt (Note 6).

On June 15, 2021, 13,025,762 shares of common stock were issued to settle certain debt (Note 6)

Shares issued in the six months ended June 30, 2022:

Effective January 1, 2022, 1,216,545 unregistered, restricted shares of common stock were issued by the Company to its CEO and director, Eliav Kling, pursuant to an executive compensation agreement (Note 5).

During the six months ended June 30, 2022, a total of 506,615 unregistered, restricted shares of common stock valued at $23,404 were issued to an employee pursuant to an employment agreement (Note 9).

During the six months ended June 30, 2022, a total of 4,650,000 unregistered, restricted shares of common stock issued to consultants in December 2020 were cancelled without consideration.

On May 20, 2022, 4,920,000 unregistered, restricted shares of common stock valued at $186,960 were issued to an investor under the Security Purchase Agreement as commitment shares which we have including in financing costs (Note 6).

On May 20, 2022, 701,053 unregistered, restricted shares of common stock valued at $26,640 were issued to a Broker in regard to an agreement to introduce a financier for the Company, we have booked the issuance as financing costs.

On June 6, 2022, 7,500,000 unregistered, restricted shares of common stock valued at $300,000 were issued to a consultant pursuant to consulting agreement with the Company and valued at the fair market value on the date of issue.

There were 107,416,146 and 97,221,933 shares of common stock issued and outstanding at June 30, 2022 and December 31, 2021, respectively.

F-16

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 9 – Warrants

On May 20, 2022, the Company issued cumulative 19,000,000 warrants to a convertible note holder in conjunction with certain financing agreements (Note 6) with exercise terms as follows: 15,000,000 shares at $0.04 per share; 2,000,000 shares at $0.10 per share; 1,000,000 shares at $0.20 per share and 1,000,000 shares at $0.50 per share. The fair value of the warrants granted was estimated at $0.038 or $722,000 using the Black-Scholes pricing model.

On May 27, 2022, the Company issued 10,000,000 warrants to an investor conjunction with equity purchase agreements (Note 7) with exercise at $0.06 per share. The fair value of the warrants granted was estimated at $0.035 or $350,000 using the Black-Scholes pricing model.

Certain warrants above include dilution protection for the warrant holders, which could cause the exercise price to be reduced as a result of a financing event at a valuation below the exercise price in effect at the time. During the six months ended June 30, 2022, as a result of additional share issuances below the original exercise price of certain warrants, the warrant exercise price was downward adjusted for certain of the Warrants to $0.04 per share. The downward pricing adjustment on each of the modification dates did not result in any additional expense.

In accordance with authoritative accounting guidance, the fair value of the outstanding common stock purchase warrants was calculated using the Black-Scholes option-pricing model with the following assumptions at the measurement date(s):

Measurement date
Dividend yield	0%
Expected volatility	351.08 ~ 515.59
Risk-free interest rate	2.71 ~ 2.80%
Expected life (years)	5 years
Stock Price	$0.0295 ~ $0.038
Exercise Price	$0.04-$0.50

The following table summarizes information with respect to outstanding warrants to purchase common stock of the Company at June 30, 2022 and December 31, 2021:

Exercise Price	December 31, 2021	Issued	Repricing	Exercised	June 30, 2022	Expiration Date
$0.04	-	15,000,000		-	15,000,000	May 20, 2027
$0.10	-	2,000,000	0.04	-	2,000,000	May 20, 2027
$0.20	-	1,000,000	0.04	-	1,000,000	May 20, 2027
$0.50	-	1,000,000	0.04	-	1,000,000	May 20, 2027
$0.06	-	10,000,000	0.04		10,000,000	May 27, 2027
	-	29,000,000		-	29,000,000

F-17

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 9 – Warrants (continued)

A summary of the warrant activity for the period ended June 30, 2022, and December 31, 2021 is as follows:

		Weighted- Average Exercise	Weighted- Average Remaining Contractual	Aggregate Intrinsic
	Shares	Price	Term	Value
Outstanding at December 31, 2021	-	$-	-	$-
Grants	29,000,000	0.04	5	-
Exercised	-			-
Expired	-			-
Outstanding at June 30, 2022	29,000,000	$0.04	4.89	$-

Exercisable at June 30, 2022	29,000,000	$0.04	4.89	$-

Note 10 – Commitments and Contingencies

On November 15, 2020, the Company entered into an employment agreement with Eital Muskal as VP of Strategy and Business Development for Enigmai Ltd., the Company’s wholly owned subsidiary. Under the terms of the employment agreement, Ms. Muskal receives compensation of $160,000 Canadian dollars per annum (approximately US$126,000), paid as follows: cash consideration of CDN$100,000 and CDN$60,000 in consideration by way of the issuance of shares of the common stock of the Company which shall be paid quarterly, based on a 10% discount to the 10 day average trading price at the time of issuance and using the applicable rate of exchange from Canadian to US dollars at the valuation date. On February 15, 2021, May 15, 2021, August 15, 2021, and November 15, 2021, respectively a total of 304,165, 26,266, 8,989, and 31,750 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares. At the end of the term of the contract, the Company agreed to issue a bonus to its VP Business Development and Strategy in the amount of CDN$10,000 paid by the issuance of 24,642 shares of common stock at a discount of 10% to the market price on the date of issue. Further, on expiry, the Company and the consultant agreed to extend the contract for a further year and amend the terms of the employment agreement to provide those shares issued as compensation under the terms of the agreement shall be issued at a 15% discount to market, on the same terms and conditions, with the contract terminating on November 15, 2022. On February 15, 2022, 171,354 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares. On May 15, 2022, 335,261 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares.

During the quarter ended September 30, 2021, the Company formed an Advisory Board and entered into Advisory agreements with two independent consultants. The Agreements have a term of two years from August 15, 2021 and provide that the advisors will provide advice and recommendations regarding the Company’s business strategy and corporate development. Under the terms of the agreements the Company issued the advisors a cumulative 80,000 shares of unregistered, restricted common stock in consideration for their services.

In December 2021, the Company filed a lawsuit in Israel against the original founders of Enigmai for Breach of Contract, and for damages in the amount of 559,977 NIS (approximately $179,845 USD). With the acquisition of Enigmai, the original founders of Enigmai agreed to assist the Company in its transition, and more specifically, with training on the use of its software, and performance of various services related to the upgrading of the product. During the month of October 2021, both original founders of Enigmai informed the Company that they would cease providing their services on October 31, 2021, contrary to agreed upon terms of the acquisition of Enigmai, wherein, the founders agreed to assist the Company until the transition was complete and all improvements, upgrades and training of the product was completed. The Company has not yet received a response to the claim filed in Israel. The lawsuit was filed in the regional court in Tel Aviv, and since the defendants (the original founders) failed to respond to the claim, the Company has filed for judgment without response. The Company as of the date of this filing is waiting for a ruling on the motion.

F-18

GOLDEN STAR ENTERPRISES LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 11 – Related Party Transactions

Louis Shefsky

On December 1, 2020, the Company entered into a compensation agreement with Louis Shefsky, a director and officer of the Company, pursuant to which the Company issued a total of 8,975,000 unregistered, restricted shares of common stock, valued at $130,138. The term of the contract was from December 1, 2020 to November 30, 2021.

On December 1, 2021, the Company entered into a new one-year compensation agreement with Mr. Shefsky under which the Company issued a total of 1,054,339 shares of unregistered, restricted common stock at $0.28 per share for a total value of $295,215. The term of the contract was from December 1, 2021 to November 30, 2022.

During the three and six months ended June 30, 2022, the Company recorded expense of $73,803 and $147,606, respectively pursuant to the terms of the consulting agreements. During the three and six months ended June 30, 2021, the Company recorded expense of $32,535 and $65,070, respectively pursuant to the terms of the consulting agreements. At June 30, 2022, there remained deferred compensation of $123,008 which is recorded on the balance sheet as deferred compensation to be amortized over fiscal 2022 until the end of the contract term.

Eliav Kling

On January 1, 2021, the Company and its CEO and director, Eliav Kling, entered into a compensation agreement for a term of one year, ending December 31, 2021, pursuant to which the Company agreed to compensation of $150,000 in the form of 10,714,286 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.014 per share.

On January 1, 2022, the Company and its CEO and director, Eliav Kling entered into a compensation agreement for a term of one year, ending December 31, 2022, pursuant to which the Company issued 1,216,545 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.1498 per share.

During the three and six months ended June 30, 2022, the Company recorded expense of $45,561 and $91,122, respectively pursuant to the terms of the consulting agreement. During the three and six months ended June 30, 2021, the Company recorded expense of $37,500 and $75,000, respectively pursuant to the terms of the consulting agreement. At June 30, 2022 there remained deferred compensation of $91,116 which is recorded on the balance sheet as deferred compensation to be amortized over fiscal 2022 until the end of the contract term.

During the fiscal year ended December 31, 2020, Mr. Kling, a director and officer of the Company advanced a total of $1,534 to the Company for operational expenses. During the fiscal year ended December 31, 2021, Mr. Kling further advanced a total of $55,077 to the Company for operational expenses. During the six months ended June 30, 2022, Mr. Kling further advanced a total of $2,045 to the Company for operational expenses and was repaid in cash in the amount of $58,631. As at June 30, 2022 and December 31, 2021, Mr. Kling was owed a total of $26 and $56,361, respectively. The amount is reflected in the financial statements as due to related parties.

Ofir Hersaz

At June 30, 2022 and December 31, 2021, respectively, Mr. Hersaz, a former director of the Company’s subsidiary and over 8% shareholder of the Company, was owed $1,825 (6,381 ILS) and $2,301 (6,381 ILS) which amounts are reflected on the financial statements as due to related parties.

Note 12 - Subsequent Events

The Company has evaluated events for the period from June 30, 2022, through September 8, 2022, the date on which these financial statements were issued, and determined that there are no additional events requiring disclosure.

F-19

GOLDEN STAR ENTERPRISES LTD.

CONSOLIDATED FINANCIAL STATEMENTS

For Years ended December 31, 2021, and 2020

(Audited)

Prepared by Management

(Stated in US Dollars)

F-20

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Golden Star Enterprises Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Golden Star Enterprises Ltd. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity(deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues sufficient to cover operating expenses and has negative working capital which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-2

Going Concern – Disclosure

The consolidated financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Consideration of the Company’s Ability to Continue as a Going Concern” above, the Company has not generated revenues sufficient to cover its operating expenses and has a net working capital deficit. The Company has contractual obligations such as commitments for repayments of accounts payable and demand loans and convertible notes payable and accrued interest (collectively “obligations”). Currently management’s forecasts and related assumptions illustrate their ability to meet the obligations through management of expenditures, obtaining additional financing through loans from related and unrelated parties, and private placements of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through related and unrelated party loans.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments to conclude that it is probable that the Company’s plans will be effectively implemented and will provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining it is probable that the Company’s plans will be effectively implemented include its ability to manage expenditures, its access funding from the capital market, and obtain loans from related and unrelated parties. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following, among others: (i) evaluating the probability that the Company will be able to access funding from the capital market; (ii) evaluating the probability that the Company will be able to manage expenditures, and (iii) evaluating the probability that the Company will be able to obtain loans from related and unrelated parties.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2021.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

May 24, 2022

F-3

GOLDEN STAR ENTERPRISES LTD.

 Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020
ASSETS

CURRENT ASSETS:
Cash	$41,793	$3,527
Accounts receivable	1,606	-
Prepaid expenses	851	-
Other receivable	8,623	122
Marketable securities	294,572	1,087,505
Total current assets	347,445	1,091,154

TOTAL ASSETS	$347,445	$1,091,154

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$124,244	$73,758
Due to third parties	-	35,259
Due to related parties	58,662	3,915
Deferred revenue	49,738	-
Demand loans	69,000	-
Convertible notes	1,782,410	488,640
Total current liabilities	2,084,054	601,572

TOTAL LIABILITIES	2,084,054	601,572

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.0001 par value, 500,000,000 shares authorized, 97,221,933 and 67,843,334, issued and outstanding	9,722	6,784
Additional paid-in capital	1,151,511	278,234
Deferred stock-based compensation	(364,860)	(231,666)
Accumulated earnings (deficit)	(2,530,737)	436,900
Accumulated other comprehensive loss	(2,245)	(670)
Total stockholders’ equity (deficit)	(1,736,609)	489,582

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$347,445	$1,091,154

The accompanying notes are an integral part of these consolidated financial statements

F-4

GOLDEN STAR ENTERPRISES LTD.

 Consolidated Statements of Operations and Comprehensive Income (Loss)

	For Years Ended
	December 31,
	2021	2020

Revenue	$45,075	$52,165

Operating expenses
Cost of revenue	2,705	25,809
Professional fees	112,172	5,894
Consulting fees	428,021	72,272
General and administrative	286,441	6,832
Total operating expenses	829,339	110,807

Operating loss	(784,264)	(58,642)

Other income (expense)
Loss on debt settlement	(135,577)	-
Interest expense	(1,254,863)	(488,640)
Unrealized gain (loss) on investment	(792,933)	988,684
Total other income (expense)	(2,183,373)	500,044

Net Income (Loss)	$(2,967,637)	$441,402

Other comprehensive income (loss)
Net Income (Loss)	$(2,967,637)	$441,402
Foreign currency translation adjustment	(1,575)	(407)
Comprehensive income (loss)	$(2,969,212)	$440,995

Basic and diluted net income (loss) per common share
Basic	$(0.033)	$0.022
Diluted	$(0.033)	$0.005

Weighted average shares, basic and diluted
Basic	89,450,311	20,160,926
Diluted	89,450,311	87,559,547

The accompanying notes are an integral part of these consolidated financial statements

F-5

GOLDEN STAR ENTERPRISES LTD.

 Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Additional		Accumulated	Accumulated Other	Total Stockholders’
	Shares	Amount ($)	Paid-in Capital ($)	Deferred Compensation ($)	Earnings (Deficit) ($)	Comprehensive Income (Loss) ($)	Equity(Deficit) ($)
Balance, December 31, 2019	20,160,926	2,016	(1,776)	-	(4,502)	(263)	(4,525)
Recapitalization	20,000,000	2,000	(470,850)	-	-	-	(468,850)
Share issuance for debt conversion	7,407,408	740	(740)	-	-	-	-
Share issuance for finder’s fee	2,000,000	200	(200)	-	-	-	-
Stock awards to consultants and management	18,275,000	1,828	263,160	(264,988)	-	-	-
Amortization of deferred stock-based compensation	-	-	-	33,322	-	-	33,322
Beneficial conversion feature associated with convertible notes	-	-	488,640	-	-	-	488,640
Unrealized loss on foreign currency translation	-	-	-	-	-	(407)	(407)
Net income	-	-	-	-	441,402	-	441,402

Balance, December 31, 2020	67,843,334	6,784	278,234	(231,666)	436,900	(670)	489,582

Share issuance for debt conversion	17,134,162	1,713	257,060	-	-	-	258,773
Share issuance under employment agreement	395,812	40	56,187	-	-	-	56,227
Stock awards to consultants and management	11,848,625	1,185	560,030	(561,215)	-	-	-
Amortization of deferred stock-based compensation	-	-	-	428,021	-	-	428,021
Unrealized loss on foreign currency translation	-	-	-	-	-	(1,575)	(1,575)
Net loss	-	-	-	-	(2,967,637)	-	(2,967,637)

Balance, December 31, 2021	97,221,933	9,722	1,151,511	(364,860)	(2,530,737)	(2,245)	(1,736,609)

The accompanying notes are an integral part of these consolidated financial statements

F-6

GOLDEN STAR ENTERPRISES LTD.

 Consolidated Statements of Cash Flows

	Years Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,967,637)	$441,402
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss on debt settlement	135,577	-
Amortization of debt discount	1,246,933	488,640
Stock-based compensation	484,248	33,322
Unrealized (gain) loss on investment in securities	792,933	(988,684)
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,580)	-
(Increase) decrease in prepaid expenses and other receivable	(9,200)	2,018
Increase (decrease) in unearned revenue	48,950	(20,173)
Increase in accounts payable and accrued liabilities	50,384	6,855
Net cash provided by (used in) in operating activities	(219,392)	(36,620)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related party	54,708	6,684
Repayments to related party	-	(3,947)
Proceeds from demand loans	69,000	-
Proceeds from convertible notes	134,774	-
Net cash provided by financing activities	258,482	2,737

Foreign exchange effect on cash	(824)	1,268

Net increase (decrease) in cash	38,266	(32,615)
Cash at beginning of period	3,527	36,142
Cash at the end of the period	$41,793	$3,527

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Investing and Financing Activities:
Advances from third party, balance transferred to convertible note under treaty agreement	$6,500	$-
Advances from third party settled with convertible notes	$28,758	$-
Stock-settled debt liability	$2,824,118	$-

The accompanying notes are an integral part of these consolidated financial statements

F-7

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 1 – Organization and Description of Business

Golden Star Enterprises Ltd. (the “Company”) was incorporated on September 13, 1993 in the State of Delaware as Power Direct, Inc. On January 31, 2000, the Company changed its name to 2U Online.com Inc. On October 8, 2003, the Company changed its name to Golden Spirit Minerals Ltd. On October 19, 2004, the Company changed its name to Golden Spirit Mining Ltd. On July 18, 2005, the Company changed its name to Golden Spirit Gaming Ltd.

Effective June 30, 2006, the Company completed a 1-for-18 reverse stock split and changed its name to Golden Spirit Enterprises Ltd. On November 29, 2011, the Company changed its name to Terralene Fuels Corporation.

Effective July 15, 2013, the Company completed a 1-for-40 reverse stock split and changed its name to Golden Star Enterprises Ltd. On March 27, 2015, the Company signed a Licensing Agreement with North American Drones Enterprise Inc. (“NA Drones”), a Nevada company in the drones industry. Subsequently, effective December 31, 2020, the Company divested this operation.

Effective June 14, 2016, a majority of the shareholders entitled to vote on such matters, approved a 1-for-10 reverse split.

On October 27, 2020, the Company entered into an acquisition agreement with the shareholders of Enigmai Ltd., an operating enterprise software company established in 2009 that offers clients a workforce management system solution, whereby the Company acquired 100% of the issued and outstanding shares of Enigmai Ltd in exchange for 20,000,000 restricted common shares of the Company (the “Share Exchange”). The Company further agreed to pay a finder’s fee of 2,000,000 shares to third parties. The transaction closed effective October 31, 2020, and the Company administratively issued the shares on November 24, 2020, making Enigmai Ltd. a wholly owned subsidiary of the Company.

In applying the principles of reverse acquisition accounting, these consolidated financial statements have been presented as a continuation of the business of Enigmai Ltd. and the Company (the “Group”), as if the Company had always owned Enigmai Ltd. The consolidated share capital of the Group reflects the share capital of the Company, adjusted for movements in the share capital and reserves until the impact of the Share Exchange.

On November 4, 2020, the then Board of Directors and officers resigned, and Eliav Kling and Louis Shefsky were appointed to the Board of Directors and as officers of the Company, thus effecting a change in control of the Company.

Going Concern

During the year ended December 31, 2021, the Company reported a loss of $2,967,637 as compared to net income of $441,402 for the year ended December 31, 2020; cash used in operations totaled $219,392 for the year ended December 31, 2021, as compared to cash used in operations of $36,620 for the year ended December 31, 2020. On December 31, 2021, the Company had negative working capital of $1,736,609. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s existing business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The recent COVID-19 pandemic could have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain planned business activities. The Company may be required to cease operations if it is unable to finance its’ operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or continue to implement its planned business objectives to obtain profitable operations.

F-8

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 1 – Organization and Description of Business (continued)

Going Concern (continued)

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Year End

The Company has selected December 31 as its year end.

Principals of Consolidation

The consolidated financial statements include the accounts of Golden Star Enterprises Ltd. and its 100% controlled subsidiary, Enigmai Ltd. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and assumptions include timing of recognition of revenue on software service renewals and expenses related thereto. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Foreign Currency Translation

The Company uses the U.S. Dollar as the reporting currency for its financial statements. Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of the Company’s wholly owned subsidiary is the Israeli Shekel (“ILS”).

All transactions initiated in ILS are translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-30, “Translation of Financial Statements,” as follows:

i)	assets and liabilities are translated at the closing rate at the date of the balance sheet, or

1USD=3.1125 ILS (December 31, 2021) and; 1USD=3.2127 ILS (December 31, 2020)

ii)	income and expenses are translated at average exchange rates for twelve months ended December 31, or

F-9

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 2 – Summary of Significant Accounting Policies (continued)

Foreign Currency Translation (cont’d)

1USD=3.2318 ILS (in 2021) and 1USD=3.4413 ILS (in 2020);

iii)	all resulting exchange differences are recognized as other comprehensive income, a separate component of equity.

Adjustments arising from such translations are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Marketable Securities

The Company’s investments in marketable equity securities are classified based on the nature of the securities and their availability for use in current operations. The Company’s marketable equity securities are measured at fair value with unrealized gains and losses reported in other income (expense), net (“OI&E”). If there is a permanent decline in the market value of the securities, this permanent market value adjustment is taken into income in the period.

On December 31, 2021 and 2020, the Company held $294,572 and $1,087,505 in marketable equity securities, respectively.

Stock-based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period (typically the vesting period) and reduced for actual forfeitures in the period they occur. Stock-based compensation is included as consulting fees in our consolidated statements of operations and comprehensive income (loss).

Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from software licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

In each of the years ended December 31, 2021, and 2020, the Company generated revenues from subscriptions to the Company’s workforce software, the ENIGMAI Business Suite. Customers pay a fixed fee for access to the software suite. Thereafter, customers pay 12% of the software cost annually for maintenance and support. Updates and new software versions are included in the maintenance costs. Set up fees and software costs are expensed when the software is operational for each client. Annual maintenance fees are generally charged in advance at the start of each contract year and amortized over the year. The Company also generates revenue from time to time from ad hoc service/software installation projects which are invoiced on completion. During the year ended December 31, 2021, the Company recorded an increase of $48,950 to deferred revenue as compared to a decrease of $20,173 during the year ended December 31, 2020, in respect to customer contracts. Balances of deferred revenue in each of the years ended December 31, 2021, and 2020 totaled $49,738 and $0.

Disaggregated Revenues

Total revenues, consisting of disaggregated sales across each revenue component were as follows:

F-10

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 2 – Summary of Significant Accounting Policies (continued)

Disaggregated Revenues (cont’d)

Revenue by channel

	2021 $$	2021%	2020 $$	2020%

Software subscription	$38,503	85%	$45,905	88%
Maintenance fees	5,250	12%	6,260	12%
Advertising	1,322	3%	0	0%
TOTAL	$45,075	100.0%	$52,165	100.0%

Concentration of Credit Risks

Concentration of Major Customers

For the year ended December 31, 2021 the Company received 97% of its revenue from two customers. For the year ended December 31, 2020, the Company received 100% of its revenue from two customers.

Convertible Debt and Beneficial Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815, Derivatives and Hedging, to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20, Debt with Conversion and Other Options, for consideration of any beneficial conversion features.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market. In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature. As of December 31, 2021 and December 31, 2020, the Company had recorded within Convertible Notes, net of discount, the amount of $1,782,410 and $488,640 for the value of the stock settled debt for certain convertible notes (see Note 7).

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured at rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is recorded when it is not more likely than not that all or a portion of the net deferred tax assets will be realized.

F-11

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 2 – Summary of Significant Accounting Policies (continued)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations and comprehensive income (loss). Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. During the fiscal years ended December 31, 2021 and 2020 there were a total of 61,436,528 and 67,398,621 potentially dilutive shares, respectively, as a result of certain convertible promissory notes at conversion prices between $0.00725 and $0.02 per share.

The table below reflects the potentially dilutive securities at December 31, 2021 which have been excluded from computation of diluted net loss per share:

December 31, 2021
Convertible Notes	61,436,528

The table below reflects the potentially dilutive securities at December 31, 2020 which have been included in our computation of diluted net loss per share:

December 31, 2020
Convertible Notes	67,398,621

Recently issued accounting pronouncements

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3 – Reverse Acquisition

On October 27, 2020, the Company entered into an acquisition agreement with the shareholders of Enigmai Ltd., an enterprise software company established in 2009 that offers clients a workforce management system solution, whereby the Company acquired 100% of the issued and outstanding shares of Enigmai Ltd in exchange for 20,000,000 restricted common shares of the Company. The Company further agreed to pay a finder’s fee of 2,000,000 shares to third parties. The transaction closed effective October 31, 2020 and the Company administratively issued the shares on November 24, 2020, making Enigmai Ltd. a wholly owned subsidiary of the Company.

For accounting purposes, mergers of operating private companies into public companies with limited operations are considered to be capital transactions rather than business combinations. The accounting for the transaction is identical to that resulting from a reverse acquisition, except that goodwill or other intangibles are not recognized. The net assets acquired from this transaction totaled $(468,850).

The following table sets forth the net assets as of October 31, 2020:

F-12

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 3 – Reverse Acquisition (continued):

October 31, 2020

Marketable securities	$98,821
Accounts payable	(50,456)
Advances	(517,215)
Net assets	$(468,850)

Consideration: 20,000,000 common shares	$2,000
Additional paid in capital	(470,850)
$(468,850)

Note 4 – Marketable Securities

Marketable equity securities considered available-for-sale and acquired through reverse acquisition (Note 3) at December 31, 2021 and December 31, 2020:

	2021	2020
4,728,283 shares of Wee-Cig International Corp. (“WCIG”)	$294,572	$1,087,505
35,187 shares of Bravo Enterprises Ltd.	-	-
Total	$294,572	$1,087,505

During the years ended December 31, 2021 and 2020, the Company recorded an unrealized loss of $792,933 and unrealized gain of $988,684, respectively, on the change in fair market value of these investments.

Note 5 – Revenue Contracts

During the year ended December 31, 2021, the Company renegotiated two revenue contracts as follows:

Revenue contract 1:

On March 3, 2021, the Company entered into a three-year contract for the Enigmai Business Suite commencing January 1, 2021, and terminating December 31, 2023, whereunder the Customer agreed to remit the entire contract amount of 232,213 ILS (Approx. US$71,150) in advance to secure a fixed annual rate for the term of the contract. The contract was paid in May 2021. The Company recorded revenue of $24,656 in respect to services provided for the year ended December 31, 2021. As of December 31, 2021, $49,738 has been recorded as deferred revenue and will be reflected as revenue in future periods.

Revenue contract 2:

On February 14, 2021, the Company entered into a three-year contract for the Enigmai Business Suite commencing January 1, 2021 and terminating December 31, 2023 whereunder the Customer agreed to annual payments in advance of 64,000 ILS (Approx. US$19,600) in year one and 72,000 Israeli Shekels (Approx. US$22,100) in each of years two and three of the contract. The first-year fee under contract was paid in May 2021. The Company recorded revenue of $20,419 in respect to services provided for year ended December 31, 2021, with $0 deferred revenue remaining at year end.

F-13

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 6– Deferred Stock-based Compensation

On December 1, 2020, the Company entered into certain consulting agreements with five consultants to the Company, including one member of management pursuant to which the Company issued a total of 18,275,000 unregistered, restricted shares of common stock, valued at $264,988. Included in the cumulative shares issued are a total of 8,975,000 unregistered, restricted shares of common stock issued to Mr. Louis Shefsky, the Company’s President and Secretary, at fair market value of $0.0145 per share. Each of the consulting contracts has a term of six months, save the contract with Mr. Shefsky, which has a term of one year, and each of the aforementioned contracts will be expensed over their respective term.

On January 1, 2021, the Company and its CEO and director, Eliav Kling, entered into a compensation agreement for a term of one year, ending December 31, 2021, pursuant to which the Company agreed to compensation of $150,000 in the form of 10,714,286 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.014 per share.

On August 15, 2021, the Company entered into advisory agreements with two consultants each with a term of two years, pursuant to which the Company issued a total of 80,000 unregistered, restricted shares of common stock, valued at $116,000.

On December 1, 2021, the Company entered into a compensation agreement for a term of one year with its President and secretary, Louis Shefsky pursuant to which the Company issued a total of 1,054,339 unregistered, restricted shares of common stock, valued at $295,215. During the years ended December 31, 2021 and 2020, $428,021 and $33,322 was expensed, respectively.

As of December 31, 2021 and December 31, 2020, the unamortized portion of the deferred compensation agreements totaled $364,860 and $231,666, respectively.

Note 7 – Debt

Loan Treaty Agreements

On March 8, 2021, the Company entered into two Loan Treaty Agreements with two third parties (“Treaty Agreement”) whereby each lender has agreed to provide a loan in the amount of up to $250,000 in tranches over a period of one year from time to time as agreed between the lender and the Company. Each amount deposited shall have a term of 12 months for repayment and shall bear an interest rate of 8% per annum. In addition, at the option of the Lender, the loan amount or any portion thereof is convertible into restricted, unregistered shares of the Common Stock of the Company at a fixed rate of $0.02 per share, being a 50% discount to the market price of the shares of the Company as published on OTC Markets as of the date of this Agreement, provided that at no time may the Lender hold more than 9.99% of the outstanding Common Stock of the Company. Each promissory note issued hereunder, or part thereof, may be converted into unrestricted common shares at the one-year anniversary of the deposit of the funds to the Company.

During the year ended December 31, 2021, the Company received an aggregate amount of $134,774. The Company recorded $2,824,118 as the liability on stock settled debt associated with the funding tranches which amount is amortized over the term of the notes.

The carrying value of tranches is as follows:

December 31, 2021
Principal issued	$141,274
Stock-settled liability	2,824,118
2,965,392
Unamortized debt discount	(1,577,185)
$1,388,207

F-14

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 7 – Debt (continued)

Loan Treaty Agreements (cont’d)

The interest expenses of the tranches are as follows:

	For Years Ended
	December 31,
	2021	2020
Interest expense on notes	$5,759	$-
Amortization of debt discount	1,246,933	-
Total:	$1,252,692	$-

During the fiscal year ended December 31, 2021, the two third parties having funded $45,093 and $46,101, respectively, under their Treaty Agreements assigned their financing agreements to a third party who consolidated the two agreements into one Treaty Agreement with a total of $408,806 remaining to fund. During the fiscal year ended December 31, 2021, the new holder of the Treaty Agreement funded a total of $50,080 against this amount leaving a balance available of $358,726. Balances prior funded under the two original Treaty Agreements in the cumulative amount of $91,194 also remained due and payable at December 31, 2021.

Advances and Convertible Notes

The Company acquired total debt in the form of advances from third parties in the aggregate amount of $517,215 as a result of the reverse acquisition (Note 3). On November 16, 2020, certain of the aforementioned third party debt holders entered into convertible notes with the Company in respect to cumulative debt totaling $488,640 whereunder the Holder has the right, in its sole discretion, at any time, with three (3) days written notice, to convert any part of the notes into shares of the Company’s common stock at a conversion rate of a 50% discount to the market close on the last trading day prior to the date of the convertible notes; i.e. November 13, 2020 which was $0.00725 per share. The discount recognized in respect of the beneficial conversion feature on issuance of the aforementioned notes totaled $488,640, which amount was expensed immediately during the year ended December 31, 2020, as interest expense. As of December 31, 2020, the unamortized balance of the beneficial conversion feature was $nil and the principal amount payable under the notes was $488,640.

During the year ended December 31, 2021, 13,025,762 shares were issued to settle debt in the amount of $94,437 reducing the principal balance payable on the notes to $394,203.

On March 3, 2021, a creditor of the Company making up total remaining advances of $28,758 from the cumulative $517,215 acquired on the reverse merger assigned their debt in full to a third party. Concurrently the assignee elected to convert the debt into 4,108,400 shares of common stock at $0.007 per share. The 4,108,400 shares of common stock issued had a total fair value of $164,336, which resulted in the Company recording a loss on debt settlement of $135,577. As a result of this conversion the this debt balance was extinguished leaving a balance of $0.

The carrying value of remaining convertible notes set out above and the aforementioned loan treaties totaled $1,782,410 and $488,640 at December 31, 2021 and 2020, respectively.

Demand Loans

On June 30, 2021, the Company issued a promissory note (the “Note”) to a third party in the principal amount of $19,000. The Note bears interest at the rate of 8% per annum and is due and payable by the Company upon demand from debtor.

F-15

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 7 – Debt (continued)

Demand Loans (cont’d)

On August 20, 2021, the Company issued a promissory note (the “Note”) to a third party in the principal amount of $50,000. The Note bears interest at the rate of 8% per annum and is due and payable by the Company upon demand from debtor.

We recorded interest expenses of $2,224 for the year ended December 31, 2021. As of December 31, 2021, the unpaid interest balance was $2,224 which amount is included in Accounts payable and accrued liabilities, and the principal balance payable for loans due on demand was $69,000.

Note 8 – Capital Stock

The Company’s authorized capital is 500,000,000 common shares with a par value of $0.0001 per share.

On October 27, 2020, a creditor of the Company assigned a total of $50,000 of outstanding debt payable to two third parties. Concurrently these parties elected to convert the debt into 7,407,408 shares of common stock at $0.00675 per share. The shares were administratively issued subsequent to December 31, 2020.

On October 31, 2020, a total of 22,000,000 shares were issued pursuant to the acquisition agreement with Enigmai (Note 3) of which 20,000,000 shares were issued to the shareholders of Enigmai and their assigns, and 2,000,000 shares were issued to third parties as finders fees.

On December 1, 2020, 18,275,000 unregistered, restricted shares of common stock were issued to certain consultants pursuant to a series of consulting agreements with the Company, including Louis Shefsky, an officer and director of the Company, who received 8,975,000 common shares (Note 6).

Effective January 1, 2021, 10,714,286 unregistered, restricted shares of common stock were issued by the Company to its CEO and director, Eliav Kling, pursuant to an executive compensation agreement (Note 6).

On March 3, 2021, 4,108,400 shares of common stock were issued to settle certain debt (Note 7).

On June 15, 2021, 13,025,762 shares of common stock were issued to settle certain debt (Note 7).

On August 15, 2021, 80,000 unregistered, restricted shares of common stock were issued by the Company to consultants pursuant to advisory agreements (Note 9).

During the year ended December 31, 2021, 395,812 unregistered, restricted shares of common stock were issued to an employee pursuant to an employment agreement (Note 9).

Effective December 1, 2021, 1,054,339 unregistered, restricted shares of common stock were issued by the Company to its President and director, Louis Shefsky, pursuant to an executive compensation agreement (Note 6).

There were 97,221,933 and 67,843,334 shares of common stock issued and outstanding on December 31, 2021 and 2020, respectively.

F-16

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 9 – Commitments and Contingencies

On November 15, 2020, the Company entered into an employment agreement with Eital Muskal as VP of Strategy and Business Development for Enigmai Ltd., the Company’s wholly owned subsidiary. Under the terms of the employment agreement, Ms. Muskal receives compensation of $160,000 Canadian dollars per annum (approximately US$126,000), paid as follows: cash consideration of CDN$100,000 and CDN$60,000 in consideration by way of the issuance of shares of the common stock of the Company which shall be paid quarterly, based on a 10% discount to the 10 day average trading price at the time of issuance and using the applicable rate of exchange from Canadian to US dollars at the valuation date. On February 15, 2021, May 15, 2021, August 15, 2021, and November 15, 2021, respectively a total of 304,165, 26,266, 8,989, and 31,750 shares were issued in the consideration of the quarterly consideration of CDN$15,000 payable in shares. At the end of the term of the contract, the Company agreed to issue a bonus to its VP Business Development and Strategy in the amount of CDN$10,000 paid by the issuance of 24,642 shares of common stock at a discount of 10% to the market price on the date of issue. Concurrently the Company and Ms. Muskal entered into an amendment to the original employment agreement to extend the contract for a further year on the same terms and conditions, other than the rate of discount to the compensation shares quarterly was increased to a 15% discount to the 10-day average trading price at the time of issuance and using the applicable rate of exchange from Canadian to US dollars at the valuation date.

Further, on expiry, the Company and the consultant agreed to extend the contract for a further year and amend the terms of the employment agreement to provide those shares issued as compensation under the terms of the agreement shall be issued at a 15% discount to market, on the same terms and conditions, for the contract term from November 15, 2021 to November 15, 2022.

During the quarter ended September 30, 2021, the Company formed an Advisory Board and entered into Advisory agreements with two independent consultants. The Agreements have a term of two years from August 15, 2021 and provide that the Advisors will provide advice and recommendations regarding the Company’s business strategy and corporate development. Under the terms of the agreements the Company issued the advisors a cumulative 80,000 shares of unregistered, restricted common stock in consideration for their services.

In December 2021 the Company filed a lawsuit in Israel against the original founders of Enigmai for Breach of Contract, and for damages in the amount of 559,977 NIS (approximately $179,845 USD). With the acquisition of Enigmai, the original founders of Enigmai, agreed to assist the Company in its transition, and more specifically, with training on the use of its software, and performance of various services related to the upgrading of the product. During the month of October 2021, both original founders of Enigmai informed the Company that they would cease providing their services on October 31, 2021, contrary with agreed upon terms of the acquisition of Enigmai, wherein, the founders agreed to assist the Company until the transition was complete and all improvements, upgrades and training of the product was completed. The Company has not yet received a response to the claim filed in Israel.

Note 10 – Related Party Transactions

On November 4, 2020, the then Board of Directors and officers resigned, and Eliav Kling and Louis Shefsky were appointed to the Board of Directors and as officers of the Company, thus effecting a change in control of the Company.

Louis Shefsky

On December 1, 2020, the Company entered into a compensation agreement with Louis Shefsky, a director and officer of the Company, pursuant to which the Company issued a total of 8,975,000 unregistered, restricted shares of common stock, valued at $130,138. The term of the contract was from December 1, 2020 to November 30, 2021. During the fiscal year ended December 31, 2020, the Company recorded expenses of $10,845 and deferred compensation of $119,293 which amount was expensed in fiscal 2021.

F-17

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 10 – Related Party Transactions (continued)

Louis Shefsky (continued)

On December 1, 2021, the Company entered into a new one-year compensation agreement with Mr. Shefsky under which the company issued a total of 1,054,339 shares of unregistered, restricted common stock at $0.28 per share for a total value of $295,215. During the year ended December 31, 2021, the Company recorded expense of $24,601 and deferred compensation of $270,614 which is recorded on the balance sheet as deferred compensation to be amortized over fiscal 2022 until the end of the contract term

Eliav Kling

On January 1, 2021 the Company and its CEO and director, Eliav Kling, entered into a compensation agreement for a term of one year, ending December 31, 2021, pursuant to which the Company agreed to compensation of $150,000 in the form of 10,714,286 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.014 per share, all of which was expensed in the year ended December 31, 2021.

During the fiscal year ended December 31, 2020, Mr. Kling, a director and officer of the Company advanced a total of $1,373 to the Company for operational expenses. During the fiscal year ended December 31, 2021, Mr. Kling further advanced a total of $55,077 to the Company for operational expenses. As at December 31, 2021 and December 31, 2020, Mr. Kling was owed a total of $56,361 and $1,373, respectively. The amount is reflected in the financial statements as due to related parties.

Ofir Hersaz

On each of December 31, 2021 and December 31, 2020, respectively, Mr. Hersaz, a former director of the Company’s subsidiary and over 8.2% shareholder of the Company, was owed $2,301 (6,381 NIS) and $2,542 (7,381 NIS), which amounts are reflected on the financial statements as due to related parties. Amounts owing to Mr. Hersaz were reduced by $241 (1,000 ILS) during the year ended December 31, 2021.

Note 11 – Income Taxes

The income tax expense (benefit) at a federal rate of 21% and a state tax rate of 8.7% consisted of the following for the years ended December 31, 2021 and 2020:

The provision for (benefit from) income taxes consist of the following:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Current
Federal	$-	$-
State	-	-
	-	-
Deferred
Federal	-	-
State	-	-
	-	-
Total income tax provision (benefit)	$-	$-

F-18

GOLDEN STAR ENTERPRISES LTD.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 11 – Income Taxes (continued)

A reconciliation of the provision for income taxes at the federal statutory rates of 21% to the Company’s provision for income tax is as follows:

	Year Ended December 31, 2021	Year Ended December 31, 2020
U.S. Federal tax (benefit) provision at statutory rate	$(623,000)	$93,000
Non-deductible expenses (income)	531,000	(98,000)
Changes in valuation allowance	92,000	5,000
Total	$-	$-

The Company has several unfiled tax years since a change in control in fiscal 2020, and certain prior filed returns are also open for examination by the taxing authorities. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented above. The Company had no accruals for interest and penalties at December 31, 2021 or 2020. The Company’s utilization of any net operating loss carry-forward may be unlikely as a result of the change in control which occurred in fiscal 2020 and its change in business activities.

Note 12 - Subsequent Events

On January 1, 2022, the Company and its CEO and director, Eliav Kling entered into a compensation agreement for a term of one year, ending December 31, 2022, pursuant to which the Company issued 1,216,545 unregistered, restricted shares of common stock, based on the fair market value of the stock on the date of the agreement or $0.1498 per share.

On February 15, 2022, the Company issued 171,354 unregistered, restricted shares of common stock were issued to an employee pursuant to an employment agreement at a 15% discount to the fair market value on the date of issuance.

The Company has evaluated events for the period from December 31, 2021, through the date of May 20, 2022 the date on which these financial statements were available to be issued, and determined that there are no additional events requiring disclosure.

F-19

LEGAL PROCEEDINGS

The Company has filed a lawsuit in Israel against the original founders of Enigmai for Breach of Contract, and for damages in the amount of 559,977 NIS (approximately $179,845 USD). With the acquisition of Enigmai, the original founders of Enigmai, agreed to assist the Company in its transition, and more specifically, with training on the use of its software, and performance of various services related to the upgrading of the product. During the month of October 2021, both original founders of Enigmai informed the Company that they would cease providing their services on October 31, 2021, contrary with agreed upon terms of the acquisition of Enigmai, wherein, the founders agreed to assist the Company until the transition was complete and all improvements, upgrades and training of the product was completed. The Company has not yet received a response to the claim filed in Israel. The lawsuit was filed in the regional court in Tel Aviv, and since the defendants (the original founders) didn’t respond to the claim, we filed for judgment without response. The Company as of the date of this filing is waiting for a ruling on the motion.

INTEREST OF NAMED EXPERTS AND COUNSEL

Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC) located at 1438 N Highway 89, Suite 120, Farmington, Utah 84025, phone (801) 447-9572, our independent registered public accountant, has audited our financial statements as of and for the years ended December 31, 2021 and 2020 included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report and has presented its report with respect to our audited financial statements.

William MacDonald of the law offices of Macdonald Tuskey, WL Macdonald Law Corporation located at Suite 409, 221 West Esplanade, North Vancouver, B.C. Canada, V7M 3J3; telephone (604) 973-0580 passed on the legality of the shares being offered in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.

We incorporate by reference into this prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of this prospectus and prior to the completion or termination of the offering of the securities covered by this prospectus, other than information that is furnished but not filed with the SEC under those filings.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents shall be directed to:

64

Golden Star Enterprises Ltd.

Suite B, 2803 Philadelphia Pike

Claymont, DE 19703

Attention: Chief Executive Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus.

We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	pursuant to Section 174 of the Delaware Corporation Law; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situation described above. The limitation summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated hereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of their Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of their prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

65

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the forecasted expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission*.

Securities and Exchange Commission Registration Fee (fee rounded to next whole dollar)	651
Audit Fees and Expenses	20,000
Legal Fees and Expenses	15,000
Transfer Agent and Registrar Fees and Expenses	1,000
Edgar Filing Fees	5,000
Miscellaneous Expenses	8,349
Total*	50,000

*Estimates only

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of directors and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We do not currently maintain insurance for the benefit of any director or officer which cover claims for which we could not indemnify such persons.  In addition, our agreement with MHFLP requires that we obtain directors and officers insurance within 60 days of the execution of the SPA, which we intend to do immediately.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXHIBITS

The following is a list of exhibits filed as part of their Registration Statement. Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of their Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of their Registration Statement.

3.1	Articles of Incorporation dated September 13, 1993 incorporated by reference to our Form 10SB/12G filed with the SEC on May 17, 1999
3.1.1	Certificate of Amendment of Certificate of Incorporation dated July 30, 1998, incorporated by reference to our Form 10SB/12G filed with the SEC on May 17, 1999
3.1.2	Restated and Amended Certificate of Incorporation dated January 19, 1999 , incorporated by reference to our Form 10SB/12G filed with the SEC on May 17, 1999
3.1.3	Name Change February 28, 2000, incorporated by reference to our Form 10SB/12G/A filed with the SEC on August 2, 2001

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3.1.4	Reverse Split filed January 3, 2003, incorporated by reference to our Form 8K filed with the SEC on January 10, 2003
3.1.5	Name Change October 2, 2003, incorporated by reference to our Form 8K filed with the SEC on October 10, 2003
3.1.6	Certificate of Amendment of Articles of Incorporation filed with Delaware on August 24, 2004, incorporated by reference to our Form 8K filed on October 18, 2004.
3.1.7	Certificate of Amendment to Articles of Incorporation, incorporated by reference to our Form 8K filed with the SEC on July 18, 2005
3.1.8

Certificate of Amendment to its Articles of Incorporation was filed with the State of Delaware changing the name to Golden Spirit Enterprises Ltd. and declaring a one-for-eighteen (1:18) reverse stock split. Incorporated by reference to our Form 8K filed with the SEC on June 3, 2006

3.1.9

Certificate of Amendment to its Articles of Incorporation was filed with the State of Delaware changing the name to Terralene Fuels Corporation. incorporated by reference to our Form  8K filed with the SEC on December 20, 2011

3.1.10+	Name Change filed June 5, 2013.
3.2	Bylaws, incorporated by reference to our Form 10SB filed with the SEC on May 17, 1999

5.1+	Opinion of William MacDonald, re: the legality of the shares being registered
10.1+	Acquisition agreement between the Company and Enigmai dated October 27, 2020 and addendum dated December 29, 2020
10.2+	Form of Convertible Promissory Note between the Company and Various Lenders
10.3+	Employment Agreement between the Company and Eital Muskal dated November 16, 2020
10.4+	Consulting Agreement between the Company and Louis Shefsky dated December 1, 2020
10.5+	Consulting Agreement between the Company and Eliav Kling dated January 1, 2021.
10.6+	Form of Loan Treaty between the Company and Various Lenders
10.7+	Employment Agreement between the Company and Eital Muskal dated November 16, 2021.
10.8+	Consulting Agreement between the Company and Louis Shefsky dated December 1, 2021
10.9+	Consulting Agreement between the Company and Eliav Kling dated January 1, 2022.
10.10+	Finders fee Agreement between the Company and J.H. Darbie dated January 14, 2022
10.11+	Securities Purchase Agreement between Mast Hill Fund, L.P. and The Company dated May 20, 2022
10.12+	Promissory Note issued to Mast Hill Fund, L.P. dated May 20, 2022
10.13+	First Common Stock Purchase Warrant underlying the Securities Purchase Agreement issued to Mast Hill Fund, L.P. dated May 20, 2022
10.14+	Second Common Stock Purchase Warrant underlying the Securities Purchase Agreement issued to Mast Hill Fund, L.P. dated May 20, 2022
10.15+	Third Common Stock Purchase Warrant underlying the Securities Purchase Agreement issued to Mast Hill Fund, L.P. dated May 20, 2022
10.16+	Fourth Common Stock Purchase Warrant underlying the Securities Purchase Agreement issued to Mast Hill Fund, L.P. dated May 20, 2022
10.17+	Security Agreement between Mast Hill Fund L.P and the Company dated May 20, 2022
10.18+	Registration Rights Agreement between Mast Hill Fund, L.P. and the Company dated May 20, 2022
10.19+	Equity Purchase Agreement between Mast Hill Fund, L.P. and the Company dated May 27, 2022
10.20+	Common Stock Purchase Warrant underlying the EPA issued to Mast Hill Fund, L.P. dated May 27, 2022
10.21+	Registration Rights Agreement between Mast Hill Fund, L.P. and the Company dated May 27, 2022
10.22+	Consulting Agreement with Beyond Media SEZC dated June 6, 2022
23.1+	Auditor Consent
23.2	Consent of William MacDonald (included in Exhibit 5)
107+	Filing Fee Table

+Filed herewith

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to their Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to their Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused their Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clayton, Delaware on this 15th day of September 2022

GOLDEN STAR ENTERPRISES LTD.

By:	/s/ Eliav Kling
Name:	Eliav Kling
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Eliav Kling	Chief Executive Officer	September 15, 2022
Eliav Kling

/s/Louis Shefsy	President, Secretary/ Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer	September 15, 2022
Louis Shefsky

/s/Louis Shefsy	Director	September 15, 2022
Louis Shefsky

/s/ Eliav Kling	Director	September 15, 2022
Eliav Kling

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